                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-142235

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-142235) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[LOGO] Merrill Lynch                               [LOGO] Countrywide Commercial
                                                   -----------------------------
                                                           REAL ESTATE FINANCE

                                     KeyBank
                                        [LOGO](R)

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                         $2,264,889,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
           CLASS A-1, CLASS A-2, CLASS A-SB, CLASS A-3, CLASS A-1A,
      CLASS AM, CLASS AJ, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F
--------------------------------------------------------------------------------
                    ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
                                Issuing Entity
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                          KEYBANK NATIONAL ASSOCIATION
                        Mortgage Loan Sellers & Sponsors
                   KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                               Master Servicers
                       LASALLE BANK NATIONAL ASSOCIATION
                                    Trustee
                                AUGUST 9, 2007

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

         NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via
Bloomberg or another e-mail system.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION
KEYBANC CAPITAL MARKETS    BEAR, STEARNS & CO. INC.              BANC OF AMERICA
                                                                  SECURITIES LLC

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                        INITIAL
                                      CERTIFICATE           APPROX.
            EXPECTED RATINGS       PRINCIPAL BALANCE     TOTAL INITIAL
            ----------------          OR NOTIONAL           CREDIT
  CLASS      FITCH      S&P            AMOUNT(1)            SUPPORT
---------------------------------------------------------------------

   A-1       AAA        AAA      $     37,262,000          30.000%
   A-2       AAA        AAA      $  [122,485,000](2)       30.000%
  A-SB       AAA        AAA      $     72,678,000          30.000%
   A-3       AAA        AAA      $  [438,559,000](2)       30.000%
   A1A       AAA        AAA      $  1,033,771,000          30.000%
   AM        AAA        AAA      $  [243,536,000](2)       20.000%
   AJ        AAA        AAA      $  [210,050,000](2)       11.375%
    B        AA+        AA+      $     12,177,000          10.875%
    C         AA         AA      $     39,575,000           9.250%
    D        AA-        AA-      $     27,398,000           8.125%
    E         A+         A+      $      9,132,000           7.750%
    F         A          A       $     18,266,000           7.000%

                 APPROX.
               PERCENTAGE
               OF INITIAL        WEIGHTED       PRINCIPAL      ASSUMED FINAL
                MORTGAGE         AVERAGE          WINDOW       DISTRIBUTION
  CLASS       POOL BALANCE    LIFE (YEARS)(3)   (MONTHS)(3)       DATE(3)       RATE TYPE
-----------------------------------------------------------------------------------------

   A-1          1.530%             2.98             1-58         June 2012         (4)
   A-2        [5.029]%(2)          7.02            82-105         May 2016         (4)
  A-SB          2.984%             7.29            58-115        March 2017        (4)
   A-3       [18.008]%(2)          9.75           115-119        July 2017         (4)
   A1A         42.448%             8.70            1-119         July 2017         (4)
   AM        [10.000]%(2)          9.88           119-119        July 2017         (4)
   AJ         [8.625]%(2)          9.96           119-120       August 2017        (4)
    B           0.500%             9.97           120-120       August 2017        (4)
    C           1.625%             9.97           120-120       August 2017        (4)
    D           1.125%             9.97           120-120       August 2017        (4)
    E           0.375%             9.97           120-120       August 2017        (4)
    F           0.750%             9.97           120-120       August 2017        (4)

NON-OFFERED CERTIFICATES(6)

                                        INITIAL
                                      CERTIFICATE           APPROX.
            EXPECTED RATINGS       PRINCIPAL BALANCE     TOTAL INITIAL
            ----------------          OR NOTIONAL           CREDIT
  CLASS      FITCH      S&P            AMOUNT(1)            SUPPORT
---------------------------------------------------------------------

  A-2FL      AAA        AAA                     [ ](2)     30.000%
  A-3FL      AAA        AAA                     [ ](2)     30.000%
  AM-FL      AAA        AAA                     [ ](2)     20.000%
  AJ-FL      AAA        AAA                     [ ](2)     11.375%
    G         A-         A-       $      21,309,000         6.125%
    H       BBB+       BBB+       $      33,486,000         4.750%
    J        BBB        BBB       $      24,354,000         3.750%
    K       BBB-       BBB-       $      15,221,000         3.125%
    L        BB+        BB+       $      15,221,000         2.500%
    M         BB         BB       $       9,133,000         2.125%
    N        BB-        BB-       $       3,044,000         2.000%
    P         B+         B+       $       3,044,000         1.875%
    Q         B          B        $       6,089,000         1.625%
    S         B-         B-       $       3,044,000         1.500%
    T         NR         NR       $      36,530,703         0.000%
    X        AAA        AAA       $   2,435,364,703(5)         N/A

                 APPROX.
               PERCENTAGE
               OF INITIAL        WEIGHTED        PRINCIPAL     ASSUMED FINAL
                MORTGAGE         AVERAGE          WINDOW       DISTRIBUTION
  CLASS       POOL BALANCE    LIFE (YEARS)(3)   (MONTHS)(3)       DATE(3)           RATE TYPE
------------------------------------------------------------------------------------------------

 A-2FL          [ ](2)              7.02           82-105          May 2016      LIBOR + [ ]%(4)
 A-3FL          [ ](2)              9.75          115-119         July 2017      LIBOR + [ ]%(4)
 AM-FL          [ ](2)              9.88          119-119         July 2017      LIBOR + [ ]%(4)
 AJ-FL          [ ](2)              9.96          119-120        August 2017     LIBOR + [ ]%(4)
   G          0.875%                9.97          120-120        August 2017          (4)
   H          1.375%                9.97          120-120        August 2017          (4)
   J          1.000%                9.97          120-120        August 2017          (4)
   K          0.625%                9.97          120-120        August 2017          (4)
   L          0.625%                9.97          120-120        August 2017          (4)
   M          0.375%                9.97          120-120        August 2017          (4)
   N          0.125%                9.97          120-120        August 2017          (4)
   P          0.125%                9.97          120-120        August 2017          (4)
   Q          0.250%                9.97          120-120        August 2017          (4)
   S          0.125%                9.97          120-120        August 2017          (4)
   T          1.500%               10.38          120-180        August 2022          (4)
   X           N/A                  N/A              N/A             N/A           Variable

(1)   In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)   The principal allocations between each of the class A-2 and class A-2FL certificates, the class A-3 and class A-3FL certificates, the class AM and class AM-FL certificates, and the class AJ and class AJ-FL certificates, respectively, will be determined by market demand up to the initial principal balance indicated on the respective fixed rate class.

(3)   As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
      (except in the case of loans with anticipated repayment dates ("ARD loans"), which are assumed to prepay on their anticipated repayment dates)
      and the other Modeling Assumptions that will be described in the prospectus supplement.

(4)   The pass-through rates on the class A-1, A-2, A-SB, A-3, A-1A, AM, AJ, B,
      C, D, E, F, G, H, J, K, L, M, N, P, Q, S and T certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months),
      (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary , to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage. By virtue of the related interest rate swap agreements, the pass-through rate for the class
      A-2FL, A-3FL, AM-FL and AJ-FL certificates will be based on one month
      LIBOR plus a specified margin; provided that interest payments made under the related swap agreement may be subject to reduction (thereby resulting in an effective pass-through rate below LIBOR plus a specified margin).
      The initial LIBOR rate will be determined prior to closing and subsequent
      LIBOR rates will be determined two LIBOR business days before the start of each class A-2FL, A-3FL, AM-FL and AJ-FL interest accrual period. Under certain circumstances, the pass-through rate for class A-2FL, A-3FL, AM-FL and AJ-FL certificates may convert to a rate described herein in clause
      (i), (ii), (iii) or (iv) of the first sentence of this footnote (4). None of the holders of offered certificates will have any beneficial interest in any swap agreement.

(5)   The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates.

(6)   Not offered pursuant to the prospectus supplement. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE          Sequential pay REMIC. Class A-1, Class A-2, Class A-SB,
                    Class A-3, Class A-1A, Class AM, Class AJ, Class B, Class C,
                    Class D, Class E and Class F certificates are offered
                    publicly. All other certificates will be privately placed
                    with qualified institutional buyers, institutional
                    accredited investors or non-U.S. persons in accordance with
                    Regulation S.

CUT-OFF DATE        References in this term sheet to the "cut-off date" mean,
                    with respect to each mortgage loan, the related due date of that mortgage loan in August 2007 or, with respect to those mortgage loans, if any, that have their respective first
                    payment dates in September 2007, August 1, 2007.

OFFERING TERMS      The commercial mortgage backed securities referred to in
                    this term sheet, and the mortgage pool backing them, are
                    subject to modification or revision (including the
                    possibility that one or more classes of securities may be
                    split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
                    "when, as and if issued" basis. You understand that, when
                    you are considering the purchase of these securities, a
                    contract of sale will come into being no sooner than the
                    date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you.
                    Any "indications of interest" expressed by you, and any
                    "soft circles" generated by us, will not create binding
                    contractual obligations for you or us.

MORTGAGE POOL       The mortgage pool consists of 218 mortgage loans with an
                    aggregate initial mortgage pool balance of $2,435,364,704, subject to a variance of plus or minus 5.0%. The mortgage
                    loans are secured by 664 mortgaged real properties located throughout 42 states.

LOAN GROUPS         For purposes of making distributions to the class A-1, A-2,
                    A-2FL, A-SB, A-3, A-3FL and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct
                    groups, loan group 1 and loan group 2. Loan group 1 will
                    consist of 162 mortgage loans, representing approximately
                    57.6% of the initial mortgage pool balance, that are secured by the various property types that make up the collateral
                    for those mortgage loans, and loan group 2 will consist of
                    56 mortgage loans, representing approximately 42.4% of the initial mortgage pool balance, that are secured by
                    multifamily and manufactured housing community properties
                    (approximately 97.8% of all the mortgaged properties secured by multifamily and manufactured housing community
                    properties).

ISSUING ENTITY      ML-CFC Commercial Mortgage Trust 2007-8

DEPOSITOR           Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN       Countrywide Commercial Real Estate Finance, Inc. ("CRF") ...
SELLERS/SPONSORS    46.7% of the initial mortgage pool balance
                    Merrill Lynch Mortgage Lending, Inc. ("MLML") ..............
                    35.9% of the initial mortgage pool balance
                    KeyBank National Association ("KeyBank") ...................
                    17.4% of the initial mortgage pool balance

UNDERWRITERS        Merrill Lynch, Pierce, Fenner & Smith Incorporated
                    Countrywide Securities Corporation
                    KeyBanc Capital Markets Inc.
                    Banc of America Securities LLC
                    Bear, Stearns & Co. Inc.

TRUSTEE             LaSalle Bank National Association

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

MASTER SERVICERS    KeyCorp Real Estate Capital Markets, Inc., with respect to the mortgage loans sold to the depositor by MLML and KeyBank and Wells Fargo Bank, National Association with respect to mortgage loans sold to the depositor by CRF. With respect to the mortgage loan known as Georgia-Alabama Retail Portfolio,
                    Wachovia Bank, National Association will primary service
                    such mortgage loan pursuant to the pooling and servicing
                    agreement governing the ML-CFC 2007-7 Commercial Mortgage
                    Trust, Commercial Mortgage Pass-Through Certificates, Series
                    2007-7 securitization (the "ML-CFC 2007-7 Securitization").

SPECIAL SERVICER    Midland Loan Services, Inc. However, with respect to the
                    mortgage loan known as Georgia-Alabama Retail Portfolio, the special servicer will be Midland Loan Services, Inc.
                    pursuant to the pooling and servicing agreement governing
                    the ML-CFC 2007-7 Securitization.

RATING AGENCIES     Fitch, Inc.

                    Standard & Poor's Ratings Services, a division of The
                    McGraw-Hill Companies, Inc.

DENOMINATIONS       $25,000 minimum for the offered certificates.

CLOSING DATE        On or about August 24, 2007.

SETTLEMENT TERMS    Book-entry through DTC for all offered certificates.

DETERMINATION DATE  For any distribution date, the eighth day of each month, or if such day is not a business day, the business day
                    immediately succeeding, beginning in September 2007, except that in the case of certain mortgage loans, the applicable master servicer may make its determination as to the
                    collections received as of a later date during each month.

DISTRIBUTION DATE   The fourth business day following the related Determination
                    Date, beginning in September 2007.

DAY COUNT           All classes will accrue on a 30/360 basis except the
                    non-offered classes A-2FL, A-3FL, AM-FL and AJ-FL, which
                    will accrue on the basis of the actual number of days
                    elapsed and a 360-day year.

INTEREST            Each class of certificates will be entitled on each
DISTRIBUTIONS       distribution date to interest accrued during the prior
                    calendar month at its pass-through rate for such
                    distribution date on the outstanding certificate balance of such class immediately prior to such distribution date;
                    provided that, for so long as the related swap agreement is in effect and no payment default is continuing thereunder, the interest accrual period for the class A-2FL, A-3FL,
                    AM-FL and AJ-FL certificates will, for each distribution
                    date, begin on the prior distribution date (or, in the case of the initial such interest accrual period, on the closing date) and end on the business day preceding the subject
                    distribution date. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a
                    360-day year (or, in the case of the class A-2FL, A-3FL,
                    AM-FL and AJ-FL certificates, for so long as the related
                    swap agreement is in effect and no payment default is
                    continuing thereunder, the actual number of days during each related interest accrual period in a year assumed to consist of 360 days). Subject to available funds, distributions of interest will be made with respect to the following classes of certificates in the following order on each distribution date: first, the class A-1, A-2, A-2FL (through the class
                    A-2FL regular interest), A-SB, A-3, A-3FL (through the class
                    A-3FL regular interest), A-1A and X certificates, pro rata and pari passu; second, the class AM and AM-FL (through the class AM-FL regular interest) certificates, pro rata and
                    pari passu; third, the class AJ and AJ-FL (through the class
                    AJ-FL regular interest) certificates, pro rata and pari
                    passu; and then the respective remaining classes of
                    certificates with principal balances, sequentially in
                    alphabetical order of class designation. In general,
                    payments of interest in respect of the class A-1, A-2, A-SB,
                    A-3 and

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                    certificates and the class A-2FL and class A-3FL regular
                    interests will be made to the extent of available funds
                    attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class X certificates will be made to the
                    extent of available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as described in the preceding sentence would result in an interest shortfall to any of those classes of
                    certificates, then payments of interest will be made with
                    respect to all of those classes on a pro rata (based on
                    amount of interest accrued) and pari passu basis without
                    regard to loan groups. Furthermore, payments of interest
                    with respect to the class A-2FL, A-3FL, AM-FL and AJ-FL
                    certificates out of collections on the mortgage loans will be calculated on the related regular interests on a 30/360 basis at a fixed coupon or a coupon calculated at the lesser of a specified percentage and a weighted average coupon
                    derived from net interest rates on the mortgage loans, with such interest to be exchanged under the related swap
                    agreement for interest calculated on an actual/360 basis at a LIBOR-based rate. No class of certificates will provide
                    credit support for any failure on the part of the swap
                    counterparty to make any required payment under the swap
                    agreement. Interest payments with respect to the class
                    A-2FL, A-3FL, AM-FL and AJ-FL certificates may be subject to reduction if the related regular interest is subject to a
                    cap equal to the weighted average of the net interest rates on the mortgage loans and such weighted average of the net interest rates on the mortgage loans declines below the
                    fixed rate per annum at which interest is payable by the
                    trust to the swap counterparty.

                    No class of offered certificates will have any beneficial
                    interest in any swap agreement.

PRINCIPAL           Except as described below, principal will be distributed on
DISTRIBUTIONS       each distribution date, to the extent of available funds, to the most senior class of sequential pay certificates
                    outstanding until its certificate balance is reduced to
                    zero. Payments of principal will generally be made, to the extent of available funds (i) a) to the class A-1
                    certificates, b) the class A-2 certificates and the class
                    A-2FL regular interest (on a pro rata and pari passu basis),
                    c) the class A-SB certificates and d) the class A-3
                    certificates and the class A-3FL regular interest (on a pro rata and pari passu basis), in that order, in an amount
                    equal to the funds received or advanced with respect to
                    principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been
                    reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 2, in each case until the principal balance of the subject class of
                    certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or
                    advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the A-3
                    certificates and the class A-3FL regular interest have been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the
                    principal balance of the class A-1A certificates is reduced to zero.

                    Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB
                    certificates is required to be paid down to its scheduled
                    principal balance for that distribution date in accordance with a specified schedule that will be annexed to the
                    prospectus supplement, distributions of principal will be
                    made, to the extent of available funds, to reduce the
                    principal balance of the class A-SB certificates to its
                    scheduled principal balance for the subject distribution
                    date, out of the funds received or advanced with respect to principal on the mortgage loans in loan group 1 (prior to
                    any distributions of principal from those loan group 1 funds to any other class of certificates on that distribution
                    date) and, after the principal balance of the class A-1A
                    certificates has been reduced to zero, out of the funds
                    received or advanced with respect to principal

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                    on mortgage loans in loan group 2 (prior to any
                    distributions of principal with respect to the class A-1,
                    A-2, and A-3 certificates and the class A-2FL and A-3FL
                    regular interests on that distribution date).

                    If, due to losses, the certificate balances of the class AM,
                    AM-FL regular interest, AJ and AJ-FL regular interest
                    through class T certificates are reduced to zero, payments of principal to the class A-1, A-2, A-SB, A-3 and A-1A
                    certificates and the class A-2FL and A-3FL regular interests
                    (to the extent that any two or more of these classes are
                    outstanding) will be made on a pro rata and pari passu
                    basis.

                    Following retirement of the class A-1, A-2, A-2FL, A-SB,
                    A-3, A-3FL and A-1A certificates, amounts distributable as principal will be distributed on each distribution date, to the extent of available funds, first to the class AM
                    certificates and the class AM-FL regular interest (on a pro rata and pari passu basis), second to the class AJ
                    certificates and the class AJ-FL regular interest (on a pro rata and pari passu basis), and third to the class B, C, D,
                    E, F, G, H, J, K, L, M, N, P, Q, S and T certificates, in
                    that order, in each case until the related certificate
                    balance of the subject class of certificates is reduced to zero.

LOSSES              Losses realized on the mortgage loans and certain
                    default-related and other unanticipated expenses, if any,
                    will be allocated to the class T, S, Q, P, N, M, L, K, J, H,
                    G, F, E, D, C and B certificates, in that order, and then, on a pro rata and pari passu basis, to the class AJ
                    certificates and the class AJ-FL regular interest, and then, on a pro rata and pari passu basis, to the class AM
                    certificates and the class AM-FL regular interest, and then, on a pro rata and pari passu basis, to the class A-1, A-2,
                    A-SB, A-3, and A-1A certificates and the class A-2FL and
                    A-3FL regular interests.

PREPAYMENT          Any prepayment premiums or yield maintenance charges
PREMIUMS AND        collected will be distributed to certificate holders and/or
YIELD MAINTENANCE   the swap counterparty on the distribution date following the
CHARGES             collection period in which the prepayment premium was
                    received. On each distribution date, the holders of each
                    class of offered certificates and of the class A-2FL, A-3FL,
                    AM-FL, AJ-FL (in the case of floating rate classes, in the limited circumstances described below), G, H, J and K
                    certificates then entitled to principal distributions (to
                    the extent such prepayment premium or yield maintenance
                    charge is collected from mortgage loans in the loan group, if applicable, from which such class of certificates is
                    receiving payments of principal) will be entitled to a
                    portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment
                    premiums or yield maintenance charges, net of workout fees and principal recovery fees payable therefrom, multiplied by
                    (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of
                    the pass-through rate of such class of certificates (or, in the case of the class A-2FL, A-3FL, AM-FL and AJ-FL
                    certificates, the pass-through rate that would be payable on the related regular interests without regard to the related interest rate swap agreement as described under "Interest
                    Distributions" above) over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction,
                    the numerator of which is equal to the amount of principal distributable on such class of certificates on that
                    distribution date, and the denominator of which is equal to the total principal distribution amount for that
                    distribution date; provided that, if any of the class A-3 or class A-3FL certificates on the one hand and the class A-1A certificates on the other hand were outstanding (prior to
                    any distributions) on such distribution date, then the
                    number in clause (c) will be a fraction, the numerator of
                    which is equal to the amount of principal distributable on the subject class of certificates on such distribution date with respect to the loan group that includes the prepaid
                    mortgage loan, and the denominator of which is equal to the portion of the total principal distribution amount for such distribution date that is attributable to the

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                    loan group that includes the prepaid mortgage loan. However, as long as the related swap agreement is in effect and there is no continuing payment default thereunder, any prepayment premium or yield maintenance charge allocable to the class
                    A-2FL, A-3FL, AM-FL and AJ-FL certificates will be payable to the swap counterparty under the respective swap
                    transaction.

                    The portion, if any, of the prepayment premiums or yield
                    maintenance charges remaining after any payments described above will be distributed to the holders of the class X.

                    All prepayment premiums and yield maintenance charges
                    payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to
                    certain expenses of the trust fund and losses realized in
                    respect of the mortgage loans previously allocated to any
                    class of certificates.

ADVANCES            The applicable master servicer (solely with respect to those mortgage loans as to which it is acting as master servicer)
                    and, if it fails to do so, the trustee will be obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the extent that such advances are considered recoverable, and, in the case of P&I advances, subject to appraisal reductions
                    (which are described below) that may occur. However, with
                    respect to the Georgia-Alabama Retail Portfolio Loan
                    Combination, Wachovia Bank National Association, as master servicer under the pooling and servicing agreement governing the ML-CFC 2007-7 Securitization, will be obligated to make servicing advances.

APPRAISAL           If any of certain adverse events or circumstances described
REDUCTIONS          in the offering prospectus occur or exist with respect to
                    any mortgage loan or the mortgaged real property for any
                    mortgage loan, that mortgage loan will be considered a
                    required appraisal loan. An appraisal reduction will
                    generally be made in the amount, if any, by which the
                    principal balance of the required appraisal loan (plus other amounts overdue or advanced in connection with such loan)
                    exceeds 90% of the appraised value of the related mortgaged real property plus all escrows and reserves (including
                    letters of credit) held as additional collateral with
                    respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the
                    interest portion of any P&I advance for such loan will be
                    reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates.

                    A required appraisal loan will generally cease to be a
                    required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such
                    mortgage loan to be a required appraisal loan.

OPTIONAL            Each master servicer, the special servicer and certain
TERMINATION         certificate holders will have the option to terminate the
                    trust and retire the then outstanding certificates, in whole but not in part, and purchase the remaining assets of the
                    trust on or after the distribution date on which the stated
                    principal balance of the mortgage loans is less than
                    approximately 1.0% of the initial mortgage pool balance.
                    Such purchase price will generally be at a price equal to
                    the unpaid aggregate principal balance of the mortgage
                    loans, plus accrued and unpaid interest and certain other
                    additional trust fund expenses, and the fair market value of any REO properties acquired by the trust following
                    foreclosure.

                    In addition, if, following the date on which the total
                    principal balances of the class A-1, A-2, A-2FL, A-SB, A-3,
                    A-3FL, A-1A, AM, AM-FL, AJ, AJ-FL, B, C, D, E and F
                    certificates are reduced to zero, all of the remaining
                    certificates, except the class Y, Z, R-I and R-II
                    certificates, are held by the same certificate holder, the trust fund may also be terminated, subject to such
                    additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates, except the class Y, Z, R-I and
                    R-II certificates, for all the mortgage loans and REO
                    properties remaining in the trust fund at the time of
                    exchange.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

CONTROLLING CLASS   The most subordinate class of principal balance certificates that has a class certificate balance greater than 25% of its original certificate balance will be the controlling class of certificates; provided, however, that if no such class of principal balance certificates satisfies such requirement, the controlling class of certificates will be the most
                    subordinate class of principal balance certificates with a class certificate balance greater than zero. Other than with respect to trust mortgage loans that are part of a loan
                    combination and are described below, the holder(s) of
                    certificates representing a majority interest in the
                    controlling class will have the right, subject to the
                    limitations and conditions described in the offering
                    prospectus, to replace the special servicer and select a
                    representative that may direct and advise the special
                    servicer on various servicing matters. With respect to the mortgage loan known as Peninsula Beverly Hills, which
                    mortgage loan is part of a loan combination comprised of
                    that mortgage loan and a subordinate B-note non-trust loan, for so long as such B-note has an outstanding principal
                    balance equal to or greater than 25% of its outstanding
                    principal balance (subject to the conditions described in
                    the offering prospectus), the holder of the B-note (or after such period, the controlling class representative) will have the right, in lieu of the controlling class representative, to replace the special servicer for this mortgage loan and to direct and advise the applicable master servicer and the special servicer on various servicing matters with respect to the loans in the Peninsula Beverly Hills loan combination and the related mortgaged real property. With respect to the mortgage loan known as Georgia-Alabama Retail Portfolio,
                    which mortgage loan in the trust is comprised of a senior
                    note and a subordinate B-note, such mortgage loan in the
                    trust is part of a loan combination consisting of the trust mortgage loan, a non-trust loan that is pari passu with the senior trust mortgage loan and a non-trust subordinate
                    B-note that is pari passu with the subordinate B-note trust mortgage loan. For so long as the subordinate B-note in the trust and the non-trust B-note (in the aggregate) have an
                    outstanding principal balance equal to or greater than 25%
                    of its aggregate outstanding principal balance (subject to the conditions described in the offering prospectus), the
                    holders of greater than 50% of the B-notes (or after such
                    period, the controlling class representative) will have the right, in lieu of the controlling class representative
                    (under certain circumstances described in the accompanying offering prospectus), to replace the special servicer for
                    this mortgage loan and to direct and advise the applicable master servicer and the special servicer on various
                    servicing matters with respect to the Georgia-Alabama Retail
                    Portfolio loan combination and the related mortgaged real
                    properties. The holder of the B-note in the trust will be
                    represented by the holder(s) of certificates representing a majority interest in the controlling class. With respect to the mortgage loan known as the Farallon Portfolio Loan,
                    which mortgage loan is comprised of four (4) seven-year
                    senior trust mortgage loans and four (4) seven-year
                    subordinate trust mortgage loans and one (1) ten-year senior trust mortgage loan and one (1) ten-year subordinate trust mortgage loan, and is part of a loan combination comprised of such mortgage loans and other non-trust mortgage loans, the holder or holders (and their respective successors and assigns) of all or any portion of the non-trust fixed-rate A notes which are not held by the trust, as designated by MLML and which may be MLML, will have the right, in lieu of the controlling class representative, to replace the special
                    servicer for this mortgage loan and to direct and advise the applicable master servicer and special servicer, and have
                    certain approval rights, with respect to various servicing matters and major decisions relating to the Farallon
                    Portfolio loan combination (collectively, "Farallon
                    Portfolio Control Rights"). Certain other holders of the
                    Farallon Portfolio non-trust loans will have certain
                    non-binding consultation rights with respect to matters
                    relating to the Farallon Portfolio Control Rights. With
                    respect to the mortgage loan known as Executive Hills
                    Portfolio, which mortgage loan is part of a loan combination comprised of that mortgage loan and a subordinate B-note
                    non-trust loan. The holder of the Executive Hills Portfolio
                    B-note non-trust loan will have the right to replace the
                    special servicer for the related loan combination and the
                    right to direct and advise the applicable master servicer on various servicing matters until an appraisal reduction with respect to the loan

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                    combination reduces the principal balance of such B-note
                    non-trust loan below 25% of its original principal balance, or the holder of more than 50% of the principal balance of the B-note non-trust loan is the related borrower or an
                    affilate thereof.

ERISA               The offered certificates are expected to be eligible for
                    purchase by employee benefit plans and other plans or
                    arrangements, subject to certain conditions.

SMMEA               The offered certificates will not be "mortgage related
                    securities" for the purposes of the Secondary Mortgage
                    Market Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

CONTACTS

        MERRILL LYNCH & CO.              COUNTRYWIDE SECURITIES CORPORATION

           John Mulligan                           Tom O'Hallaron
       (212) 449-3860 (Phone)                  (818) 225-6353 (Phone)
        (212) 738-1491 (Fax)                   (818) 225-4032 (Fax)

             Max Baker                            Marlyn Marincas
      (212) 449-3860 (Phone)                   (818) 225-6342 (Phone)
        (212) 738-1491 (Fax)                    (818) 225-4032 (Fax)

             Rich Sigg                            Jerry Hirschkorn
      (212) 449-3860 (Phone)                   (212) 649-8352 (Phone)
       (212) 738-1491 (Fax)                     (212) 649-8391 (Fax)

           David Rodgers                          Mark Rudnitzky
       (212) 449-3611 (Phone)                 (818) 225-6353 (Phone)
        (212) 449-7684 (Fax)                    (818) 225-4032 (Fax)

             Joe Cuomo                     BANC OF AMERICA SECURITIES LLC
       (212) 449-3766 (Phone)
        (212) 449-7684 (Fax)                       Geordie Walker
                                               (704) 388-1597 (Phone)
      KEYBANC CAPITAL MARKETS                   (704) 388-9677 (Fax)

          Audrey Saccardi                          Chris Springer
       (216) 689-3567 (Phone)                  (704) 388-1597 (Phone)
        (216) 689-0976 (Fax)                    (704) 388-9677 (Fax)

            Gary Andrews                      BEAR, STEARNS & CO. INC.
       (216) 689-3567 (Phone)
       (216) 689-0976 (Fax)                         Craig Sedmak
                                               (212) 272-4953 (Phone)
                                                (212) 849-0223 (Fax)

                                                  Stephen Gargiulo
                                               (212) 272-4953 (Phone)
                                                (212) 849-0223 (Fax)

                                                   Jignesh Patel
                                               (212) 272-6184 (Phone)
                                                (212) 849-0223 (Fax)

                                                  Mathew Weinstein
                                               (212) 272-4953 (Phone)
                                                (212) 849-0223 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool. If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination includes the related pari passu non-trust loan and excludes the related B-note non-trust loan (except with respect to the
Georgia-Alabama Retail Portfolio Loan, in which case the subordinate B-note in the trust and the subordinate non-trust B-note are included in statistical information, unless otherwise specified, and except with respect to the
Farallon Portfolio Loan, in which case the subordinate B-notes in the trust and the subordinate non-trust B notes are included in the statistical information, unless otherwise specified). With respect to certain mortgage loans, the debt service coverage ratios and/or cut-off date loan to value ratios were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions, including assumptions regarding the financial performance or value of the related mortgaged real property on a
"stabilized" basis. For such mortgage loans, the information herein is not based on the actual "as-is" information. See "Annex A-1--Certain
Characteristics of the Mortgage Loans" in the offering prospectus. Unless otherwise specified, the information contained in this paragraph, where applicable, applies to the information contained in the charts in this
Preliminary Structural and Collateral Term Sheet.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                                             ALL MORTGAGE         LOAN                LOAN
                                                                                LOANS            GROUP 1             GROUP 2

Initial mortgage pool balance ...........................................   $2,435,364,704    $1,401,593,530    $1,033,771,173
Number of pooled mortgage loans .........................................              218               162                56
Number of mortgaged properties ..........................................              664               259               405
Percentage of investment grade loans(1) .................................              3.3%              5.7%              0.0%
Average cut-off date principal balance ..................................       11,171,398         8,651,812        18,460,200
Largest cut-off date principal balance ..................................      335,000,000        99,900,000       335,000,000
Smallest cut-off date principal balance .................................          494,011           898,482           494,011
Weighted average mortgage interest rate .................................           5.9865%           5.9747%           6.0026%
Highest mortgage interest rate ..........................................           6.8100%           6.8100%           6.5226%
Lowest mortgage interest rate ...........................................           5.1100%           5.2900%           5.1100%
Number of cross collateralized mortgage loans ...........................                2                 0                 2
Cross collateralized mortgage loans as % of IPB .........................              1.3%              0.0%              3.0%
Number of multi property mortgage loans .................................               11                 8                 3
Multi property mortgage loans as a % of IPB .............................             35.3%             18.9%             57.7%
Weighted average underwritten debt service coverage ratio ...............             1.36x             1.40x             1.31x
Maximum underwritten debt service coverage ratio ........................             3.06x             2.99x             3.06x
Minimum underwritten debt service coverage ratio ........................             1.11x             1.13x             1.11x
Weighted average cut-off date loan-to-value ratio .......................             71.6%             68.3%             76.2%
Maximum cut-off date loan-to-value ratio ................................             89.2%             89.2%             80.1%
Minimum cut-off date loan-to-value ratio ................................             24.2%             24.2%             27.0%
Weighted average remaining term to maturity or anticipated repayment
 date (months) ..........................................................              113               116               108
Maximum remaining term to maturity or anticipated repayment date (months)              358               298               358
Minimum remaining term to maturity or anticipated repayment date (months)               54                58                54
Weighted average remaining amortization term (months)(2) ................              363               362               365
Maximum remaining amortization term (months) ............................              420               420               420
Minimum remaining amortization term (months)(2) .........................              177               177               324

(1)   It has been confirmed by Fitch and S&P, in accordance with their respective methodologies, that the Peninsula Beverly Hills mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(2)   Excludes mortgage loans that are interest-only for the entire term.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                           % OF INITIAL
                          MORTGAGE POOL                           MANUFACTURED
          STATE              BALANCE       MULTIFAMILY   RETAIL      HOUSING

California .............       17.7            2.0        6.2         0.1
 Southern ..............       14.0            1.9        4.4          --
 Northern ..............        3.8            0.1        1.8         0.1
Texas ..................       10.2            5.0        2.0         1.5
Florida ................        9.5            6.2        0.5         2.0
Georgia ................        8.7            2.3        4.6         1.1
Ohio ...................        4.4            2.7        1.1          --
New York ...............        3.9            1.5        0.7         0.4
Nevada .................        3.3            0.2        2.9          --
Virginia ...............        3.2            0.3        0.6          --
North Carolina .........        3.1            0.3        2.0         0.4
Missouri ...............        3.0             --         --         0.2
Maryland ...............        2.7            2.7         --          --
Kansas .................        2.7             --        0.1         0.5
Colorado ...............        2.6             --        0.7         1.0
Indiana ................        2.5            2.2        0.1         0.2
Louisiana ..............        2.1            0.6        0.1          --
Utah ...................        1.7             --        0.4         1.1
South Carolina .........        1.7            1.3        0.1         0.2
Illinois ...............        1.7            0.2        0.2         0.6
Pennsylvania ...........        1.7            0.7         --         0.4
Minnesota ..............        1.6             --        0.5         1.0
Maine ..................        1.6             --        0.8          --
Kentucky ...............        1.6            1.6         --          --
Washington .............        1.3            0.3        0.5         0.1
Alabama ................        1.2            0.6        0.2          --
Arizona ................        1.2             --        0.6          --
Oklahoma ...............        1.0             --         --         0.2
Iowa ...................        0.5             --         --         0.5
New Mexico .............        0.4            0.2        0.1         0.1
New Hampshire ..........        0.4             --         --          --
Idaho ..................        0.4             --        0.3         0.0
Massachusetts ..........        0.3             --         --          --
Michigan ...............        0.3            0.2         --         0.1
Wisconsin ..............        0.3             --         --          --
Wyoming ................        0.3             --         --         0.3
New Jersey .............        0.3            0.3         --          --
Mississippi ............        0.2             --        0.2          --
Oregon .................        0.2             --         --          --
South Dakota ...........        0.2             --        0.2          --
Tennessee ..............        0.1             --         --         0.1
Arkansas ...............        0.1             --         --         0.1
North Dakota ...........        0.1             --         --         0.1
Nebraska ...............        0.0             --         --         0.0
                            -----------------------------------------------
                              100.0%          31.2%      25.8%       12.2%
                            ===============================================

                                                   SELF                  MIXED
          STATE           OFFICE   HOSPITALITY   STORAGE   INDUSTRIAL     USE      LAND

California .............    2.6        4.0         2.0         0.1        0.5      0.1
 Southern ..............    1.2        4.0         1.8         0.0        0.5      0.1
 Northern ..............    1.5         --         0.2         0.1         --       --
Texas ..................    1.1        0.2         0.4         0.1         --       --
Florida ................    0.2         --         0.4         0.2         --       --
Georgia ................     --         --         0.8          --         --       --
Ohio ...................     --        0.5          --         0.1         --       --
New York ...............    0.2        1.0          --          --        0.2       --
Nevada .................    0.1         --          --          --        0.1       --
Virginia ...............    1.0         --         0.6         0.8         --       --
North Carolina .........     --        0.2          --         0.2         --      0.1
Missouri ...............    2.7         --          --         0.1         --       --
Maryland ...............     --         --          --          --         --       --
Kansas .................    2.0         --          --          --         --       --
Colorado ...............     --        0.9          --          --         --       --
Indiana ................     --         --          --          --         --       --
Louisiana ..............     --         --         0.3         1.0         --       --
Utah ...................     --         --          --         0.2         --       --
South Carolina .........     --         --         0.1          --         --       --
Illinois ...............    0.1         --          --         0.1        0.6       --
Pennsylvania ...........     --        0.5         0.1          --         --       --
Minnesota ..............     --         --          --         0.1         --       --
Maine ..................    0.3        0.5          --          --         --       --
Kentucky ...............     --         --          --          --         --       --
Washington .............    0.3         --          --          --        0.1       --
Alabama ................    0.2         --          --          --        0.2       --
Arizona ................    0.2         --         0.3          --         --       --
Oklahoma ...............     --         --         0.7          --         --       --
Iowa ...................     --         --          --          --         --       --
New Mexico .............     --         --          --          --         --       --
New Hampshire ..........     --         --          --         0.4         --       --
Idaho ..................     --         --          --          --         --       --
Massachusetts ..........     --         --         0.3          --         --       --
Michigan ...............     --         --          --          --         --       --
Wisconsin ..............     --         --          --         0.3         --       --
Wyoming ................     --         --          --          --         --       --
New Jersey .............     --         --          --          --         --       --
Mississippi ............     --         --          --          --         --       --
Oregon .................     --         --         0.2          --         --       --
South Dakota ...........     --         --          --          --         --       --
Tennessee ..............    0.1         --          --          --         --       --
Arkansas ...............     --         --         0.0          --         --       --
North Dakota ...........     --         --          --          --         --       --
Nebraska ...............     --         --          --          --         --       --
                           ------------------------------------------------------------
                           11.1%       7.9%        6.3%        3.6%       1.7%     0.2%
                           ============================================================

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

                                                                           CUT-OFF DATE      % OF INITIAL
                                                         NUMBER OF          PRINCIPAL        MORTGAGE POOL
                                                      MORTGAGE LOANS         BALANCE            BALANCE

Interest Only ....................................         39             $  759,100,000         31.2%
Single Tenant ....................................         22             $  154,964,109          6.4%
Loans > 50% Single Tenant ........................         38             $  249,238,430         10.2%
Current Secondary Debt ...........................          9             $  510,931,227         21.0%
Future Secondary Debt Permitted ..................         39             $  620,989,207         25.5%
Lockbox ..........................................         59             $1,386,471,186         56.9%
Escrow Type(1)
 TI/LC Reserves(2) ...............................         74             $  547,527,501         53.3%
 Real Estate Tax .................................        170             $2,009,919,390         82.5%
 Insurance .......................................        159             $1,809,608,605         74.3%
 Replacement Reserves ............................        140             $1,812,474,660         74.4%

____________________

(1)   Includes only upfront and ongoing reserves

(2)   TI/LC Escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

                                                                           CUT-OFF DATE      % OF INITIAL
                                                         NUMBER OF          PRINCIPAL        MORTGAGE POOL
                                                      MORTGAGE LOANS         BALANCE            BALANCE

Interest Only ....................................         24             $  373,095,000         26.6%
Single Tenant ....................................         22             $  154,964,109         11.1%
Loans > 50% Single Tenant ........................         38             $  249,238,430         17.8%
Current Secondary Debt ...........................          5             $  235,694,227         16.8%
Future Secondary Debt Permitted ..................         31             $  487,852,043         34.8%
Lockbox ..........................................         51             $  709,051,186         50.6%
Escrow Type(1)
 TI/LC Reserves(2) ...............................         74             $  547,527,501         53.3%
 Real Estate Tax .................................        127             $1,072,305,796         76.5%
 Insurance .......................................        118             $  892,289,793         63.7%
 Replacement Reserves ............................        108             $  932,268,848         66.5%

____________________

(1)   Includes only upfront and ongoing reserves

(2)   TI/LC Escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

                                                                          CUT-OFF DATE     % OF INITIAL
                                                         NUMBER OF          PRINCIPAL      MORTGAGE POOL
                                                       MORTGAGE LOANS        BALANCE          BALANCE

Interest Only ....................................         15             $  386,005,000        37.3%
Single Tenant ....................................         NAP                   NAP             NAP
Loans > 50% Single Tenant ........................         NAP                   NAP             NAP
Current Secondary Debt ...........................          4             $  275,237,000        26.6%
Future Secondary Debt Permitted ..................          8             $  133,137,165        12.9%
Lockbox ..........................................          8             $  677,420,000        65.5%
Escrow Type(1)
 Real Estate Tax .................................         43             $  937,613,594        90.7%
 Insurance .......................................         41             $  917,318,812        88.7%
 Replacement Reserves ............................         32             $  880,205,811        85.1%

____________________

(1)   Includes only upfront and ongoing reserves

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------------------------

                                                          AGGREGATE        % OF
                 RANGE OF                                  CUT-OFF        INITIAL     % OF      % OF
                 CUT-OFF                   NUMBER OF         DATE        MORTGAGE     LOAN      LOAN
              DATE PRINCIPAL                MORTGAGE      PRINCIPAL        POOL     GROUP 1    GROUP 2
               BALANCES ($)                  LOANS       BALANCE ($)      BALANCE   BALANCE    BALANCE
-------------------------------------------------------------------------------------------------------

494,011    -   2,999,999 ..............        82      $  162,518,603       6.7%      9.0%       3.6%
3,000,000  -   3,999,999 ..............        18          61,666,343       2.5%      4.4%       0.0%
4,000,000  -   4,999,999 ..............        13          58,559,834       2.4%      3.5%       0.9%
5,000,000  -   5,999,999 ..............        14          76,066,315       3.1%      3.5%       2.6%
6,000,000  -   6,999,999 ..............        14          90,491,919       3.7%      4.6%       2.5%
7,000,000  -   7,999,999 ..............         2          14,250,000       0.6%      1.0%       0.0%
8,000,000  -   9,999,999 ..............        13         115,033,172       4.7%      5.1%       4.2%
10,000,000 -  12,999,999 ..............        16         179,110,276       7.4%      9.6%       4.3%
13,000,000 -  19,999,999 ..............        27         443,571,261      18.2%     25.8%       7.9%
20,000,000 -  49,999,999 ..............        13         338,126,997      13.9%     15.3%      11.9%
50,000,000 - 335,000,000 ..............         6         895,969,984      36.8%     18.1%      62.1%
-------------------------------------------------------------------------------------------------------
Total .................................       218      $2,435,364,704     100.0%    100.0%     100.0%
MIN: $494,011                               MAX: $335,000,000                       AVG. $11,171,398
-------------------------------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
--------------------------------------------------------------------------------

                                                         AGGREGATE        % OF
                                                          CUT-OFF        INITIAL     % OF      % OF
                                          NUMBER OF         DATE        MORTGAGE     LOAN      LOAN
                RANGE OF                   MORTGAGE      PRINCIPAL        POOL     GROUP 1    GROUP 2
                DSCRS (X)                   LOANS       BALANCE ($)      BALANCE   BALANCE    BALANCE
-------------------------------------------------------------------------------------------------------

1.11 - 1.14 ...........................         4      $   38,790,875       1.6%      0.4%       3.2%
1.15 - 1.19 ...........................        37         629,596,097      25.9%     14.1%      41.8%
1.20 - 1.29 ...........................        99         659,573,519      27.1%     34.7%      16.8%
1.30 - 1.34 ...........................        14         116,606,697       4.8%      4.3%       5.4%
1.35 - 1.39 ...........................        23         176,570,840       7.3%     10.8%       2.4%
1.40 - 1.44 ...........................        13         170,653,983       7.0%     11.0%       1.6%
1.45 - 1.49 ...........................         8         176,371,601       7.2%     12.6%       0.0%
1.50 - 1.59 ...........................         5         293,912,340      12.1%      2.0%      25.7%
1.60 - 1.99 ...........................         9          80,193,455       3.3%      4.1%       2.2%
2.00 - 3.06 ...........................         6          93,095,296       3.8%      6.0%       0.8%
-------------------------------------------------------------------------------------------------------
Total .................................       218      $2,435,364,704     100.0%    100.0%     100.0%
MIN: 1.11X                                  MAX: 3.06X                              WTD. AVG. 1.36X
-------------------------------------------------------------------------------------------------------

MORTGAGE RATE (%)(1)
--------------------------------------------------------------------------------

                                                          AGGREGATE        % OF
                                                           CUT-OFF        INITIAL     % OF      % OF
                                           NUMBER OF         DATE        MORTGAGE     LOAN      LOAN
                 RANGE OF                   MORTGAGE      PRINCIPAL        POOL     GROUP 1    GROUP 2
            MORTGAGE RATES (%)               LOANS       BALANCE ($)      BALANCE   BALANCE    BALANCE
-------------------------------------------------------------------------------------------------------

5.1100 - 5.4999 .......................         3          72,900,000       3.0%      3.1%       2.9%
5.5000 - 5.7499 .......................        49         552,473,758      22.7%     27.2%      16.6%
5.7500 - 5.9999 .......................        60         843,103,971      34.6%     27.6%      44.2%
6.0000 - 6.0999 .......................        20          76,433,122       3.1%      3.7%       2.4%
6.1000 - 6.1999 .......................        26         143,077,611       5.9%      7.3%       4.0%
6.2000 - 6.2999 .......................        18         173,383,984       7.1%      9.7%       3.7%
6.3000 - 6.3999 .......................        22         158,574,197       6.5%     10.5%       1.1%
6.4000 - 6.4999 .......................         9         134,058,380       5.5%      5.6%       5.3%
6.5000 - 6.8100 .......................        12         281,359,681      11.6%      5.4%      19.9%
-------------------------------------------------------------------------------------------------------
Total .................................       219      $2,435,364,704     100.0%    100.0%     100.0%
MIN: 5.1100                                 MAX: 6.8100                             WTD. AVG. 5.9865
-------------------------------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------

                                                           AGGREGATE        % OF
                                                            CUT-OFF        INITIAL     % OF      % OF
                 RANGE OF                   NUMBER OF         DATE        MORTGAGE     LOAN      LOAN
             CUT-OFF DATE LTV                MORTGAGE      PRINCIPAL        POOL     GROUP 1    GROUP 2
                RATIOS (%)                    LOANS       BALANCE ($)      BALANCE   BALANCE    BALANCE
-------------------------------------------------------------------------------------------------------

24.2 - 50.0 ...........................        13      $  111,320,175       4.6%      7.3%       0.9%
50.1 - 60.0 ...........................        32         126,793,151       5.2%      8.0%       1.4%
60.1 - 65.0 ...........................        26         270,967,046      11.1%     16.9%       3.4%
65.1 - 70.0 ...........................        25         205,337,523       8.4%     11.7%       4.1%
70.1 - 75.0 ...........................        52         503,468,354      20.7%     23.4%      17.0%
75.1 - 77.5 ...........................        26         197,663,373       8.1%     12.3%       2.5%
77.6 - 80.0 ...........................        39         974,345,081      40.0%     17.4%      70.6%
80.1 - 89.2 ...........................         5          45,470,000       1.9%      3.1%       0.2%
-------------------------------------------------------------------------------------------------------
Total .................................       218      $2,435,364,704     100.0%    100.0%     100.0%
MIN: 24.2%                                   MAX: 89.2%                              WTD. AVG. 71.6%
-------------------------------------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)
--------------------------------------------------------------------------------

                                                           AGGREGATE        % OF
                 RANGE OF                                   CUT-OFF        INITIAL     % OF      % OF
               MATURITY DATE                NUMBER OF         DATE        MORTGAGE     LOAN      LOAN
                  OR ARD                     MORTGAGE      PRINCIPAL        POOL     GROUP 1    GROUP 2
              LTV RATIOS (%)                  LOANS       BALANCE ($)      BALANCE   BALANCE    BALANCE
-------------------------------------------------------------------------------------------------------

Fully Amortizing ......................         7      $   17,278,958       0.7%      1.0%       0.3%
18.9 - 40.0 ...........................         7          95,106,862       3.9%      6.2%       0.8%
40.1 - 50.0 ...........................        27          77,253,151       3.2%      4.9%       0.8%
50.1 - 60.0 ...........................        40         334,330,620      13.7%     21.7%       3.0%
60.1 - 62.4 ...........................        19         215,858,382       8.9%      8.4%       9.4%
62.5 - 65.0 ...........................        21         141,811,433       5.8%      8.3%       2.4%
65.1 - 67.4 ...........................        24         304,052,171      12.5%     15.1%       9.0%
67.5 - 70.0 ...........................        16          95,747,000       3.9%      5.8%       1.4%
70.1 - 75.0 ...........................        39         696,741,127      28.6%     19.5%      40.9%
75.1 - 80.1 ...........................        18         457,185,000      18.8%      9.0%      32.0%
-------------------------------------------------------------------------------------------------------
Total .................................       218      $2,435,364,704     100.0%    100.0%     100.0%
MIN: 18.9%                                   MAX:80.1%                              WTD. AVG. 66.9%
-------------------------------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)(1)
--------------------------------------------------------------------------------

                                                           AGGREGATE       % OF
                                                            CUT-OFF       INITIAL     % OF      % OF
                  RANGE OF                  NUMBER OF        DATE        MORTGAGE     LOAN      LOAN
               ORIGINAL TERMS                MORTGAGE      PRINCIPAL       POOL     GROUP 1    GROUP 2
             TO MATURITY (MOS.)               LOANS       BALANCE ($)     BALANCE   BALANCE    BALANCE
-------------------------------------------------------------------------------------------------------

1   - 60 ..............................         7      $   54,299,781       2.2%      0.3%       4.9%
73  - 84 ..............................         5         349,300,000      14.3%      8.2%      22.6%
108 - 120 .............................       200       2,014,485,964      82.7%     90.5%      72.2%
121 - 360 .............................         7          17,278,958       0.7%      1.0%       0.3%
-------------------------------------------------------------------------------------------------------
Total .................................       219      $2,435,364,704     100.0%    100.0%     100.0%
MIN: 60                                      MAX: 360                                 WTD. AVG. 114
-------------------------------------------------------------------------------------------------------

____________________

(1)   For the purpose of the Mortgage Rate (%) and Original Term to Maturity or
      ARD (mos) tables, the Farallon Portfolio Loan was treated as two separate mortgage loans with original principal balances of $200,000,000 and
      $50,000,000, respectively, and with loan maturities of 7-years and
      10-years, respectively.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)(1)
--------------------------------------------------------------------------------

                                                           AGGREGATE       % OF
                                                            CUT-OFF       INITIAL     % OF      % OF
                  RANGE OF                  NUMBER OF        DATE        MORTGAGE     LOAN      LOAN
               REMAINING TERMS               MORTGAGE      PRINCIPAL       POOL     GROUP 1    GROUP 2
             TO MATURITY (MOS.)               LOANS       BALANCE ($)     BALANCE   BALANCE    BALANCE
-------------------------------------------------------------------------------------------------------

54  - 60 ..............................         7      $   54,299,781       2.2%      0.3%       4.9%
61  - 84 ..............................         5         349,300,000      14.3%      8.2%      22.6%
85  - 121 .............................       200       2,014,485,964      82.7%     90.5%      72.2%
122 - 358 .............................         7          17,278,958       0.7%      1.0%       0.3%
-------------------------------------------------------------------------------------------------------
Total .................................       219      $2,435,364,704     100.0%    100.0%     100.0%
MIN: 54                                      MAX: 358                                  WTD. AVG. 113
-------------------------------------------------------------------------------------------------------

REMAINING PARTIAL IO TERM (MOS)
--------------------------------------------------------------------------------

                                                           AGGREGATE        % OF
                                                            CUT-OFF        INITIAL     % OF     % OF
                                            NUMBER OF         DATE        MORTGAGE     LOAN     LOAN
           RANGE OF REMAINING                MORTGAGE      PRINCIPAL        POOL     GROUP 1   GROUP 2
            PARTIAL IO TERMS                  LOANS       BALANCE ($)      BALANCE   BALANCE   BALANCE
-------------------------------------------------------------------------------------------------------

9  - 14 ...............................         2      $   17,720,000       0.7%      1.3%       0.0%
15 - 24 ...............................        24         201,810,000       8.3%      9.7%       6.4%
25 - 34 ...............................        13         101,988,000       4.2%      2.8%       6.1%
35 - 39 ...............................        12          78,539,000       3.2%      4.9%       0.9%
40 - 54 ...............................         1           5,875,000       0.2%      0.0%       0.6%
55 - 60 ...............................        39         771,030,896      31.7%     28.6%      35.9%
-------------------------------------------------------------------------------------------------------
Total .................................        91      $1,176,962,896      48.3%     47.2%      49.8%
MIN: 9                                       MAX: 60                                   WTD. AVG. 48
-------------------------------------------------------------------------------------------------------

PROPERTY STATE/LOCATION
--------------------------------------------------------------------------------

                                                           AGGREGATE        % OF
                                                            CUT-OFF        INITIAL     % OF     % OF
                                            NUMBER OF         DATE        MORTGAGE     LOAN     LOAN
                                            MORTGAGED      PRINCIPAL        POOL     GROUP 1   GROUP 2
               LOCATION                    PROPERTIES     BALANCE ($)      BALANCE   BALANCE   BALANCE
-------------------------------------------------------------------------------------------------------

California ............................        61      $  431,846,443      17.7%     27.7%       4.2%
 Southern .............................        51         339,808,043      14.0%     21.5%       3.8%
 Northern .............................        10          92,038,401       3.8%      6.3%       0.4%
Texas .................................        84         249,172,695      10.2%      6.6%      15.2%
Florida ...............................        49         231,413,829       9.5%      2.3%      19.3%
Georgia ...............................       102         212,450,232       8.7%      9.4%       7.8%
Ohio ..................................        22         107,608,147       4.4%      3.0%       6.3%
Other(a) ..............................       346       1,202,873,357      49.4%     51.1%      47.1%
-------------------------------------------------------------------------------------------------------
Total .................................       664      $2,435,364,704     100.0%    100.0%     100.0%
-------------------------------------------------------------------------------------------------------

(a)   Includes 37 States

PROPERTY TYPE
--------------------------------------------------------------------------------

                                                           AGGREGATE        % OF
                                                            CUT-OFF        INITIAL     % OF      % OF
                                            NUMBER OF         DATE        MORTGAGE     LOAN      LOAN
                                            MORTGAGED      PRINCIPAL        POOL     GROUP 1   GROUP 2
             PROPERTY TYPE                 PROPERTIES     BALANCE ($)      BALANCE   BALANCE   BALANCE
-------------------------------------------------------------------------------------------------------

Multifamily ...........................       408      $1,057,175,674      43.4%      1.7%     100.0%
 Multifamily ..........................       128         758,965,534      31.2%      1.7%      71.2%
 Manufactured Housing .................       280         298,210,139      12.2%      0.0%      28.8%
Retail ................................       151         628,459,626      25.8%     44.8%       0.0%
Office ................................        35         269,573,155      11.1%     19.2%       0.0%
Hospitality ...........................        10         192,020,082       7.9%     13.7%       0.0%
Self Storage ..........................        34         154,017,053       6.3%     11.0%       0.0%
Industrial ............................        14          87,067,565       3.6%      6.2%       0.0%
Mixed Use .............................        10          42,081,549       1.7%      3.0%       0.0%
Land ..................................         2           4,970,000       0.2%      0.4%       0.0%
-------------------------------------------------------------------------------------------------------
Total .................................       664      $2,435,364,704     100.0%    100.0%     100.0%
-------------------------------------------------------------------------------------------------------

AMORTIZATION TYPES
--------------------------------------------------------------------------------

                                                           AGGREGATE        % OF
                                                            CUT-OFF        INITIAL     % OF     % OF
                                            NUMBER OF         DATE        MORTGAGE     LOAN     LOAN
                                             MORTGAGE      PRINCIPAL        POOL     GROUP 1   GROUP 2
     AMORTIZATION TYPES                       LOANS       BALANCE ($)      BALANCE   BALANCE   BALANCE
-------------------------------------------------------------------------------------------------------

IO-Balloon ............................        89      $1,166,214,896      47.9%     46.5%      49.7%
Interest Only .........................        39         759,100,000      31.2%     26.6%      37.3%
Balloon ...............................        77         381,577,660      15.7%     17.9%      12.6%
ARD ...................................         5         101,293,190       4.2%      7.2%       0.0%
Fully Amortizing ......................         7          17,278,958       0.7%      1.0%       0.3%
Partial IO-ARD ........................         1           9,900,000       0.4%      0.7%       0.0%
-------------------------------------------------------------------------------------------------------
Total .................................       218      $2,435,364,704     100.0%    100.0%     100.0%
-------------------------------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)
--------------------------------------------------------------------------------

                                                          AGGREGATE        % OF
                                                           CUT-OFF        INITIAL     % OF      % OF
                                            NUMBER OF        DATE        MORTGAGE     LOAN      LOAN
       RANGE OF REMAINING STATED             MORTGAGE     PRINCIPAL        POOL     GROUP 1    GROUP 2
       AMORTIZATION TERMS (MOS.)              LOANS      BALANCE ($)      BALANCE   BALANCE    BALANCE
-------------------------------------------------------------------------------------------------------

Interest Only .........................        39      $  759,100,000      31.2%     26.6%      37.3%
177 - 240 .............................         5          24,929,630       1.0%      1.8%       0.0%
241 - 300 .............................         6          26,469,138       1.1%      1.9%       0.0%
301 - 360 .............................       147       1,415,816,878      58.1%     59.3%      56.5%
361 - 420 .............................        21         209,049,057       8.6%     10.4%       6.2%
-------------------------------------------------------------------------------------------------------
Total .................................       218      $2,435,364,704     100.0%    100.0%     100.0%
MIN: 177                                     MAX: 420                                WTD. AVG. 363
-------------------------------------------------------------------------------------------------------

____________________

(1)   For the purpose of the Remaining Term to Maturity or ARD (mos) table, the
      Farallon Portfolio Loan was treated as two separate mortgage loans with original principal balances of $200,000,000 and $50,000,000, respectively, and with loan maturities of 7-years and 10-years, respectively.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

CLASS A-2 AND A-2 FL (7-9 YEARS)
--------------------------------------------------------------------------------

                                                    AGGREGATE        LOAN BALANCE
                                                  CUT-OFF DATE      AT MATURITY /
                                       LOAN     PRINCIPAL BALANCE       ARD TO
LOAN/PROPERTY NAME                    SELLER   ALLOCATED TO CLASS       CLASS        STATE
--------------------------------------------------------------------------------------------

Peninsula Beverly Hills               CRF         $79,300,000        $ 79,300,000      CA
Douglas Corporate Center I & II       Key          36,000,000          36,000,000      CA
Holiday Inn Buffalo Niagara
International Airport                 CRF           8,962,340           7,184,938      NY
CLASS A-2 AND A-2 FL TOTAL BALLOON
PAYMENT                                                              $122,484,938
REMAINING CLASS A-2 AND A-2 FL
AMORTIZATION                                                         $         62
TOTAL CLASS A-2 AND A-2 FL
CERTIFICATE BALANCE                                                  $122,485,000

                                                       REMANING                  CUT-OFF
                                                        TERM TO                   DATE
                                         PROPERTY     MATURITY /    REMAINING      LTV      U/W NCF
LOAN/PROPERTY NAME                         TYPE      ARD (MONTHS)   IO PERIOD     RATIO      DSCR
----------------------------------------------------------------------------------------------------

Peninsula Beverly Hills               Hospitality          84           84         35.8%     2.54x
Douglas Corporate Center I & II       Office               82           82         53.1      1.38
Holiday Inn Buffalo Niagara
International Airport                 Hospitality         105           0          59.7      1.55
CLASS A-2 AND A-2 FL TOTAL BALLOON
PAYMENT
REMAINING CLASS A-2 AND A-2 FL
AMORTIZATION
TOTAL CLASS A-2 AND A-2 FL
CERTIFICATE BALANCE

MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                    PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                                                       % OF REM
                 MONTHS                           AGGREGATE            MORTGAGE
                  SINCE                           REMAINING          POOL BALANCE
                 CUT-OFF      NUMBER OF           PRINCIPAL            LOCK OUT/
     PERIOD        DATE    MORTGAGE LOANS          BALANCE           DEFEASANCE(2)
-----------------------------------------------------------------------------------

August 2007      0              218           $ 2,435,364,703.61         81.28%
August 2008      12             218           $ 2,429,087,501.65         81.27%
August 2009      24             218           $ 2,421,661,525.87         75.40%
August 2010      36             218           $ 2,411,877,759.20         80.94%
August 2011      48             218           $ 2,399,903,265.36         80.86%
August 2012      60             211           $ 2,332,417,534.83         76.74%
August 2013      72             211           $ 2,310,050,088.16         76.48%
August 2014      84             207           $ 1,936,989,876.00         78.19%
August 2015      96             207           $ 1,911,749,964.19         78.20%
August 2016      108            206           $ 1,878,077,985.46         76.12%
August 2017      120              3           $     5,498,863.20          0.00%
August 2018      132              3           $     4,555,868.85          0.00%
August 2019      144              3           $     3,553,540.50          0.00%
August 2020      156              3           $     2,488,665.12          0.00%
August 2021      168              3           $     1,356,264.17          0.00%
August 2022      180              0           $               --          0.00%

                      % OF REM              % OF REM        % OF REM
                      MORTGAGE              MORTGAGE        MORTGAGE
                    POOL BALANCE        POOL BALANCE X%   POOL BALANCE
     PERIOD      YIELD MAINTENANCE(3)       PENALTY(4)        OPEN         TOTAL
-----------------------------------------------------------------------------------

August 2007            18.58%                0.14%           0.00%        100.00%
August 2008            18.60%                0.14%           0.00%        100.00%
August 2009            24.20%                0.14%           0.26%        100.00%
August 2010            18.67%                0.13%           0.26%        100.00%
August 2011            18.76%                0.13%           0.26%        100.00%
August 2012            22.29%                0.98%           0.00%        100.00%
August 2013            22.30%                1.22%           0.00%        100.00%
August 2014            20.37%                1.44%           0.00%        100.00%
August 2015            20.36%                1.44%           0.00%        100.00%
August 2016            20.20%                1.45%           2.23%        100.00%
August 2017            77.32%                0.00%          22.68%        100.00%
August 2018            77.41%                0.00%          22.59%        100.00%
August 2019            77.55%                0.00%          22.46%        100.00%
August 2020            77.79%                0.00%          22.21%        100.00%
August 2021            78.46%                0.00%          21.54%        100.00%
August 2022             0.00%                0.00%           0.00%        100.00%

____________________

(1)   Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates and except that mortgage loans with conversion dates (converting loans) are assumed to prepay on their conversion dates).
      Otherwise, Mortgage Pool Prepayment Profile is calculated based on
      Modeling Assumptions as described in the offering prospectus.

(2)   Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)   Including mortgage loans that permit defeasance or prepayment with yield maintenance and mortgage loans that permit greater of yield maintenance cost and x% penalties.

(4)   Including mortgage loans that permit defeasance or x% penalties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

                                                    NUMBER OF
                                                     MORTGAGE                                      % OF
                                                      LOANS/                                      INITIAL
                                                    MORTGAGED     CUT-OFF DATE      SHADOW       MORTGAGE
                                         MORTGAGE      REAL        PRINCIPAL        RATING         POOL
NO.     LOAN NAME                      LOAN SELLER  PROPERTIES      BALANCE       FITCH/S&P(1)    BALANCE
----------------------------------------------------------------------------------------------------------

  1.    Empirian Portfolio Pool 2         MLML        1    73    $  335,000,000                    13.8%
  2.    Farallon Portfolio                MLML        1   274    $  250,000,000                    10.3%
  3.    Executive Hills Portfolio         Key         1     9    $   99,900,000                     4.1%
  4.    Peninsula Beverly Hills           CRF         1     1    $   79,300,000   BBB-/BBB-         3.3%
  5.    U-Haul SAC 12 & 13                MLML        1    17    $   74,934,080                     3.1%
  6.    Towers at University Town
        Center                            Key         1     1    $   56,835,903                     2.3%
  7.    The Georgia-Alabama Retail
        Portfolio                         CRF         1    62    $   39,926,997                     1.6%
  8.    Douglas Corporate Center I &
        II                                Key         1     1    $   36,000,000                     1.5%
  9.    Gray Apartment Portfolio          CRF         2     2    $   31,500,000                     1.3%
 10.    Haverly Park Apartments(4)        CRF         1     1    $   30,000,000                     1.2%
----------------------------------------------------------------------------------------------------------
        TOTAL/WTD. AVG.                              11   441    $1,033,396,980                    42.4%
----------------------------------------------------------------------------------------------------------

                                                  LOAN
                                                 BALANCE                  CUT-OFF
                PROPERTY           PROPERTY        PER        DSCR        DATE LTV
NO.               TYPE              SIZE(2)    SF/UNIT(3)  (X)(3),(4)   RATIO (%)(3)
-------------------------------------------------------------------------------------

  1.    Multifamily                 6,892      $ 48,607      1.18x         78.9%
  2.    Manufactured Housing       57,165      $ 27,561      1.50          79.7
  3.    Office                    951,754      $    105      1.43          71.4
  4.    Hospitality                   194      $408,763      2.54          35.8
  5.    Self Storage              711,292      $    105      1.48          66.9
  6.
        Multifamily-Student           910      $ 62,457      1.17          71.9
  7.
        Retail                    239,753      $    333      1.24          79.3
  8.
        Office                    213,379      $    169      1.38          53.1
  9.    Multifamily                   789      $ 39,924      1.26          75.0
 10.    Multifamily                   636      $ 47,170      1.14          70.6
-------------------------------------------------------------------------------------
                                                             1.42X         72.6%
-------------------------------------------------------------------------------------

(1)   It has been confirmed by Fitch and S&P, in accordance with their respective methodologies, that the Peninsula Beverly Hills mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(2)   Property size is indicated in rooms (for hospitality properties), in units
      (for multifamily properties), pads (for manufactured housing properties), beds (for student housing properties) and square feet for all other property types.

(3)   Calculations with respect to the Farallon Portfolio Loan are based on the aggregate principal balance of the Farallon Portfolio Loan Combination (as defined herein). The DSCR(x) assumes a LIBOR of 6.50% (LIBOR strike price plus 75 basis points) with respect to the portion of the Farallon
      Portfolio Loan Combination consisting of the non-trust floating rate A note.

(4)   The interest rate increases from 5.1100% to 5.7700% during the loan term.
      The DSCR(x) shown is based on the 5.7700% interest rate.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

EMPIRIAN PORTFOLIO POOL 2

                     [2 PHOTOS OF EMPIRIAN PORTFOLIO POOL 2]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          73
Location (City/State)                                                   Various
Property Type                                                       Multifamily
Size (Units)                                                              6,892
Percentage Physical Occupancy as of April 1, 2007                         94.3%
Year Built                                                              Various
Year Renovated                                                          Various
Appraisal Value                                                    $424,650,000
Average Monthly Rent Per Unit                                              $583
Underwritten Economic Occupancy                                           94.1%
Underwritten Revenues                                               $48,374,647
Underwritten Total Expenses                                         $18,721,185
Underwritten Net Operating Income (NOI)                             $29,653,462
Underwritten Net Cash Flow (NCF)                                    $27,865,962
4/30/2007 (TTM)                                                     $27,357,487
2006 NOI                                                            $26,142,422
2005 NOI                                                            $24,473,524
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    2
Origination Date                                                    May 9, 2007
Cut-off Date Principal Balance                                     $335,000,000
Cut-off Date Loan Balance Per Unit                                      $48,607
Percentage of Initial Mortgage Pool Balance                               13.8%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8315%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Call Protection                                             LO(26),Def(91),O(3)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    78.9%
LTV Ratio at Maturity or ARD                                              73.6%
Underwritten DSCR on NOI                                               1.25x(1)
Underwritten DSCR on NCF                                               1.18x(2)
--------------------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the interest only period is 1.49x.

(2)   The Underwritten DSCR on NCF during the interest only period is 1.40x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE LOANS. The mortgage loan (the "Empirian Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering the borrower's fee interest in a portfolio of multifamily complexes (the "Empirian
Properties"). The Empirian Loan has a principal balance of $335,000,000 as of the cut-off date and represents approximately 13.8% of the initial mortgage pool balance and approximately 32.4% of the initial loan group 2 balance.

The Empirian Loan was originated on May 9, 2007 and has a remaining term of 118 months to its scheduled maturity date of June 8, 2017. The Empirian Loan may be voluntarily prepaid after the monthly payment date occurring on March 8, 2017 without payment of a prepayment premium and permits defeasance with United
States government obligations beginning two years after the creation of the series 2007-8 securitization trust.

THE PROPERTIES. The Empirian Properties consist of 73 multifamily rental communities totaling 6,892 units located across eight states. The properties range in size from 42 to 287 units, with an average of 94 per location.

The Empirian Properties are single-story garden apartment communities. The units are factory-built, modular constructed properties that were manufactured in the 1970's to the 1980's by Cardinal Industries, an Ohio-based company established in 1954. Each apartment features direct exterior access, a private patio, and immediate access to parking. Appliances generally include electric ranges and refrigerators with most units offering full-size washer and dryer hookups as well as attic space.

According to Equity Residential, the previous owner, recent capital improvements to the properties reportedly included exterior upgrades to roofs, siding replacement, paint, concrete walks, asphalt paving, sealcoat, landscaping and signage. Interior upgrades reportedly included carpets, cabinets, flooring, countertops, hot water heaters and the replacement of HVAC units. Other select renovations included upgrades to on-site management offices and laundry rooms. Per engineering reports created by LandAmerica Commercial
Services, the Empirian Properties are in generally good condition and there is currently no proposed program for the renovation, improvement or development of the Empirian Properties.

--------------------------------------------------------------------------------
                             EMPIRIAN PROPERTIES(1)

                                                % OF            AVERAGE MONTHLY
UNIT MIX                 NO. OF UNITS       TOTAL UNITS        MARKET RENT/UNIT
--------------------------------------------------------------------------------
Studio                       960                13.9%               $473
1BR                        4,896                71.0                 574
2BR                        1,026                14.9                 725
3BR                           10                 0.1                 898
--------------------------------------------------------------------------------
TOTAL/WTD. AVG.            6,892               100.0%               $583
--------------------------------------------------------------------------------

THE MARKET. The Empirian Properties are located in both metropolitan and rural areas across eight states with geographic concentrations in Florida, Ohio,
Georgia and Indiana. The table below highlights geographic concentration.

----------------------------------------------------------------------------------------------
                           EMPIRIAN PROPERTIES - STATE ALLOCATION(1)

                                                                ALLOCATED CUT-OFF
STATE             TOTAL SF/UNITS   OCCUPANCY   APPRAISED VALUE     DATE BALANCE      UW NCF
----------------------------------------------------------------------------------------------

Florida               2,141          94.0%      $178,390,000       $139,054,000    $10,832,605
Ohio                  1,500          94.7         75,920,000         60,730,000      5,372,598
Georgia               1,218          94.5         69,080,000         54,920,000      4,727,570
Indiana               1,052          92.9         48,920,000         38,896,000      3,323,340
Kentucky                434          94.2         20,790,000         16,310,000      1,339,230
Pennsylvania            259          96.5         17,150,000         13,720,000      1,247,516
South Carolina          187          90.9          8,900,000          6,970,000        554,530
Michigan                101          94.1          5,500,000          4,400,000        468,573
----------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.       6,892          94.3%      $424,650,000       $335,000,000    $27,865,962
----------------------------------------------------------------------------------------------

COMPETITIVE CONDITIONS.(1)  Certain of the mortgaged real properties comprising the Empirian Portfolio and representing 6,892 units is subject to competitive conditions.

The mortgaged real property identified as Sunset Way represents 4.17% of total units in the Empirian Portfolio. According to a third-party appraisal, there are approximately 557 properties in the Miami market of which approximately 43 properties are located in Sunset Way's submarket of Kendall Lakes. The average one-year annualized vacancy rate for Kendall Lakes was reported at 2.9%.
According to the appraisal dated April 15, 2007, current indications show an outflow of units because of the "condo conversion" activity of the last few years.

The mortgaged real property identified as Centre Lake III represents 3.40% of total units in the Empirian Portfolio. According to a third-party appraisal, there are approximately 557 properties in the Miami market of which approximately 52 properties are located Centre Lake III's submarket of North
Miami/Bayshore. The average 1 year annualized vacancy rate for North
Miami/Bayshore was reported at 2.5%. According to the appraisal dated April 15,
2007, current indications show an outflow of units because of the "condo conversion" activity of the last few years.

(1)   Certain information was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE BORROWERS. 99 single purpose, bankruptcy remote entities (the "Empirian
Borrowers") owned and controlled, directly or indirectly, by Ezra Beyman
("Sponsor").

Mr. Beyman has over 20 years of real estate experience. He founded Empire
Equities, the predecessor to Empire Equity Group Inc., in November 1983 and has
since been involved in all aspects of the real estate industry including acquisition, renovation, sale, management and financing of various property types including single-family dwellings, multi-story luxury complexes and commercial real estate. Mr. Beyman also owns and operates a residential mortgage brokerage operation, which, following his recent acquisition of
Olympia Funding, Inc., is one of the largest in the United States. These operations are organized as the Empire-Empirian Group of Holdings and its affiliates, which direct the management, acquisition, renovation, financing and sale of residential and commercial properties. The company is based in
Montvale, NJ.

As of January 2007, Mr. Beyman owned or controlled 309 multifamily properties totaling approximately $2.4 billion in reported market value.

PROPERTY MANAGEMENT.  Empirian Property Management, Inc. ("Empirian"), an
affiliate of the sponsor. Empirian was founded by a team of real estate professionals, including Mr. Beyman, with over 15 years of real estate experience. Empirian exclusively manages Empire's portfolio of approximately
300 properties totaling 35,000 units. Empirian's management approach is to hire experienced local real estate professionals possessing local knowledge of their respective markets. In 2006, Empire acquired Equity Residential's Lexford operating and management platform and maintained existing management personnel resulting in on-site continuity post-acquisition.

LOCKBOX. Hard lockbox with springing cash management.

ESCROWS.

--------------------------------------------------------------------------------
                        EMPIRIAN LOAN ESCROWS / RESERVES

TYPE:                                                   INITIAL       MONTHLY
--------------------------------------------------------------------------------
Taxes                                                  $ 2,661,941   $ 380,277
Insurance                                              $ 1,472,067   $ 163,563
Capital Expenditures                                   $         0   $ 148,958
Deferred Maintenance                                   $   413,533   $       0
Environmental Remediation Reserve                      $    56,563   $       0
--------------------------------------------------------------------------------

ADDITIONAL DEBT. None permitted.

PARTIAL RELEASES.  Prior to the Defeasance Lockout Date (defined as two years from the start-up day of the series 2007-8 securitization) up to 25% (based on allocated loan amount) of the individual Empirian Properties may be released from the lien of the related mortgage provided that (i) the debt service coverage ratio ("DSCR") on the Empirian Loan immediately following the release is equal to or greater than the greater of (a) the DSCR immediately prior to such release and (b) the DSCR as of the loan closing date, (ii) the Empirian
Borrowers prepay the loan in an amount equal to the "Adjusted Release Amount"
(equal to (x) with respect to properties located in Michigan or Ohio, 110% of the allocated loan amount for each such property, and (y) with respect to properties located in any other state, 115% of the allocated loan amount for each such property) and (iii) the Empirian Borrowers pay a prepayment premium in an amount equal to the greater of yield maintenance and 1%.

After the Defeasance Lockout Date, the loan may be defeased in whole or in part and the underlying properties may be released and replaced with U.S. treasury securities in an amount equal to the adjusted release amount associated with the properties being released, provided that the Empirian Borrowers comply with standard defeasance provisions, including the requirement that after such partial defeasance (i) the DSCR on the Empirian Loan is equal to or greater than (a) the DSCR immediately prior to such release and (b) the DSCR as of the loan closing date and (ii) the Empirian Borrowers prepay the loan in an amount equal to the "Adjusted Release Amount" (equal to (x) with respect to properties located in Michigan or Ohio, 110% of the allocated loan amount for each such property, and (y) with respect to properties located in any other state, 115%
of the allocated loan amount for each such property).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

FARALLON PORTFOLIO

                        [2 PHOTOS OF FARALLON PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                         274
Location (City/State)                                                   Various
Property Type                                              Manufactured Housing
Size (Pads)                                                              57,165
Percentage Physical Occupancy as of
     April 30, 2007                                                       82.6%
Year Built                                                              Various
Year Renovated                                                          Various
Appraisal Value                                                  $1,975,955,000
Average Monthly Rent Per Pad                                               $325
Underwritten Economic Occupancy                                           82.0%
Underwritten Revenues                                              $213,097,027
Underwritten Total Expenses                                         $54,201,845
Underwritten Net Operating Income (NOI)                            $158,895,181
Underwritten Net Cash Flow (NCF)                                   $156,037,181
4/30/2007 (TTM) NOI                                                $149,331,279
2006 NOI                                                           $145,844,254
2005 NOI                                                           $120,287,472
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    2
Origination Date                                                  July 31, 2007
Cut-off Date Principal Balance                                  $250,000,000(1)
Cut-off Date Loan Balance Per Pad                                       $27,561
Percentage of Initial Mortgage Pool Balance                               10.3%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                               Fee/Leasehold(2)
Mortgage Rate                                                6.5226%/6.4650%(1)
Amortization Type                                                 Interest Only
IO Period (Months)                                                    84/120(1)
Original Term to Maturity/ARD (Months)                                84/120(1)
Original Amortization Term (Months)                                         NAP
Call Protection                                             YM(3), Def(4), O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                 79.7%(1)
LTV Ratio at Maturity or ARD                                           79.7%(1)
Underwritten DSCR on NOI                                       1.53x(1),(5),(6)
Underwritten DSCR on NCF                                       1.50x(1),(5),(6)
--------------------------------------------------------------------------------

(1)   The Farallon Portfolio Loan Combination was originated in the amount of
      $1,575,500,000 of which $250,000,000 is included in the trust. The
      Farallon Portfolio Loan is evidenced by eight (8) interest only promissory notes totalling $200,000,000 with original terms to maturity of 84 months and two (2) interest only promissory notes totalling $50,000,000 with original terms to maturity of 120 months. The mortgage rate of the promissory notes totaling $200,000,000 is 6.5226% and the mortgage rate of the promissory notes totaling $50,000,000 is 6.4650%. The multiple other notes evidencing the loan are expected to be securitized in one or more future securitizations. Calculations of LTV, DSCR and Cut-off Date Loan
      Balance Per Pad are based on the whole loan amount of $1,575,500,000.

(2)   One of the 274 manufactured housing communities is owned in leasehold. See the section entitled "Ground Lease" below.

(3)   See the section entitled "Prepayment" below.

(4)   See the section entitled "Defeasance" below.

(5)   The DSCR calculations assume a LIBOR of 6.50% (LIBOR strike price plus 75 basis points) with respect to the portion of the Farallon Portfolio Loan
      Combination consisting of the floating rate A note non-trust loan.

(6)   The DSCR calculations include cash flow from the Farallon Rental Housing
      Portfolio (as defined below under "--The Loan"). The Underwritten DSCR on
      NOI and Underwritten DSCR on NCF excluding the cash flow from the Farallon
      Rental Housing Portfolio is 1.30x and 1.27x, respectively.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Farallon Portfolio Loan") is evidenced by ten
(10) fixed rate notes and is secured by first mortgages encumbering Borrower's fee interests in two hundred seventy three (273) manufactured housing communities and a leasehold interest in one (1) manufactured housing community, which communities are located in twenty three (23) states (collectively the
"Farallon Portfolio") and, until such time as the Debt Service Coverage Ratio equals 1.43x, a pledge of equity in entities that own approximately 9,098 rental homes dispersed throughout the 274 communities (the "Farallon Rental
Housing Portfolio"). The Farallon Portfolio Loan represents approximately 10.3%
of the initial mortgage pool balance and approximately 24.2% of the initial loan group 2 balance. The Farallon Portfolio Loan was originated on July 31,
2007 and has a principal balance as of the cut-off date of $250,000,000. A $200 million portion of the Farallon Portfolio Loan has a scheduled maturity date of
August 1, 2014. A $50 million portion of the Farallon Portfolio Loan has a scheduled maturity date of August 1, 2017. The Farallon Portfolio Loan permits prepayment and defeasance as described in the sections entitled "Prepayment"
and "Defeasance" below.

The Farallon Portfolio Loan is a portion of a whole mortgage loan with an original principal balance of $1,575,500,000 (the "Farallon Portfolio Loan
Combination"). The Farallon Portfolio Loan Combination is evidenced by forty-five (45) notes as follows: (i) six (6) five-year fixed rate A notes with an aggregate initial principal balance of $139,470,000 and an interest rate of
6.4194% per annum, none of which are held by the trust; (ii) four (4)
seven-year fixed rate A notes with an aggregate initial principal balance of
$92,980,000 and an interest rate of 6.5226% per annum, all of which are held by the trust; (iii) twelve (12) ten-year fixed rate A notes with an aggregate initial principal balance of $267,550,000 (together with the notes in clauses
(i) and (ii) above, the "Farallon Portfolio Loan Fixed Rate A Notes") and an
interest rate of 6.4650%, one of which is held by the trust with a principal balance of $23,245,000; (iv) one (1) floating rate A note with an initial principal balance of $500,000,000 (the "Farallon Portfolio Loan Floating Rate A
Note"), and an interest rate of one-month LIBOR plus 0.75% per annum, and a two-year term subject to three one-year extensions if certain conditions are satisfied, which note is not held by the trust; (v) six (6) five-year fixed rate B notes (which are generally subordinate to all A notes) with an aggregate initial principal balance of $160,530,000 and an interest rate of 6.4194% per annum, none of which are held by the trust; (vi) four (4) seven-year fixed rate
B notes (which are generally subordinate to all A notes) with an aggregate initial principal balance of $107,020,000 and an interest rate of 6.5226% per annum, all of which are held by the trust; and (vii) twelve (12) ten-year fixed rate B notes (which are generally subordinate to all A notes) with an aggregate initial principal balance of $307,950,000 (together with the notes in clauses
(v) and (vi) above, the "Farallon Portfolio Loan Fixed Rate B Notes" and together with the Farallon Portfolio Loan Fixed Rate A Notes, the "Farallon
Portfolio Loan Fixed Rate Notes") and an interest rate of 6.4650%, one of which is held by the trust in a principal balance of $26,755,000. All of the forty-five (45) notes that comprise the Farallon Portfolio Loan Combination, including the Farallon Portfolio Loan, are secured by the mortgages encumbering the Farallon Portfolio and are interest only for their respective terms.

The thirty-five (35) notes that comprise the Farallon Portfolio Loan
Combination that are not held by the trust are expected to be securitized in one or more future securitizations. The pooling and servicing agreement for the
ML-CFC Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through
Certificates, Series 2007-8 securitization transaction and the intercreditor agreement for the Farallon Portfolio Loan Combination will govern the servicing of the Farallon Portfolio Loan Combination. Initially, the holder or holders
(and their respective successors and assigns) of all or any portion of a
Farallon Portfolio Loan Fixed Rate A Note which is not held by the trust, as designated by MLML and which may be MLML, will have the right to direct and advise the applicable master servicer and the special servicer, and have certain approval rights, with respect to various servicing matters and major decisions relating to the Farallon Portfolio Loan Combination (collectively,
"Farallon Portfolio Control Rights"). The controlling class of the ML-CFC
Commercial Mortgage Trust 2007-8, Commercial Mortgage Pass-Through
Certificates, Series 2007-8 securitization transaction will not have the
Farallon Portfolio Control Rights. In connection with future securitizations involving all or any portion of the Farallon Portfolio Loan Fixed Rate Notes,
MLML may designate the controlling class of any such securitization as the controlling holder for the Farallon Portfolio Loan Combination in which case such controlling holder shall have the Farallon Portfolio Control Rights and
MLML (or its successors or assigns, as applicable), as holder of any remaining portion of the Farallon Portfolio Loan Combination, will have certain non-binding consultation rights with respect to matters relating to the
Farallon Control Rights. See "Description of the Mortgage Pool -- The Loan
Combinations" in the prospectus supplement.

                                      |  $500 million*                               |  $500 million
                                      |  Farallon Portfolio Loan Fixed Rate A-Notes  |  Farallon Portfolio Loan Floating Rate A-Note
                                      |  (5, 7, and 10 year maturities)              |  (2 year maturity)
Farallon Portfolio Loan Combination   |                                              |
$1,575,500,000                        | --------------------------------------------------------------------------------------------
                                      |                            $575.5 million*
                                      |                            Farallon Portfolio Loan Fixed Rate B-Notes
                                      |                            (5, 7, and 10 year maturities)

*     The five-year, seven-year and ten-year fixed rate portions are further divided into pari passu A and pari passu B Notes with 5, 7, and 10 year terms as set forth above. Each fixed rate A Note has a corresponding B
      Note. Each A Note will generally be senior to all the B Notes.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE BORROWERS. The borrower under the Farallon Portfolio Loan is made up of forty (40) single member Delaware limited liability companies, each a single purpose, bankruptcy remote entity 100% indirectly owned and controlled by
American Residential Communities JV LLC, a Delaware limited liability company
(the "Joint Venture"). The majority interest in the Joint Venture is indirectly owned (i) by funds managed by Farallon Capital Management, LLC ("Farallon") and
(ii) by funds managed by Helix Funds LLC ("Helix Funds"). A non-consolidation opinion was delivered in connection with the origination of the Farallon
Portfolio Loan.

Farallon is a global investment management company that manages discretionary equity capital of more than $26 billion, largely from institutional investors such as university endowments, foundations, and pension plans. Farallon was founded in March 1986 by Thomas F. Steyer. Farallon invests in public and private debt and equity securities, direct investments in private companies and real estate. Farallon invests in real estate across all asset classes around the world, including the United States, Europe, Latin America and India.
Farallon employs approximately 120 people in its headquarters in San Francisco,
California.

Farallon's joint venture partner is Helix Funds, a Chicago-based private real estate investment management company, the management team of which collectively has more than 40 years of experience in the manufactured home communities business, including the acquisition of more than 75 communities across the
United States.

THE PROPERTIES. The Farallon Portfolio consists of 274 manufactured housing communities located across 23 states. The Farallon Portfolio in the aggregate contains approximately 57,165 homesites in communities ranging in size from 17 to 931 homesites. The Farallon Rental Housing Portfolio consists of approximately 9,098 rental homes disbursed throughout the 274 manufactured housing communities which make up the Farallon Portfolio. The Farallon Rental
Housing Portfolio is operated by one or more subsidiaries of the Joint Venture.
No appraisals were completed for assets in the Farallon Rental Housing
Portfolio, and such portfolio will be released from the collateral when the
Farallon Portfolio (excluding the Farallon Portfolio Rental Housing Portfolio)
achieves a Debt Service Coverage Ratio of 1.43x.

The owners of the Farallon Rental Housing Portfolio lease homesites from the
Borrowers pursuant to one or more leases, which leases provide for rent to be payable for each leased homesite in the event the homesite (and the manufactured home located on such homesite) is occupied by a lessee or other user paying rent. Any such rents are to be no less than the greater of the subrental rate for the homesite or market rates. After the closing date, the owners of the Farallon Rental Housing Portfolio may add additional homes to the
Farallon Rental Housing Portfolio. After January 1, 2008, certain new homes added to the Farallon Rental Housing Portfolio may be financed and encumbered by liens related to such financing. After the release of the Farallon Rental
Housing Portfolio collateral (see below), the entire Farallon Rental Housing
Portfolio may be financed and encumbered by liens related to such financing.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                    NUMBER OF      NUMBER        % OF                                             AVERAGE      AVERAGE
STATE              PROPERTIES     OF PADS     TOTAL PADS      UNDERWRITTEN NOI      % OF NOI     OCCUPANCY     RENT/PAD
-----------------------------------------------------------------------------------------------------------------------

Texas                   50         9,207          16.1%         $ 24,368,410          15.3%          78.5        $311
Florida                 19         5,971          10.4%         $ 19,656,396          12.4%          92.6        $353
Kansas                  29         5,113           8.9%         $  9,954,308           6.3%          73.4        $252
Georgia                 16         4,970           8.7%         $ 16,337,149          10.3%          86.5        $374
Colorado                18         3,938           6.9%         $ 13,958,481           8.8%          78.9        $407
Utah                    19         3,802           6.7%         $ 14,407,611           9.1%          93.9        $360
Iowa                    14         3,691           6.5%         $  8,256,871           5.2%          81.0        $301
Pennsylvania            21         2,575           4.5%         $  6,236,629           3.9%          91.1        $288
North Carolina          10         2,489           4.4%         $  6,222,048           3.9%          77.6        $324
Oklahoma                13         2,486           4.3%         $  5,284,087           3.3%          73.4        $239
New York                11         2,045           3.6%         $  5,413,492           3.4%          79.1        $424
Missouri                 9         1,604           2.8%         $  4,344,480           2.7%          85.4        $304
Illinois                 7         1,588           2.8%         $  3,344,240           2.1%          78.2        $292
Wyoming                 13         1,577           2.8%         $  5,246,579           3.3%          93.5        $276
Indiana                  5         1,209           2.1%         $  3,770,274           2.4%          86.4        $331
South Carolina           3         1,184           2.1%         $  2,962,976           1.9%          78.0        $299
Michigan                 3           838           1.5%         $  1,997,361           1.3%          68.0        $384
New Mexico               3           753           1.3%         $  2,122,310           1.3%          82.3        $376
Tennessee                3           674           1.2%         $  1,231,710           0.8%          73.7        $302
North Dakota             2           458           0.8%         $  1,421,915           0.9%          93.0        $345
Arkansas                 3           378           0.7%         $  1,027,258           0.6%          91.8        $274
Idaho                    2           342           0.6%         $    629,889           0.4%          76.3        $238
Nebraska                 1           273           0.5%         $    700,706           0.4%          82.8        $290
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.        274        57,165         100.0%         $158,895,181         100.0%          82.6        $325
-----------------------------------------------------------------------------------------------------------------------

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

COMPETITIVE CONDITIONS.(1) The Farallon Portfolio is subject to competitive conditions. According to third-party appraisals, there are multiple competitive properties in each of the assets' respective submarkets. The reported weighted average market rents for the identified competitive set is $299.69 per month with a range of $246.89 to $352.48 as compared to the subject portfolio of
$309.21 per month over the trailing twelve months. The reported weighted average vacancy for the competitive set is 15.6% as compared to the subject portfolio of 17.1% over the trailing twelve months.

LOCKBOX. The Farallon Portfolio Loan Combination is structured so that all monies with respect to the Farallon Portfolio are deposited by the Borrowers or property manager into a local collection account (other than security deposits which are deposited into a separate security deposits account). Funds in the local collection accounts are periodically swept into the lender controlled central collection account from which payments of debt service and reserve deposits are made.

ESCROWS.

--------------------------------------------------------------------------------
                             LOAN ESCROWS / RESERVES

TYPE:                                                INITIAL         MONTHLY
--------------------------------------------------------------------------------
Taxes                                              $6,933,000      $1,218,340
Insurance                                          $  684,275      $        0(1)
Capital Expenditures                               $2,238,600      $  238,167
Deferred Maintenance                               $  536,646      $        0
Environmental                                      $1,370,644      $        0
--------------------------------------------------------------------------------

(1)   Each month Borrower is required to deposit an amount into the insurance escrow such that the amount therein equals or exceeds one half of the insurance premiums over the current policy period (pro rated to 12 months).

DEFEASANCE. After the later of (i) the date that the principal balance of the
Farallon Portfolio Loan Floating Rate A Note has been paid in full and (ii) the earlier of (a) the date that is 2 years after the final securitization of the entire Farallon Portfolio Loan Combination (including all notes) and (b) August
1, 2010 (the "First Open Defeasance Date"), the Farallon Portfolio Loan
Combination may be defeased with United States government obligations. After the First Open Defeasance Date, the Borrowers may also obtain a release of one or more individual properties from the lien of the mortgage in connection with a partial defeasance subject to fulfillment of certain conditions, including providing defeasance collateral in an amount equal to 125% of the then-current allocated loan amount for the property(ies) being defeased and satisfaction of the Debt Service Coverage Test. Each such partial defeasance shall be allocated pro-rata across the Farallon Portfolio Loan Fixed Rate Notes.

PREPAYMENT. So long as the principal balance of the Farallon Portfolio Loan
Floating Rate A Note has been paid in full, but prior to the First Open
Defeasance Date, Borrower may prepay the Farallon Portfolio Loan in full together with payment in full of the remaining Farallon Portfolio Loan Fixed
Rate Notes upon the payment of the greater of 1% of the prepaid amount or yield maintenance determined in accordance with the loan agreement. On or after May
1, 2012, the Borrower may prepay the five-year portion of the Farallon
Portfolio Loan Combination without any prepayment premium or yield maintenance.
On or after May 1, 2014, the Borrower may prepay the seven-year portion of the
Farallon Portfolio Loan Combination without any prepayment premium or yield maintenance. On or after May 1, 2017, the Borrower may prepay the ten-year portion of the Farallon Portfolio Loan Combination without any prepayment premium or yield maintenance.

SUBSTITUTION PROVISIONS. The Borrower has the right on one or more occasions, to obtain the release of one or more of the properties from the lien of the mortgage up to an aggregate amount of 20% of the Farallon Portfolio Loan
Combination principal balance on the closing date by substituting one or more manufactured housing community properties of like kind and quality acquired by the applicable Borrower, subject, in each case, to the fulfillment of certain conditions described in the loan documents including, without limitation, satisfaction of the Debt Service Coverage Test and delivery of appraisals, environmental reports, title policies, opinions, loan documents and rating agency confirmation that any rating issued in connection with a securitization of the Farallon Portfolio Loan Combination will not, as a result of the proposed substitution, be downgraded from the then-current ratings thereof, qualified or withdrawn.

PROPERTY RELEASES.

Release Upon Maturity. In connection with the repayment (or prepayment on or after May 1, 2012 or May 1, 2014, as applicable) of the five-year and seven-year notes that comprise the Farallon Portfolio Loan Combination, the
Borrower may obtain a release of certain manufactured home communities, provided certain requirements are satisfied (including, without limitation, satisfaction of the Debt Service Coverage Test) and the remaining manufactured housing communities in the Farallon Portfolio have a geographical composition and diversity characteristics no less favorable to lender, as determined by
Borrower in its reasonable good faith judgment, than prior to such release.

(1)   Certain information was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

In connection with the prepayment in whole or in part of the Farallon Portfolio
Loan Floating Rate A Note, the Borrower may effectuate the following property releases:

Capital Events. In connection with any (i) sale of a manufactured housing community to a third party or an affiliate or (ii) any refinancing, provided that Borrower transfers such manufactured home community to an affiliate simultaneously with such refinance, Borrower may, provided certain requirements are satisfied (including, without limitation, satisfaction of the Debt Service
Coverage Test and, if such event occurs on or prior to the 24th payment date, a prepayment fee and/or spread maintenance, as applicable), apply the proceeds of such sale or refinancing (in an amount equal to the greater of (x) the then-current allocated loan amount of such manufactured home community and (y)
90% of the net proceeds received in connection with such sale or refinance
(which amount shall not exceed 125% of the then-current allocated loan amount
)) to prepay the Farallon Portfolio Loan Floating Rate A Note.

Held For Sale Events. In connection with any sale of certain "held-for-sale"
manufactured housing communities, Borrower may, provided certain requirements are satisfied (including, without limitation, satisfaction of the Debt Service
Coverage Test and, if such event occurs on or prior to the 24th payment date, a reduced prepayment fee equal to 0.15% of the amount prepaid), apply the proceeds of such sale or refinancing (in an amount equal to the greater of (x)
the then-current allocated loan amount of such manufactured home community and
(y) 90% of the net proceeds received in connection with such sale or refinance
(which amount shall not exceed 125% of the then-current allocated loan amount
)) to prepay up to $160,000,000 of the Farallon Portfolio Loan Floating Rate A
Note.

OTHER RELEASES. In the event Borrower cannot comply with certain covenants contained in the loan documents with respect to any one manufactured housing community, Borrower may obtain a release of such individual manufactured housing community in accordance with the release, substitution and/or partial defeasance provisions described above.

FARALLON RENTAL HOUSING PORTFOLIO RELEASE PROVISIONS. The Farallon Rental
Housing Portfolio will be released from the collateral when the Farallon
Portfolio alone achieves a Debt Service Coverage Ratio of 1.43x.

ADDITIONAL DEBT. Not permitted. Certain affiliates of Borrower are permitted to enter into a revolving credit facility secured by a non-controlling interest in
Borrower, not to exceed $15,000,000 during the first year of the loan and
$25,000,000 thereafter.

PROPERTY MANAGEMENT. ARC Management Services, LLC is the property manager for all the Farallon Portfolio properties and the Farallon Rental Housing
Portfolio. The property manager is affiliated with the Borrowers.

GROUND LEASE. One manufactured housing community (Birchwood Farms, located in
Birch Run, Michigan) is owned in leasehold. The initial term of the ground lease expires on April 12, 2099. Annual rent due under the ground lease is
$90,576 and increases on April 20, 2010 and every five years thereafter, by the lesser of (a) 20% of the rent then in effect or (b) the cumulative CPI increase over the prior five year period. Pursuant to an option agreement, Borrower may purchase the related fee interest and such purchase is permitted under the loan documents provided that Borrower delivers customary title endorsements, opinions and amendments to the applicable mortgage in order to subject the related fee interest to the lien of the mortgage.

As used herein "Debt Service Coverage Ratio" means, as of any date of calculation with respect to the Farallon Portfolio, the quotient expressed to two decimal places of the underwritten net cash flow of the Farallon Portfolio, and not the Farallon Rental Housing Portfolio, divided by the aggregate Assumed
Loan Debt Service (rounded to the nearest hundredth).

As used herein "Assumed Loan Debt Service" means the annual debt service on the
Farallon Portfolio Loan Combination calculated (i) with respect to the Farallon
Portfolio Loan Fixed Rate Notes, using the computed debt service during the prior 12-month period and assuming that the Farallon Portfolio Loan Fixed Rate
Notes had been outstanding during such period with an outstanding principal balance equal to same at the time of calculation and (ii) with respect to the
Farallon Portfolio Loan Floating Rate A Note, using an assumed interest rate equal to the then applicable interest rate cap strike rate (as of the closing date, the strike rate is 5.75%, and during any Farallon Portfolio Loan Floating
Rate A Note extension term, shall be 6.0%, provided such strike rate may be adjusted by lender such that the Debt Service Coverage Ratio during the applicable extension term taking into account interest rate cap payments at the adjusted strike rate is not less than 1.43x) plus 0.75% over the prior 12-month period and assuming that the Farallon Portfolio Loan Floating Rate A Note had been outstanding during such period with an outstanding principal balance equal to same at the time of calculation.

As used herein, "Debt Service Coverage Test" means as of any date of calculation with respect to a property release, substitution, partial defeasance or other event, a test which shall be satisfied if the Debt Service
Coverage Ratio for the manufactured housing communities that remain in the
Farallon Portfolio (or with respect to a substitution, are collateral for the
Farallon Portfolio Loan Combination following such substitution) after such property release, substitution, partial defeasance or other event, equals or exceeds the greater of (i) 1.23x and (ii) the lesser of (A) the Debt Service
Coverage Ratio immediately prior to the applicable property release, substitution, partial defeasance or other event and (B) 1.43x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

EXECUTIVE HILLS PORTFOLIO

                    [2 PHOTOS OF EXECUTIVE HILLS PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           9
Location (City/State)                     Kansas City, MO and Overland Park, KS
Property Type                                                            Office
Size (Square Feet)                                                      951,754
Percentage Physical Occupancy as of April 30, 2007 and May 7,
     2007                                                                 93.2%
Year Built                                                              Various
Year Renovated                                                          Various
Appraisal Value                                                    $140,000,000
# of Tenant Leases                                                           37
Average Rent Per Square Foot                                             $19.90
Underwritten Economic Occupancy                                           92.7%
Underwritten Revenues                                               $18,348,910
Underwritten Total Expenses                                          $6,944,622
Underwritten Net Operating Income (NOI)                             $11,404,288
Underwritten Net Cash Flow (NCF)                                    $10,016,978
4/30/2007 (T-4 Annualized)                                           $8,800,272
2006 NOI                                                             $6,975,513
2005 NOI                                                             $6,040,689
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                    KeyBank
Loan Group                                                                    1
Origination Date                                                  June 13, 2007
Cut-off Date Principal Balance                                      $99,900,000
Cut-off Date Loan Balance Per SF/Unit                                      $105
Percentage of Initial Mortgage Pool Balance                                4.1%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                              8 Properties: Fee
                                                      1 Property: Fee/Leasehold
Mortgage Rate                                                           5.7300%
Amortization Type                                                    Actual/360
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Protection                                GRTRofYMor 1%(25),Defor
                                                         GRTRofYMor 1%(91),O(4)
Lockbox                                                                    None
Cut-off Date LTV Ratio                                                    71.4%
LTV Ratio at Maturity or ARD                                              66.5%
Underwritten DSCR on NOI                                               1.63x(1)
Underwritten DSCR on NCF                                               1.43x(2)
--------------------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the initial interest only period is
      1.99x.

(2)   The Underwritten DSCR on NCF during the initial interest only period is
      1.75x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                       [MAP OF EXECUTIVE HILLS PORTFOLIO]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Executive Hills Portfolio Loan") is evidenced by a single promissory note and is secured by first priority security instruments encumbering nine office buildings located in the Greater Kansas
City Metropolitan area, on both sides of the Kansas and Missouri state-line
(the "Executive Hills Portfolio Property"). The subject loan has a 5-year interest only period with a 30-year amortization schedule beginning in year 6 of the 10 year term. The Executive Hills Portfolio Loan represents approximately 4.1% of the initial mortgage pool balance and approximately 7.1%
of the initial loan group 1 balance.

The Executive Hills Portfolio Loan was originated on June 13, 2007 and has a principal balance as of the cut off date of $99,900,000. The Executive Hills
Portfolio Loan has a scheduled maturity date of July 1, 2017. The Executive
Hills Portfolio Loan may be prepaid in whole, but not in part, at any time during its term with payment of prepayment consideration in the amount equal to the greater of one percent (1%) of the then outstanding principal balance or the yield maintenance amount. Commencing two years and fifteen days after the creation of the series 2007-8 securitization trust, the Executive Hills
Portfolio Borrower has the option of prepaying the Executive Hills Portfolio
Loan in whole as described in the preceding sentence, or defeasing the entire
Executive Hills Portfolio Loan, subject to standard defeasance requirements.
Voluntary prepayment of the Executive Hills Portfolio loan is permitted on or after April 1, 2017 without penalty.

The Executive Hills Portfolio Loan is the first priority "A Note" of an A/B structured loan transaction. The Executive Hills Portfolio Property also secures a subordinate B Note ("Executive Hills Portfolio B Note") with an original principal balance of $11,100,000 that is not included in the Series
2007-8 securitization trust. The security instruments that secure the Executive
Hills Portfolio Loan also secure the Executive Hills Portfolio B Note. See
"Description of the Mortgage Pool -- The Loan Combinations" in the offering prospectus.

THE PROPERTIES.

------------------------------------------------------------------------------------------------
                                   EXECUTIVE HILLS PORTFOLIO

                                                                                         % OF
                                                              YEAR BUILT/              PORTFOLIO
PROPERTY                                      LOCATION        RENOVATED     SQ. FT.     SQ. FT.
------------------------------------------------------------------------------------------------

8140 Ward Parkway                        Kansas City, MO       1987        209,328       22.0%
903 E 104th -- Building C                Kansas City, MO       1989        175,481       18.4%
10450 Holmes -- Building D               Kansas City, MO       1988        117,017       12.3%
6363 College Boulevard                  Overland Park, KS    1985/1988     131,857       13.9%
7301 College Boulevard -- Building
  37                                    Overland Park, KS    1985/1988      81,635        8.6%
4900-4950 College Boulevard --
  Building 49-49a                       Overland Park, KS    1976/1978      77,095        8.1%
10410 Holmes Road -- Building A          Kansas City, MO       1984         50,423        5.3%
5000 College Boulevard -- Building
  54                                    Overland Park, KS      1988         61,504        6.5%
10950 El Monte                          Overland Park, KS      1974         47,414        5.0%
------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                                                            951,754      100.0%
------------------------------------------------------------------------------------------------

                                                                   CUT-OFF DATE     ALLOCATED
                                                   UNDERWRITTEN     ALLOCATED       APPRAISAL
PROPERTY                              OCCUPANCY        NCF           BALANCE          VALUE
-----------------------------------------------------------------------------------------------

8140 Ward Parkway                        95.1%     $ 2,584,172     $25,689,000    $ 35,994,000
903 E 104th -- Building C                97.6%     $ 2,138,949     $20,551,000    $ 28,798,000
10450 Holmes -- Building D              100.0%     $ 1,360,651     $13,558,000    $ 18,998,000
6363 College Boulevard                   96.9%     $ 1,058,361     $12,488,000    $ 17,500,000
7301 College Boulevard -- Building
  37                                     89.2%     $   848,289     $ 7,635,000    $ 10,696,000
4900-4950 College Boulevard --
  Building 49-49a                        98.8%     $   706,932     $ 6,351,000    $  8,904,000
10410 Holmes Road -- Building A          73.4%     $   427,150     $ 5,352,000    $  7,504,000
5000 College Boulevard -- Building
  54                                    100.0%     $   594,277     $ 4,781,000    $  6,706,000
10950 El Monte                           51.7%     $   298,198     $ 3,495,000    $  4,900,000
-----------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                          93.2%     $10,016,978     $99,900,000    $140,000,000
-----------------------------------------------------------------------------------------------

The Executive Hills Portfolio Loan is secured by nine office properties with a total of 951,754 rentable square feet. Eight of the buildings were developed by the sponsorship throughout the 1980's and have been owned and operated by the sponsorship since completion. 6363 College Boulevard was developed by the sponsorship, subsequently sold, and recently repurchased. The Executive Hills
Portfolio Property has a total of 37 tenants with the largest tenant occupying
20.9% of the net rentable area. The Executive Hills Portfolio Property houses several nationally known tenants and locally based firms, and is situated in close proximity to Interstate-435, the outer loop which provides access to all parts of the Kansas City MSA.

8140 Ward Parkway is a five-story, Class A office building, located in Kansas
City, MO. The subject is currently 95.1% occupied by NovaStar Financial, Inc., a specialty finance company with business in the origination, purchase, securitization, sale, investment in, and service of residential nonconforming loans and mortgage-backed securities. The subject property is their national headquarters. The subject is well located within the Ward Parkway Office
Submarket.

903 E 104th -- Building C is a nine-story, Class A office building, located in
Kansas City, MO. The building is 97.6% occupied by twelve tenants, including
IndyMac Bank and the University of Phoenix. IndyMac Bank is the 7th largest savings and loan and the 2nd largest independent mortgage lender in the United
States. The University of Phoenix was founded in 1976 and specializes in making higher education highly accessible for working students. It is the largest private university in North America, with over 190 locations.

10450 Holmes Road -- Building D is a six-story, Class A office building, located in Kansas City, MO. The subject is 100% occupied by a single tenant,
Burns & McDonnell, as their corporate headquarters. Burns & McDonnell is an engineering firm founded in 1898 in Kansas City. Originally specializing

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

in designing utility plants, it has since expanded to other large scale projects such as airports, roadways, steel mills and other civil work projects.
Burns & McDonnell was recently ranked 35th of the top U.S. engineering companies by Engineering News-Record.

6363 College Boulevard is a Class B office building, located in Overland Park,
KS. The building has a main six-story building and an attached three-story annex building. The property is 96.9% occupied by seven tenants. The largest tenant of the property is South & Associates who have provided professional and comprehensive foreclosure, litigation, loss mitigation and collection services to loan servicers throughout the United States since 1973.

7301 College Boulevard -- Building 37 is a two-story, Class B office building, located in Overland Park, KS. The property is currently leased to three tenants. Two new leases totaling 52,110 sq. ft. have been executed by Baker
University and The Mutual Fund Store at rental rates of $20.00/sf and
$22.42/sf, respectively. Both are scheduled to take occupancy October 1, 2007.

4900-4950 College Boulevard -- Building 49-49a is a Class B office building with a one-story section and three-story section, located in Overland Park, KS.
The property is 98.7% occupied by two tenants, Computer Technology Corp. and
YRC Enterprise Services. YRC Enterprise Services is a subsidiary of YRC
Worldwide, Inc., a Fortune 500 company and one of the largest transportation service providers in the world.

10410 Holmes Road -- Building A is a four-story, Class B office building, located in Kansas City, MO. The building is currently 73.4% occupied by seven tenants including U.S. Bank and Universal Underwriters Group. U.S. Bancorp, the
parent company of U.S. Bank, has $223 billion in assets and is the 6th largest commercial bank in the United States. Universal Underwriters employs approximately 1,800 people in 28 regional offices. The 83 year old company is the nation's largest underwriter of automobile, truck and motorcycle dealers, as well as the automotive aftermarket industry. In 2007, Universal Underwriters
Group will go through the process of changing brand names to Zurich
Underwriters.

5000 College Boulevard -- Building 54 is a four-story, Class B office building, located in Overland Park, KS. The building is 100% occupied by three tenants.
R.H. Donnelley is the largest tenant, with 84% of the space. R.H. Donnelley is the nation's third largest Yellow Pages publisher using print and online capabilities. The company has more than 4,000 employees operating in 28 states.

10950 El Monte Building is a single-story, Class B office building, located in
Overland Park, KS. The property is currently 51.7% occupied by a single tenant,
North American Savings Bank F.S.B.("NASB"). NASB, was founded in 1927, has over
$1 billion in assets and more than 400 employees. NASB offers a diverse portfolio of financial services ranging from banking and investments to consumer and commercial loans from 12 locations throughout the Kansas City
Metropolitan area.

The following table presents certain information relating to the major tenants of the Executive Hills Portfolio Property:

-----------------------------------------------------------------------------------------
                                     TENANT INFORMATION

                           CREDIT RATINGS     SQUARE      % OF    BASE RENT       LEASE
TENANT NAME                 (FITCH/S&P)        FEET        GLA       PSF       EXPIRATION
-----------------------------------------------------------------------------------------

NovaStar Financial, Inc.        N/A          199,048     20.9%     $ 21.49     1/31/2011
Burns & McDonnell               N/A          117,017     12.3%     $ 19.93     2/29/2012
R.H. Donnelley               CCC+/BB-         51,531      5.4%     $ 19.04    10/31/2009
-----------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                              367,596     38.6%     $ 20.65
-----------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE

                  NUMBER       SQUARE      % OF                      % OF BASE
                OF LEASES      FEET        GLA         BASE RENT        RENT
     YEAR        EXPIRING    EXPIRING    EXPIRING      EXPIRING       EXPIRING
--------------------------------------------------------------------------------

MTM                1           5,982         0.6%    $   104,685          0.6%
2007               2           3,091         0.3          61,835          0.4
2008               2          11,654         1.2         310,380          1.8
2009               8         116,714        12.3       2,373,174         13.4
2010               4          71,323         7.5       1,440,960          8.2
2011               8         280,358        29.5       5,875,681         33.3
2012               4         171,666        18.0       3,212,205         18.2
2013               5          70,916         7.5       1,409,792          8.0
2014               3          49,222         5.2         933,407          5.3
2015               1          40,184         4.2         753,450          4.3
2016               2          66,017         6.9       1,179,392          6.7
2017               --          --            0.0               0          0.0
Thereafter         --          --            0.0               0          0.0
Vacancy           NAP         64,627         6.8               0          0.0
--------------------------------------------------------------------------------
TOTAL              40        951,754       100.0%    $17,654,960        100.0%
--------------------------------------------------------------------------------

----------------------------------------------------------------------------
                  CUMULATIVE     CUMULATIVE     CUMULATIVE     CUMULATIVE %
                 SQUARE FEET      % OF GLA      BASE RENT     OF BASE RENT
     YEAR          EXPIRING       EXPIRING       EXPIRING       EXPIRING
----------------------------------------------------------------------------

MTM                  5,982           0.6%      $   104,685          0.6%
2007                 9,073           1.0           166,520          0.9
2008                20,727           2.2           476,900          2.7
2009               137,441          14.4         2,850,074         16.1
2010               208,764          21.9         4,291,034         24.3
2011               489,122          51.4        10,166,715         57.6
2012               660,788          69.4        13,378,919         75.8
2013               731,704          76.9        14,788,711         83.8
2014               780,926          82.1        15,722,118         89.1
2015               821,110          86.3        16,475,568         93.3
2016               887,127          93.2        17,654,960        100.0
2017               887,127          93.2        17,654,960        100.0
Thereafter         887,127          93.2        17,654,960        100.0
Vacancy            951,754         100.0        17,634,960        100.0
----------------------------------------------------------------------------
TOTAL              951,754         100.0%      $17,654,960        100.0%
----------------------------------------------------------------------------

THE MARKET.(1)

COLLEGE BOULEVARD SUBMARKET -- BUILDING 37, BUILDING 49/49A, BUILDING 54, 6363
COLLEGE BOULEVARD, & EL MONTE

The College Boulevard Submarket has a total of approximately 8.4 million square feet of office space. CoStar(2) market statistics for the current period identify 80 properties (approximately 7.0 million square feet) as comparable to the subject, defined as existing Class B office properties from 40,000-210,000 square feet with typical floor plates of 15,000 square feet. The current occupancy for the comparables is 88% with gross rents ranging from $14.91-$30.00 per square foot with an average rental rate of $18.40.

The College Boulevard office corridor is a relatively mature, in-fill area that has been fully developed, with most properties constructed in the 1980's. This neighborhood can be defined as the area surrounding the I-435/Metcalf Ave intersection in South Johnson County, KS, approximately 12 miles southwest of the CBD. The College Boulevard / Metcalf Avenue intersection has a 4-way traffic count of approximately 150,000 vehicles/day. Four of the subject buildings (Building 49/49a, Building 54, 6363 College Boulevard, & El Monte)
are located southeast of the I-435/Metcalf Ave intersection, with Building 37 being located just west of the I-435/Metcalf Ave intersection. The subject buildings are situated with easy access to I-435, which has a full interchange at the intersections along I-435 at Metcalf Ave. From I-435, the entire Kansas
City MSA can be accessed.

SOUTH KANSAS CITY, MO SUBMARKET -- BUILDING A, C, & D

The South Kansas City, MO Submarket has a total of 2.56 million square feet of office space. CoStar(2) market statistics for the current period identify 9 properties(3) totaling 831,679 square feet as comparable to the subject, defined as existing Class B properties from 50,000-210,000 square feet with typical floor plates of 10,000 square feet. The current occupancy for the comparables is 92% with gross rents ranging from $18.00-$21.33 per square foot with an average rental rate of $18.33

The general neighborhood represents a fully developed area of Kansas City, which is improved with a mixture of office, retail and residential properties with good local and regional access. This neighborhood can be defined as the area surrounding the I-435/Holmes Road intersection in South Kansas City, Mo, approximately 10 miles south of the CBD. The traffic count at the intersection is 113,259 cars/day. The subject buildings are situated immediately south of
I-435. Buildings A, and C, are east of Holmes Road and Building D is immediately west of Holmes Road. I-435 is the outer loop circling the Kansas
City MSA, and provides access from most parts of the MSA. Holmes Road is a major north-south thoroughfare running through the area. The subject buildings are situated with easy access to I-435, which has a full interchange at the intersections along I-435 at Holmes Road. The improvements are part of the well established Executive Hills East Business Park. The office park contains approximately 890,000 SF and is 87.5% occupied. The buildings were built in the
1980's and 1990's.

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

(2)   Submarket occupancies and rental rates were obtained form CoStar.

(3)   The comparables were amended to exclude the former Marion Labs Facility, as the property is a three-building office/campus property.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

WARD PARKWAY SUBMARKET -- 8140 WARD PARKWAY

The Ward Parkway Submarket has a total of 3.07 million square feet of office space. CoStar2 market statistics for the current period identify 4 properties totaling 477,189 square feet as comparable to the subject, defined as existing
Class B properties from 50,000-250,000 square feet with typical floor plates of
25,000 square feet. The current occupancy for the comparables is 93% with gross rents ranging from $16.75-$19.50 with an average rental rate of $17.69.

Approximately 8 miles south of the CBD, the subject is located at the intersection of W 81st Street and Ward Parkway, as part of a small cluster of well-established multi-tenant and mid and high-rise Class A and Class B office buildings. The buildings were built in the 1980's and 1990's and all exhibit over 90% occupancy. Traffic count in the neighborhood is approximately 8,000 cars/day. Ward Parkway runs parallel to State Line Road which runs north/south along the Kansas/Missouri state line. The subject is 3.5 miles north of the
State Line Road / I-435 intersection, and is 3.7 miles northwest of the subject buildings located in the Executive Hills East Business Park.

The improvements in the surrounding area include 3 other multi-tenant and mid and high-rise Class A and Class B office buildings which are owned by the sponsorship of and managed by Executive Hills Management, but are not part of the collateral for this transaction. The cluster of buildings exhibits average occupancy of 92%. The immediate neighborhood is substantially surrounded by single-family residential development, with Ward Parkway Center located to the south. Ward Parkway Center is a 735,000 enclosed shopping mall anchored by AMC,
Dillard's and Target. Built in 1959, the mall underwent a major renovation project in 1999/2000. In excess of $50 million was spent renovating the shopping center. It is owned and managed by Developers Diversified Realty (DDR)
and is currently 86% occupied.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    5 MILE RADIUS
                                                                         IN-PLACE      NUMBER     5 MILE RADIUS   MEDIAN HOUSEHOLD
PROPERTY NAME                                     SECONDARY SUBMARKET    RENT PSF   OF TENANTS     POPULATION          INCOME
-----------------------------------------------------------------------------------------------------------------------------------

8140 Ward Parkway                                         Ward Parkway    $ 21.49         1             185,607         $57,446
903 E 104th -- Building C                        South Kansas City, MO    $ 20.05        12             185,607         $57,446
10450 Holmes -- Building D                       South Kansas City, MO    $ 19.93         1             185,607         $57,446
6363 College Boulevard                                   College Blvd.    $ 17.09         7             227,001         $71,733
7301 College Boulevard -- Building 37                    College Blvd.    $ 20.98         3             227,001         $71,733
4900-4950 College Boulevard -- Building 49-49a           College Blvd.    $ 18.74         2             227,001         $71,733
10410 Holmes Road -- Building A                  South Kansas City, MO    $ 23.31         7             185,607         $57,446
5000 College Boulevard -- Building 54                    College Blvd.    $ 19.17         3             227,001         $71,733
10950 El Monte                                           College Blvd.    $ 17.56         1             227,001         $71,733
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                                                           $ 19.81        37             208,604         $65,383
-----------------------------------------------------------------------------------------------------------------------------------

THE BORROWER.  The Executive Hills Portfolio Borrower is EHD Holdings, LLC, a
bankruptcy remote single purpose entity that is a Delaware single member limited liability company. The Executive Hills Portfolio Borrower is controlled by the sole member, EHMD Properties, L.L.C. Seventy-nine percent of the ownership interest in EHMD Properties, L.L.C. is held by the two sponsors and indemnitors, Larry J. Bridges (55%) and Sherman W. Dreiseszun (24%). The
remaining ownership is made up of individuals each owning less than a 10%
interest. The sponsors and indeminitors are experienced real estate developers and owners. Collectively they, in some cases with their affiliates and partners, own and control over 4 million square feet of Class A & B office property in the Kansas City area. Mr. Bridges owns Executive Hills Management,
Inc company and Mr. Dreiseszun is an investor in real estate assets, area financial institutions, and other business interests in the local community.
Since its formation in 1979 Executive Hills has developed over 6 million square feet of office space in the Kansas City Market. The buildings range in size from 20,000 - 800,000 SF.

PROPERTY MANAGEMENT. The property manager for the Executive Hills Portfolio
Loan is Executive Hills Management, Inc. ("Executive Hills"), which is owned by the sponsor, Larry J. Bridges. Executive Hills is the largest office building developer in the Kansas City area. It confines its activities to the Kansas
City area in order for Mr. Bridges to maintain "hands on" management of all of its projects, being responsible for leasing and all related activities. The management portfolio contains 4 million SF of office space with 2.8 million SF located in suburban submarkets and 1.2 million SF located in the Kansas City
CBD. The average occupancy of the total management portfolio is 76.5%, however occupancy in the suburban markets is 95%.

LOCKBOX. The Executive Hills Portfolio Loan documents do not require a lockbox.

ADDITIONAL DEBT. As noted above, The Executive Hills Portfolio Properties also secure the Executive Hills Portfolio B Note.

Additionally, with the prior written consent of the holder of the Executive
Hills Portfolio Loan, the Executive Hills Portfolio Borrower may obtain additional subordinate debt secured by the Executive Hills Portfolio Property, or any of the individual Executive Hills Portfolio Properties, provided certain requirements are satisfied, including (i) if the additional subordinate debt will be secured by the Executive Hills Portfolio Properties in its entirety, the aggregate amount of the Executive Hills Portfolio Loan, the Executive Hills
Portfolio B Note debt and the additional subordinate debt shall

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

not cause the loan to value to exceed 80%, (ii) if the subordinate debt will be secured by one of the individual Executive Hills Portfolio Properties (but not the Executive Hills Portfolio in its entirety), the additional subordinate debt shall not exceed the amount that would cause the loan to value for such individual Executive Hills Portfolio Property (taking into account the allocated loan amount for such individual property) to exceed 80% of the appraised value of such individual Executive Hills Portfolio Property, (iii)
the available cash flow from the Executive Hills Portfolio Property shall be sufficient to produce a debt service coverage ratio of not less than 1.20x taking into account the combined annual debt service for the Executive Hills
Portfolio Loan, the Executive Hills Portfolio B Note debt and the additional subordinate debt, (iv) delivery of rating agency confirmation and (v) execution of an acceptable intercreditor agreement.

RELEASE PROVISIONS. Individual Executive Hills Portfolio Properties may be
released from the lien of the related security instrument provided certain requirements are satisfied, including (i) a partial prepayment of the principal amount equal to 110% of the allocated loan amount of the individual Executive
Hills Portfolio Property to be released, (ii) payment of the applicable yield maintenance amount with respect to such partial prepayment amount, (iii) after giving effect to such partial release, the loan to value for the remaining
Executive Hills Portfolio Property shall be no more than 80%, (iv) after giving effect to such partial release, the debt service coverage ratio for the remaining Executive Hills Portfolio Property shall be not less than 1.20x and
(v) delivery of rating agency confirmation.

LEASEHOLD INTEREST. With respect to a portion of the individual Executive Hills
Portfolio Property that is known as Building D, the Executive Hills Portfolio
Borrower holds a leasehold interest with the City of Kansas City, Missouri as the ground lessor. This leasehold portion of this individual Executive Hills
Portfolio Property is used for excess surface parking and access to a loading dock. The building and parking structure situated on this individual Executive
Hills Portfolio Property is on the portion owned by the Executive Hills
Portfolio Borrower as a fee simple interest. A non-recourse carve out was added to the Executive Hills Portfolio Loan documents for Executive Hills Portfolio
Borrower's failure, if the ground lease is terminated prior to the full repayment of the Executive Hills Portfolio Loan, to reconfigure the fee premises of this individual Executive Hills Portfolio Property so (i) there is full access to the existing loading dock and (ii) such fee premises complies with all applicable laws and leases as they pertain to available parking on such fee premises.

LETTER OF CREDIT. The Executive Hills Portfolio Borrower delivered a $4,200,000 irrevocable letter of credit to be held as additional security for the
Executive Hills Portfolio Loan for a period of not less than twenty-four months and to be returned to Executive Hills Portfolio Borrower if specified requirements relating to one of the tenants of the Executive Hills Portfolio
Property, NovaStar Financial, Inc., are timely satisfied.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Executive Hills Portfolio Loan:

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES

TYPE:                                                     INITIAL       MONTHLY
--------------------------------------------------------------------------------

Taxes                                                    $710,424     $  169,951
Insurance(1)                                             $      0      Springing
Environmental Reserve(2)                                 $  2,400     $        0
Rollover Reserve(3)                                      $ 64,166     $   64,166
--------------------------------------------------------------------------------

(1)   The requirement of an escrow for an insurance premium is waived provided blanket insurance is maintained.

(2)   Funds in the Environmental Reserve may be released to the Executive Hills
      Portfolio Borrower upon lender's receipt of a satisfactory O&M Plan for two of the individual properties.

(3)   Monthly deposits to the Rollover Reserve continue until a $2,600,000 cap is achieved. If the balance falls below the cap, monthly deposits shall recommence.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

PENINSULA BEVERLY HILLS

                       [2 PHOTOS PENINSULA BEVERLY HILLS]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                         Beverly Hills, CA
Property Type                                                       Hospitality
Size (Rooms)                                                                194
Percentage Physical Occupancy as of May 31, 2007                          83.5%
Year Built                                                                 1991
Loan Purpose                                                          Refinance
Appraisal Value                                                    $221,500,000
Underwritten Economic Occupancy                                           84.0%
Underwritten Revenues                                               $56,241,314
Underwritten Total Expenses                                         $41,574,978
Underwritten Net Operating Income (NOI)                             $14,666,336
Underwritten Net Cash Flow (NCF)                                    $12,697,890
5/31/2007 (TTM) NOI                                                 $13,869,094
2006 NOI                                                            $13,408,262
2005 NOI                                                            $12,291,400
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION(1)
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                                  July 31, 2007
Cut-off Date Principal Balance                                   $79,300,000(2)
Cut-off Date Loan Balance Per Room                                     $408,763
Percentage of Initial Mortgage Pool Balance                                3.3%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.2093%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           84
Original Term to Maturity/ARD (Months)                                       84
Original Amortization Term (Months)                                         NAP
Original Call Protection                          LO(24),Def(11),LESSofDeforGRT
                                                             RofYMor1%(45),O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                 35.8%(3)
LTV Ratio at Maturity or ARD                                           35.8%(3)
Underwritten DSCR on NOI                                               2.93x(3)
Underwritten DSCR on NCF                                               2.54x(3)
Shadow Rating (F/S)                                                BBB-/BBB-(4)
--------------------------------------------------------------------------------

(1)   Cut-off Date Principal Balance and other information presented herein, unless otherwise specified, do not include the principal balance of the related subordinate non-trust B-note loan.

(2)   Represents a portion of a loan combination that is comprised of the mortgage loan and a $60,700,000 subordinate non-trust B-note loan (the
      "Peninsula Beverly Hills B-Note").

(3)   Including the Peninsula Beverly Hills B-Note, the Cut-Off Date LTV Ratio
      is 63.2%, the LTV Ratio at Maturity is 63.2%, the Underwritten DSCR on NOI
      is 1.62x and the Underwritten DSCR on NCF is 1.40x.

(4)   It has been confirmed by both Fitch and S&P, in accordance with their respective methodologies, that the Peninsula Beverly Hills Loan has credit characteristics consistent with investment-grade rated obligations.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                        [MAP OF PENINSULA BEVERLY HILLS]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Peninsula Beverly Hills Loan") is evidenced by a single promissory note secured by a first priority deed of trust encumbering a full service hotel located in Beverly Hills, California (the
"Peninsula Beverly Hills Property"). The Peninsula Beverly Hills Loan
represents approximately 3.3% of the initial mortgage pool balance and approximately 5.7% of the initial loan group 1 balance.

The Peninsula Beverly Hills Loan was originated on July 31, 2007, and has a principal balance as of the cut-off date of $79,300,000. The Peninsula Beverly
Hills Loan has a remaining term of 84 months and a scheduled maturity date of
August 8, 2014. The Peninsula Beverly Hills Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. In addition, the Peninsula Beverly Hills Loan may be prepaid in whole on any payment date occurring from and after after the thirty sixth payment date upon payment of yield maintenance premium; provided that if the total cost to defease the Peninsula Beverly Hills Loan would be less than the cost of prepayment with yield maintenance, the Peninsula Beverly Hills
Borrower will be required to defease instead of prepay. Voluntary prepayment of the Peninsula Beverly Hills Loan is permitted on or after May 8, 2014 without penalty.

The Peninsula Beverly Hills Property also secures a subordinate B-note (the
"Peninsula Beverly Hills B-Note", and together with the Peninsula Beverly Hills
Loan, the "Peninsula Beverly Hills Loan Combination") with an original principal balance of $60,700,000. The Peninsula Beverly Hills B-Note is
co-terminous with the Peninsula Beverly Hills Loan. The respective rights of the holder of the Peninsula Beverly Hills Loan and the Peninsula Beverly Hills
B-Note will be governed by a co-lender agreement, as described in the accompanying free writing prospectus under "Description of the Mortgage
Pool--The Loan Combinations." The holder of the Peninsula Beverly Hills B-Note will have the right, under certain circumstances, to replace the special servicer for this mortgage loan and the right to direct and advise the applicable master and special servicer on various servicing matters, in each case, at certain times, as described in the accompanying free writing prospectus under "Description of the Mortgage Pool--The Loan Combinations."

THE PROPERTY. The Peninsula Beverly Hills Loan is secured by the fee interest in a four- and five-story, luxury hotel located on 2.182 acres at the southeast corner of Little Santa Monica Boulevard and Lasky Drive in the heart of Beverly
Hills, California, within walking distance of world renowned shopping on Rodeo
Drive and the business community of Century City. The Peninsula Beverly Hills
Property was built in 1991 and currently includes 194 guest rooms. The
Peninsula Beverly Hills Property consists of three buildings; the main building is "Z" shaped and houses 178-guestrooms while two, detached garden-style villa buildings house a total of 16 guestrooms.

The Peninsula Beverly Hills Property's overall design is best characterized as a first-class, upscale hotel with an Italianesque villa design motif. Amenities include the Belvedere Restaurant (the only Five-Diamond restaurant in Southern
California), a 105-seat fine-dining restaurant that offers patio seating as well as a 20-seat private dining area; the area known as the "Living Room" with seating for 35 people, where the Peninsula's "afternoon tea," evening cocktails and appetizers are served, accompanied by daily live music; the Roof Garden, which seats 50 people and is situated by the 60-foot rooftop swimming pool and ten private pool-side cabanas; The Club Bar, an intimate bar lounge serving a full menu; a fitness center; a gift and sundry shop; a small shop featuring designer men's clothing; and approximately 2,600 square feet of function space.
Additionally, the Peninsula Beverly Hills Property has three smaller meeting rooms, which may be converted to guest rooms (one is scheduled to be converted by the end of 2008). In addition, a two-level subterranean parking facility provides 320 parking spaces.

The Peninsula Beverly Hills Property, a AAA Five-Diamond and Mobil Five-Star
hotel for the 13th consecutive year, has recently been awarded: Conde Nast
Traveler: Gold List 2007 (highest ranking hotel in Los Angeles); Travel +
Leisure January 2007: 500 World's Best Hotels (No. 2 in Los Angeles); Travel +
Leisure: Best Business Hotels November 2006; Institutional Investor -- 2006
List of Top 100 Hotels in the World; and Andrew Harper's Hideaway Report (USA):
Ranked No. 1 (and gold medalist for 3 of the last 5 years) in the list of Top
20 U.S. City Hotels -- World's Best Hotels, Resorts & Hideaways.

THE MARKET(1). The Peninsula Beverly Hills Property is located at 9882 Santa
Monica Boulevard on the edge of the area known as the "Golden Triangle" in
Beverly Hills, California. The Golden Triangle is defined by Santa Monica
Boulevard to the north, Wilshire Boulevard to the south and Rexford Drive to the east and encompasses Rodeo Drive. The city attracts nearly 12,205 visitors a day and is the number one non-paid attraction in Southern California.
According to the Beverly Hills Chamber of Commerce, the average Beverly Hills guest spends approximately $407 per day in the city.

______________________

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

Market demand, as measured by occupied rooms, has experienced positive growth over the last five years, and the weighted average occupancy rate in the market has climbed from 61.8% in 2002 to 75.1% in 2006 (slightly off the 2005 high of
75.7%). ADR for the competitive market has increased significantly since 2002, growing at a compound annual average growth rate of 8.3% and above inflationary growth levels of 6.8%, 13.2%, and 12.2% in 2004, 2005, and 2006, respectively.
RevPAR for the competitive market has increased at a remarkable compound annual average growth of 13.7% over the past five years.

The Peninsula Beverly Hills Property has maintained an average occupancy of
81.5% over the past ten years, with the lowest occupancy of 77.6% occurring in
2001. The weighted average occupancy rate from 2002 through 2006 is 83.5%. ADR has experienced significant growth with a compound average annual growth of
10.6%. The Peninsula Beverly Hills Property experienced double digit ADR growth of 14.7%, 12.6%, and 10.7% in 2004, 2005, and 2006, respectively. As a result of the ADR growth, the Peninsula Beverly Hills Property has demonstrated strong
RevPAR growth at 11.6% per year.

For the year-to-date period through May 31, 2007, occupied rooms is 0.2%
greater and ADR is up 8.3% over statistics for the same period last year, resulting in RevPAR increasing 8.5% (or $43) over that achieved through May
2006.

-------------------------------------------------------------------------------------------------------
                            THE PENINSULA BEVERLY HILLS HOTEL -- KEY METRICS

                  2002         2003         2004         2005         2006       TTM 5/07         U/W
-------------------------------------------------------------------------------------------------------

Occupancy          80.5%        83.6%        85.5%        84.5%        83.4%        83.5%          84.0%
ADR            $ 388.24     $ 406.17     $ 465.91     $ 524.53     $ 580.64     $ 600.54       $ 620.00
RevPAR         $ 312.53     $ 339.56     $ 398.35     $ 443.23     $ 484.25     $ 501.35       $ 520.80
-------------------------------------------------------------------------------------------------------

Against its competitive set, the Peninsula Beverly Hills hotel has enjoyed significant occupancy, ADR and RevPAR levels, continually outperforming the market. The Peninsula's penetration rates are outstanding with trailing 12 months ended May 31, 2005, trailing 12 months ended May 31, 2006 and trailing
12 months period ended May 31, 2007 RevPAR penetration at 137%, 136%, and 132%, respectively.

--------------------------------------------------------------------------------
            THE PENINSULA BEVERLY HILLS HOTEL -- MARKET PENETRATIONS

                TTM 5/31/05     TTM 5/31/06       TTM 5/31/07       YTD 5/31/07
--------------------------------------------------------------------------------
Occupancy           112%            112%              111%              110%
ADR                 122%            122%              118%              121%
RevPAR              137%            136%              132%              133%
--------------------------------------------------------------------------------

THE BORROWER. The borrower is Belvedere Hotel Partnership (the "Peninsula
Beverly Hills Borrower"), a bankruptcy remote, single purpose entity that is a
California partnership. The Peninsula Beverly Hills Borrower is owned by
Peninsula Beverly Hills Holdings, LLC (20%), 707, LLC (30%) and Belvedere
America LLC (50%). The managing joint venturer of the Peninsula Beverly Hills
Borrower is 707, LLC, a bankruptcy remote, single purpose entity that is a
Delaware limited liability company.

The sponsor of the Peninsula Beverly Hills Loan, Probity International
Corporation ("Probity"), is 100% owned by Financial RSZ Corporation, Inc.
According to Probity, they have extensive experience in acquiring, developing, financing, managing and leasing office, retail, industrial, hotel and residential properties throughout the United States, with an emphasis in
Southern California. Probity is based in Beverly Hills California. Since 1980,
Probity has developed over one million square feet of prime location properties in the United States, including 660 Madison Avenue, a Class-A mixed use building including 250,000 square feet of office space on top of Barney's New
York, located in Manhattan; The Wilshire, a 27-story luxury condominium project serving as a landmark on Wilshire Boulevard's famed "Golden Mile" in Los
Angeles; Four Thirty North Rodeo Drive, an architecturally acclaimed collection of retail shops in Beverly Hills leased to internationally recognized tenants;
The Graciela Burbank, an upscale boutique hotel in Burbank's Media District;
and Brentwood Financial Plaza, a Class-A office building located in the highly desirable Brentwood, California neighborhood.

The non-recourse carve-out guarantors for the Peninsula Beverly Hills Loan are
Robert Zarnegin, President & CEO of Probity, 707, LLC and Belvedere America,
LLC. Mr. Zarnegin has more than 25 years of extensive real estate investment and development experience, and is responsible for all of the long-term strategic planning and decision-making of Probity, as well as its overall operating and business activities.

PROPERTY MANAGEMENT. The Peninsula Beverly Hills Property is managed by
Peninsula Beverly Hills Hotel Management Inc., an affiliate of the Peninsula
Beverly Hills Borrower, an entity ultimately owned by The Hong Kong and
Shanghai Hotels, Limited, a publicly traded Hong Kong company,

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

since its inception in 1991. The Hong Kong and Shanghai Hotels group owns and/or operates a total of seven Peninsula hotels worldwide (three of the hotels are located in the U.S.) that are top or amongst the leaders in room rate and RevPAR in their respective cities.

LOCKBOX. The mortgage loan requires a hard lockbox and springing cash management. The loan documents require the Peninsula Beverly Hills Borrower to direct its credit card clearing banks and all space tenants to deposit all rents, receivables and other revenues directly to the lockbox account. Prior to a Cash Management Period, all rents are swept to an account designated by the
Peninsula Beverly Hills Borrower. During the occurrence of a Cash Management
Period, all rents are swept into an account designated by the lender. A "Cash
Management Period" means any period commencing upon the occurrence of an event of default under the loan documents and ending when such event of default no longer exists.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Peninsula Beverly Hills Loan.

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES

TYPE:                                                      INITIAL      MONTHLY
--------------------------------------------------------------------------------
Taxes                                                     $456,455     $ 65,208
Insurance                                                 $265,608     $ 20,808
Capital Expenditure / FF&E                                $      0     $176,628
--------------------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. The loan documents permit the direct or indirect parents of the Peninsula Beverly Hills Borrower to incur mezzanine debt commencing on the 24th month following the securitization of the Peninsula
Beverly Hills Loan, provided, among other things: (a) the combined outstanding loan amount and mezzanine loan amount does not, in the aggregate, exceed 80% of the fair market value of the Peninsula Beverly Hills Property, (b) the actual aggregate debt service coverage ratio is at least 1.15x (based on debt service payable under the Peninsula Beverly Hills Loan and such mezzanine loan, underwritten net cash flow and the actual constant in effect), (c) the assumed aggregate debt service coverage ratio is at least of 1.00x (based upon a calculation of underwritten net cash flow of the Peninsula Beverly Hills
Property and an assumed debt service constant equal to 9.25%), (d) the mezzanine lender has executed an intercreditor agreement acceptable to the lender, and (e) the Peninsula Beverly Hills Borrower has obtained a letter from the rating agency confirming that the incurrence of the mezzanine debt will not result in any qualification, withdrawal or downgrading of the certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

U-HAUL SAC 12 & 13

                        [2 PHOTOS OF U-HAUL SAC 12 & 13]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          17
Location (City/State)                                                   Various
Property Type                                                      Self Storage
Size (Square Feet)                                                      711,292
Percentage Physical Occupancy as of June 20, 2007                         90.9%
Year Built                                                              Various
Year Renovated                                                          Various
Appraisal Value                                                    $111,930,000
Average Rent Per Square Foot                                             $12.33
Underwritten Economic Occupancy                                           89.2%
Underwritten Revenues                                               $10,928,372
Underwritten Total Expenses                                          $3,082,419
Underwritten Net Operating Income (NOI)                              $7,845,953
Underwritten Net Cash Flow (NCF)                                     $7,775,041
March 2007 NOI                                                       $9,223,762
March 2006 NOI                                                       $8,750,638
March 2005 NOI                                                       $8,094,254
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                  June 22, 2007
Cut-off Date Principal Balance                                      $74,934,080
Cut-off Date Loan Balance Per SF/Unit                                      $105
Percentage of Initial Mortgage Pool Balance                                3.1%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.7740%
Amortization Type                                                           ARD
IO Period (Months)                                                            0
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Protection                                    LO(25),Def(88),O(7)
Lockbox                                                                    Soft
Cut-off Date LTV Ratio                                                    66.9%
LTV Ratio at Maturity or ARD                                              56.5%
Underwritten DSCR on NOI                                                  1.49x
Underwritten DSCR on NCF                                                  1.48x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                           [5 MAPS U-HAUL SAC 12 & 13]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "U-Haul Portfolio Loan") is evidenced by two promissory notes ("12 & 13 SAC") secured by first mortgages, deeds of trust and/or similar security instruments encumbering the fee interest in 17 U-Haul self-storage properties (the "U-Haul Portfolio Properties"). The table below provides specific information about the U-Haul Portfolio Properties. The U-Haul
Portfolio Loan represents approximately 3.1% of the initial mortgage pool balance and approximately 5.3% of the initial loan group 1 balance.

The U-Haul Portfolio Loan was originated on June 22, 2007, and has a principal balance as of the cut-off date of $74,934,080. The 12 SAC and 13 SAC notes have remaining terms of 119 months to their anticipated repayment dates of July 8,
2017. The U-Haul Portfolio Loan has a final maturity date of July 8, 2037. Both notes may be prepaid on or after January 8, 2017 without penalty, and permit defeasance with United States government obligations beginning two years after the creation of the series 2007-8 securitization trust.

THE PROPERTIES. The U-Haul Portfolio Properties consist of 17 U-Haul self storage facilities totaling 8,459 self storage units and 711,292 net rentable square feet located in nine states across the U.S. The largest state concentrations are Texas with three properties totaling 1,596 units (19% of total units), and California with 3 properties totaling 1,540 units (18% of total units). The properties average 498 storage units per location (ranging from 323 to 742 units) with an average unit size of 84 rentable square feet.
Typical construction consists of either metal or concrete block framing block on concrete slab foundations, with pitched, corrugated metal roofs.
Exterior-access storage units generally have roll-up aluminum or metal doors.
Interior-access storage units, some of which are climate-controlled, are either located within the main retail/office building, or in separate buildings built or converted specifically for interior-access storage. Approximately 33.5% of the U-Haul Portfolio Properties units are climate-controlled. Some U-Haul
Portfolio Properties also have an apartment for an on-site manager. As of June
20, 2007, the U-Haul Portfolio Properties were 90.9% occupied.

The U-Haul Portfolio Properties produce income from business lines other than self storage rental. These business lines include U-Haul truck / trailer rentals, trailer hitch installation, propane sales, and sales of moving and storage products including boxes, tape, and padlocks. For purposes of determining the net cash flow and debt service coverage ratio ("DSCR") for the
U-Haul Portfolio Loan, income and expenses associated with the U-Haul truck /
trailer rentals was excluded. Other ancillary non-storage income was underwritten to approximately 20% of effective gross income.

------------------------------------------------------------------------------------------------------------------------------------
                                                                           YEAR BUILT/                    APPRAISED     UNDERWRITTEN
PROPERTY NAME                               CITY/STATE         TOTAL SF  YEAR RENOVATED  OCCUPANCY (%)     VALUE ($)       NCF ($)
------------------------------------------------------------------------------------------------------------------------------------

U-Haul Center Hayden Road              Scottsdale / AZ          47,720           1997        99.5        $ 13,580,000    $  812,844
U-Haul Ctr Broward                   Fort Lauderdale / FL       38,475      1976/1995        97.1           9,900,000       719,086
U-Haul Ctr Covina                        Covina / CA            43,550           1996        95.4           8,700,000       691,582
U-Haul Center Old Natl Hwy            College Park / GA         64,547           1980        93.8           7,400,000       575,658
U-Haul Center Of Vacaville              Vacaville / CA          38,300           1996        89.6           6,600,000       542,434
U-Haul Of Hyannis                        Hyannis / MA           41,271           1964        85.1           7,600,000       488,426
U-Haul Ct Of Tigard                      Tigard / OR            37,143           1980        97.0           7,000,000       468,832
U-Haul Ctr Of N Richland Hills    North Richland Hills / TX     54,537           1997        89.9           6,000,000       435,520
U-Haul Ctr Tulane                      New Orleans / LA         32,374      1908/2006        85.4           5,600,000       527,071
U-Haul Gause Blvd                        Slidell / LA           45,878           1979        90.0           6,400,000       399,521
U-Haul Center Goldenrod                  Orlando / FL           35,755           1988        88.8           5,300,000       345,100
U-Haul Storage Worcester                Worcester / MA          31,891           1964        94.2           5,100,000       338,141
U-Haul Mechanicsburg                  Mechanicsburg / PA        44,950           1980        94.0           4,600,000       340,213
U-Haul Center Grissom Road             San Antonio / TX         41,300      1986/1994        84.1           5,200,000       305,655
U-Haul Lambert Road                     La Habra / CA           28,112           1980        85.9           4,600,000       322,181
U-Haul Ctr Savannah                     Savannah / GA           31,189           1981        99.5           4,200,000       293,056
U-Haul Center I-10 West                  Houston / TX           54,300           1990        77.8           4,150,000       169,720
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WTD. AVG.                                                711,292                       90.9%       $111,930,000    $7,775,041
------------------------------------------------------------------------------------------------------------------------------------

THE MARKETS(1). Within their respective markets, the U-Haul Portfolio Properties are typically located along major roadways with excellent visibility and access. Immediate surrounding uses are generally retail or retail/light industrial mix. The majority of the tenant base consists of residential users who need additional storage space for personal items. Other common users of self-storage space are contractors, attorneys who store documents, pharmaceutical sales representatives who need climate controlled storage for their inventories, and local retailers with excess inventory. The typical storage tenant stays for approximately 4-6 months, with some tenants staying for a number of years.

THE BORROWERS. The borrowers, Twelve SAC Self-Storage Corporation and Thirteen
SAC Self-Storage Corporation (collectively the "U-Haul Portfolio Borrower") are single-purpose bankruptcy remote Nevada corporations wholly owned by SAC
Holding Corporation. SAC Holding Corporation is owned by Blackwater
Investments, Inc ("Blackwater"), which is 100% owned by Mark V. Shoen. Through its wholly-owned subsidiaries, Blackwater currently owns over 300 self-storage properties encompassing approximately 13.0 million net rentable square feet in the United States and Canada. SAC Holding Corporation and Blackwater are
indemnitors on the U-Haul Portfolio Loan.

____________________

(1)   Certain information was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

Mark Shoen is the son of Leonard S. Shoen, the founder of U-Haul. Mark Shoen is the second largest shareholder of AMERCO, Inc. (NasdaqNM: UHAL / NYSE: AOPRA), with approximately 3.53 million shares of common stock or 16.80% of the total outstanding. Mark Shoen's sibling, Edward J. Shoen, is the acting
CEO/Chairman/President of AMERCO, which serves as the holding company for three other wholly-owned subsidiaries (Republic Western Insurance, Oxford Life
Insurance and Amerco Real Estate Company) in addition to U-Haul International,
Inc. AMERCO operates the most recognized moving and storage brand -- U-Haul --
in North America. The company operates approximately 1,450
retail/self-storage/moving centers, and an additional 13,950 locations are independently operated by dealers. In 2004, AMERCO emerged from Chapter 11 with
100% of the pre-petition equity fully-restored. S&P has assigned an issuer rating of BB/Stable Outlook to the company (Fitch does not presently rate the company).

PROPERTY MANAGEMENT. The U-Haul Portfolio Properties are managed by nine separate entities, each a wholly-owned subsidiary of U-Haul International, Inc.

LOCKBOX. Two cash management accounts were established at closing in the respective names of the U-Haul Portfolio Borrower and the lender wherein all income from the properties is deposited. Prior to a trigger event, the U-Haul
Portfolio Borrower will have access to funds in the cash management accounts.
After a trigger event, funds in the cash management accounts will be swept to a central account maintained and controlled by the lender. A trigger event will occur upon (i) an event of default, (ii) if the U-Haul Portfolio Loan has not been paid in full on or before the anticipated repayment date, or (iii) if the debt service coverage ratio falls below 1.15x on an actual trailing 12-month basis.

RELEASE PROVISIONS. Individual U-Haul Portfolio Properties may be released from the lien of the related mortgage upon defeasance of a principal amount equal to
125% of the allocated loan amount provided that, among other things (i) no default exists, (ii) the pro-forma aggregate DSCR for the U-Haul Portfolio Loan immediately after such release shall be greater than the greater of (a) the aggregate DSCR immediately prior to such release and (b) 1.35x, and (iii) the
LTV with respect to the remaining properties shall be no greater than the lesser of (a) 71% or (b) the LTV with respect to the properties immediately prior to the proposed date of such release.

PROPERTY SUBSTITUTION. Beginning two years after the creation of the ML-CFC series 2007-8 securitization trust, the related borrower may obtain a release of the lien of certain individual U-Haul Portfolio Properties up to one (1)
time during the term of the loan by substituting therefore another property of like use, kind and quality acquired by the related borrower or its affiliate, provided that, any such released properties in the aggregate during the term of the loan, comprise no greater than thirty percent (30%) of the original principal balance of the loan, and provided that, among other things, (i) no default exists, (ii) the pro-forma aggregate DSCR for the U-Haul Portfolio Loan immediately after such property substitution shall be greater than the greater of (a) the aggregate DSCR immediately prior to such property substitution and
(b) 1.35x, (iii) the DSCR for the 12 months immediately prior to the substitution with respect to the substitute property shall be equal or greater than the DSCR for the 12 calendar months immediately preceding the closing date with respect to the release property, (iv) receipt of rating agency confirmation, and (v) lender shall have received a current appraisal of the substitute property prepared within one hundred eighty (180) days prior to the release and substitution (a) showing an appraised value equal to or greater than the appraised value of the substitution release property as of the closing date, and (b) which supports an aggregate loan-to-value ratio with respect to the cross-collateralized properties remaining subject to the lien of the cross-collateralized mortgages after the substitution not greater than the lesser of (A) 71% and (B) the aggregate loan-to-value ratio with respect to the cross-collateralized properties remaining subject to the lien of the cross-collateralized mortgages immediately prior to the date of the proposed substitution.

ESCROWS. The following escrow/reserve accounts have been established with respect to the U-Haul Portfolio Loan:

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES

TYPE:                                                    INITIAL      MONTHLY
--------------------------------------------------------------------------------
Taxes                                                  $  511,000       $  0
Insurance                                              $   38,804       $  0
Environmental Reserve                                  $1,005,300       $  0
Capital Expenditures                                   $   72,110       $  0
Replacement Reserve                                    $  438,400       $  0
--------------------------------------------------------------------------------

PERMITTED MEZZANINE DEBT: None permitted.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

TOWERS AT UNIVERSITY TOWN CENTER

                 [2 PHOTOS OF TOWERS AT UNIVERSITY TOWN CENTER]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                           Hyattsville, MD
Property Type                                               Student Multifamily
Size (Beds)                                                                 910
Percentage Physical Occupancy as of May 31, 2007                          98.4%
Year Built                                                                 2006
Year Renovated                                                              NAP
Appraisal Value                                                     $79,000,000
Average Rent Per Bed                                                       $737
Underwritten Economic Occupancy                                           93.5%
Underwritten Revenues                                                $8,310,388
Underwritten Total Expenses                                          $3,607,576
Underwritten Net Operating Income (NOI)                              $4,702,812
Underwritten Net Cash Flow (NCF)                                     $4,617,412
5/31/2007 (T-5 Annualized) NOI                                       $4,530,193
2006 NOI                                                             $2,157,925
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                    KeyBank
Loan Group                                                                    2
Origination Date                                                 April 30, 2007
Cut-off Date Principal Balance                                      $56,835,903
Cut-off Date Loan Balance Per Bed                                       $62,457
Percentage of Initial Mortgage Pool Balance                                2.3%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.6700%
Amortization Type                                                       Balloon
IO Period (Months)                                                            0
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Call Protection                                             LO(27),Def(87),O(6)
Lockbox                                                                    None
Cut-off Date LTV Ratio                                                    71.9%
LTV Ratio at Maturity or ARD                                              60.6%
Underwritten DSCR on NOI                                                  1.19x
Underwritten DSCR on NCF                                                  1.17x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                    [MAP OF TOWERS AT UNIVERSITY TOWN CENTER]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE LOAN. The $57,000,000 loan (the "Towers at University Town Center Loan") is evidenced by a single promissory note, and due to an indemnity deed of trust structure, a guaranty, which is secured by an Indemnity Deed of Trust encumbering a 244-unit student housing complex with 910 beds (the "Towers at
University Town Center Property"). The Towers at University Town Center Loan
represents approximately 2.3% of the initial mortgage pool balance and approximately 5.5% of the initial loan group 2 balance.

The Towers at University Town Center Loan was originated on April 30, 2007, and has a principal balance as of the cut-off date of $56,835,903. The Towers at
University Town Center Loan has a scheduled maturity date of May 1, 2017. The
Towers at University Town Center Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning on the earlier to occur of (i) May 1, 2010 or (ii) two years and fifteen days after the creation of the series 2007-8 securitization trust. Voluntary prepayment of the Towers at University Town Center Loan is permitted during the last 180 days of the term without penalty.

THE PROPERTY(1). The Towers at University Town Center Loan is secured by a fee interest in a 16-story 244-unit student housing building that has four levels of underground parking and occupies 1.43 acres. The subject units are fully furnished, and each bed has a private bath. The Towers at University Town
Center Property features an on-site administrative office as well as a furnished clubhouse featuring plasma TVs, pool tables, tanning beds, a fitness center and a rooftop pool. High speed internet is provided within each unit and wi-fi access is available in the common areas.

The following table presents certain information with respect to the unit mix:

----------------------------------------------------------------------------------------------------------------------------
                                AVERAGE BED                                            AVERAGE MONTHLY     AVERAGE MONTHLY
UNIT TYPE         NO. OF BEDS   SQUARE FEET    NET RENTABLE SF    % OF TOTAL BEDS     IN-PLACE RENT/BED    MARKET RENT/BED
----------------------------------------------------------------------------------------------------------------------------

2BR/2BA               60           383              22,950              6.6%                $ 809               $ 837
2BR/2.5BA              4           658               2,630              0.4%                $ 930               $ 977
3BR/2.5BA              6           644               3,864              0.7%                $ 895               $ 940
4BR/4BA              840           320             268,800             92.3%                $ 730               $ 754
----------------------------------------------------------------------------------------------------------------------------
Total/Wtd. Avg.      910           328             298,244              100%                $ 738               $ 762
----------------------------------------------------------------------------------------------------------------------------

THE MARKET(1). The property is located in Hyattsville, Prince George's County,
Maryland in the Washington-Arlington-Alexandria MSA. Hyattsville is located approximately 5 miles northeast of Washington D.C. Adjacent communities near the subject include University Park and College Park to the east and northeast,
Adelphi to the north, and Langley Park to the west. More than 20 colleges, universities, and secondary education institutions are located within a 10-mile radius of the property.

The property is home to students from the following schools: University of
Maryland located 1.5 miles north, Columbia Union College located 2.5 miles northwest, Catholic University of America located 3.5 miles southwest, Trinity
College located 4 miles southwest, Howard University located 4.5 miles southwest, George Washington University located 7 miles southwest, Georgetown
University located 7.5 miles southwest, Prince George's Community College located 8.5 miles southeast, and American University located 9 miles southwest.

The property is located in the Hyattsville multifamily market as determined by
REIS, Inc, and in the College Park Student Housing submarket as determined by
JPI Student Housing. The Hyattsville multifamily market contains 31 properties and 11,104 units. 92% of the properties in the market were completed before
1970, and none have been completed since 1989. The average occupancy as of year-end 2006 was 97.3%. The JPI College Park Student Housing submarket contains 28 properties and 14,464 units. 71% of the properties in the market were completed before 1980, and 7 properties with 2,607 units have been completed since 1998. The average occupancy as of year-end 2006 was 96.0%. The properties that were completed after 1998 reported 96.7% occupancy. The appraisal utilized a 97% market occupancy for the subject.

The University of Maryland has approximately 24,500 undergraduate students and
9,500 graduate students with a stable enrollment that is projected to grow approximately 0.8% annually. Approximately 4,000 new freshmen are admitted annually and 90% want to live in dorms on campus. The University has an insufficient housing supply, and 1,006 students are currently on the on-campus waiting list for the 2007-2008 academic year. The Board of Regents turned down a request for funding by the University to build additional on-campus housing, driving up demand for off-campus housing. The property was essentially 100%
leased for the first year following construction. Pre-leasing activity has been strong for the 2007-2008 school year, and rents are being quoted at levels slightly higher than the in-place rents.

The subject building is part of the 56-acre mixed use office, retail, residential, and parking project known as University Town Center that was developed by the sponsor over the last forty five years. The project contains four office buildings totaling more than 900,000 square feet. All office buildings have been renovated or completed within the last 10 years. Remaining phases of development over the next two years will include a 14-screen movie theater, a 56,180-square foot Safeway, 1,000,000 square feet of new office space with an underground parking garage, 135 residential condominium units, and 250,000 square feet of retail shops. Construction on the 112-unit and
22-unit condominium developments immediately east of the subject has begun and completion is scheduled for late 2007. The Safeway is expected to be completed on a vacant parcel located southeast of the subject in 2009.
_________________

(1)   Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE BORROWER. UTC Student Housing Holding, LLC, a Delaware limited liability company and bankruptcy remote special purpose entity (the "Towers at University
Town Center Borrower") is the sole member of UTC Housing I, LLC, a Delaware limited liability company and bankruptcy remote special purpose entity (the
"IDOT Grantor"), which holds the fee interest in the Towers at University Town
Center Property and was formed exclusively for the purpose of acquiring, constructing improvements on, and operating the Towers at University Town
Center Property. The IDOT Grantor mortgaged its fee interest in the Towers at
University Town Center Property as security for its guaranty of the Towers at
University Town Center Loan. The Towers at University Town Center Borrower is
owned by UTC Holdings, LLC, a Delaware limited liability company. The sponsor is Hershel W. Blumberg, founder and majority owner of Prince George's Metro
Center, Inc., which acts as indemnitor for the subject loan. Since 1948, Mr.
Blumberg has been involved in a large number of varied real estate ventures, including the design, construction and management of a 2.5 million square foot multi-use project, University Town Center. Mr. Blumberg has also participated in the acquisition, engineering, zoning, development and sale to home builders of over 10,000 single family detached lots, single family attached lots, apartments, a commercial office building, as well as the conversion of apartment buildings to condominiums.

PROPERTY MANAGEMENT. The Towers at University Town Center Property is managed by JPI Management Services, Inc., a division of JPI Residential REIT ("JPI").
JPI was founded in 1976 as Jefferson Properties and specializes in development, acquisition, management, leasing, and research for multifamily properties. JPI, being one of the largest private multifamily real estate companies in the U.S., has acquired, developed, managed or leased more than 260 conventional properties totaling 60,000 units, and 52 student living properties totaling
30,000 beds. JPI currently owns or manages 16 student housing properties with over 8,000 beds.

LOCKBOX. The Towers at University Town Center Loan is not subject to a lockbox or cash management arrangement.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Towers at University Town Center Loan:

--------------------------------------------------------------------------------
                                ESCROWS / RESERVES

TYPE:                                                   INITIAL       MONTHLY
--------------------------------------------------------------------------------
Insurance                                             $      0      Springing
Capital Expenditures                                  $      0      $ 7,583(2)
Certificate of Occupancy Holdback                     $ 25,000(3)   $     0
--------------------------------------------------------------------------------
____________________

(1)   Insurance escrow is suspended so long as blanket insurance is maintained that satisfies the insurance provisions and other standard conditions are satisfied.

(2)   The monthly deposits commence May 1, 2009 and continue until a cap of
      $273,000 is deposited. At any time that the balance is less than such cap amount, monthly deposits shall re-commence.

(3)   The Certificate of Occupancy Holdback funds will be held until the Towers at University Town Center borrower delivers to lender a certificate of occupancy for the Towers at University Town Center Property not later than
      September 1, 2007. If the certificate has not been obtained by this date, the funds shall be held by lender as additional collateral for the term of the loan.

PERMITTED MEZZANINE DEBT. Future mezzanine debt is permitted so long as (i) the maximum loan to value ratio at the time of incurrence of such debt, when such debt is added to the balance of the Towers at University Town Center Loan, does not exceed 90%, (ii) the debt service coverage ratio does not fall below 1.05x, based upon the debt service required to pay the Towers at University Town
Center Loan and the debt service required under the mezzanine loan, and (iii)
certain other standard requirements are satisfied, including without limitation receipt of acceptable mezzanine loan documents, satisfaction of rating agency criteria, execution of an acceptable intercreditor agreement, and upon request, execution of a lockbox agreement.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

GEORGIA-ALABAMA RETAIL PORTFOLIO

                 [2 PHOTOS OF GEORGIA-ALABAMA RETAIL PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          62
Location (State)                                                   AL(2)/GA(60)
Property Type                                                 Convenience Store
Size (Square Feet)                                                      239,753
Percentage Physical Occupancy as of November
     13, 2006                                                             95.2%
Year Built                                                           Various(1)
Year Renovated                                                              NAP
Appraisal Value                                                 $100,650,000(1)
# of Tenants                                                                103
Underwritten Economic Occupancy                                           95.0%
Underwritten Revenues                                                $9,688,084
Underwritten Total Expenses                                          $1,636,637
Underwritten Net Operating Income (NOI)                              $8,051,447
Underwritten Net Cash Flow (NCF)                                     $7,890,418
2006 NOI                                                             $8,574,373
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION(2)
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                                    May 9, 2007
Cut-off Date Principal Balance                                   $39,926,997(2)
Percentage of Initial Mortgage Pool Balance                                1.6%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.7700%
Amortization Type                                                       Balloon
IO Period (Months)                                                            0
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         336
Original Call Protection                                    LO(26),Def(90),O(4)
Lockbox                                         None at Closing, Springing Hard
Cut-off Date LTV Ratio                                                 79.3%(3)
LTV Ratio at Maturity or ARD                                           66.9%(3)
Underwritten DSCR on NOI                                               1.26x(3)
Underwritten DSCR on NCF                                               1.24x(3)
--------------------------------------------------------------------------------

(1)   For a list of each property including year built and appraised value for each, see "The Properties," below. Appraised value shown here is based on an aggregate appraised value.

(2)   The mortgage loan is a part of a loan combination (with a combined original principal balance of $80,000,000). The loan combination consists of the trust mortgage asset (which consists of an A-note with an original principal balance of $33,000,000 and a B-note with an original principal balance of $7,000,000), an A-note non-trust loan with an original principal balance of $33,000,000 that is an asset in ML-CFC Commercial
      Mortgage Trust 2007-7 and a B-note non-trust loan with an original principal balance of $7,000,000. Only the trust mortgage asset is included in the trust fund.

(3)   The calculations of LTV ratio and DSCR include the trust mortgage asset, the principal balance of the A-note non-trust loan and the principal balance of the B-note non-trust loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                    [MAP OF GEORGIA-ALABAMA RETAIL PORTFOLIO]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Georgia-Alabama Retail Portfolio Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a
62-property, cross-collateralized convenience store portfolio situated in the southeastern United States with 60 properties located in Georgia and 2 properties located in Dothan, Alabama (the "Georgia-Alabama Retail Portfolio
Properties"). The Georgia-Alabama Portfolio Loan represents approximately 1.6%
of the initial mortgage pool balance and approximately 2.8% of the initial loan group 1 balance.

The Georgia-Alabama Retail Portfolio Loan was originated on May 9, 2007, and has a principal balance as of the cut-off date of $39,926,997. The
Georgia-Alabama Retail Portfolio Loan has a remaining term of 118 months and a scheduled maturity date of June 8, 2017. The Georgia-Alabama Retail Portfolio
Loan permits defeasance of the entire loan (or partial defeasance as described below under "Release Provisions") with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Georgia-Alabama Retail
Portfolio Loan is permitted on or after March 8, 2017, without penalty.

The Georgia-Alabama Retail Portfolio Loan is part of a loan combination (with a combined principal balance of $80,000,000). The loan combination consists of
(i) the Georgia-Alabama Retail Portfolio Loan (which consists of a $33,000,000
A-note (the "Georgia-Alabama Trust A-Note") and a $7,000,000 B-note (the
"Georgia-Alabama Trust B-Note")), (ii) a $33,000,000 A-note non-trust loan (the
"A-Note Non-Trust Loan") that is an asset in ML-CFC Commercial Mortgage Trust
2007-7 and is pari passu with the Georgia-Alabama Retail Portfolio Trust A-Note and (iii) a $7,000,000 B-note non-trust loan (the "B-Note Non-Trust Loan,"
together with the Georgia-Alabama B-Note Loan, the "B-Note Loans") that is subordinate to the Georgia-Alabama Trust A-Note and the A-Note Non-Trust Loan
(together, the "A-Note Loans") and is pari passu with the Georgia-Alabama Trust
B-Note. The B-Note Loans are co-terminus with the A-Note Loans. The respective rights of the holders of the Georgia-Alabama Retail Portfolio Loan, the A-Note
Non-Trust Loan and the B-Note Non-Trust Loan will be governed by co-lender agreements, as described in the accompanying free writing prospectus under
"Description of the Mortgage Pool--The Loan Combinations." The holders of the
B-Note Loans will have the right, under certain circumstances, to replace the special servicer for this mortgage loan and the right to direct and advise the applicable master and special servicer on various servicing matters, in each case, at certain times, as described in the accompanying free writing prospectus under "Description of the Mortgage Pool--The Loan Combinations." The
Georgia-Alabama Retail Portfolio Loan will be serviced pursuant to the pooling and servicing agreement governing the ML-CFC 2007-7 Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2007-7 securitization.

THE PROPERTIES. The Georgia-Alabama Retail Portfolio Loan is secured by a fee interest in a 62-property, cross-collateralized convenience store portfolio situated in the southeastern United States with 60 properties located in
Georgia and 2 properties located in Dothan, Alabama. The Georgia-Alabama Retail
Portfolio Borrower leases each Georgia-Alabama Retail Portfolio Property
(generally comprised of a convenience store and a gas station) to an independent third party operator. A significant portion of the gas station and convenience stores have lease terms of at least 10 years. Each Georgia-Alabama
Retail Portfolio Property has a retail gas station operating under one of the following brand-name franchise agreements: Exxon (22 stores), Shell (10 stores), Mobil (8 stores), Texaco (7 stores), Chevron (6 stores), Hop In (4 stores), Citgo (3 stores) and BP (2 stores). In addition, at 24 of the
Georgia-Alabama Retail Portfolio Properties, the Georgia-Alabama Retail
Portfolio Borrower leases space to additional retail tenants, including
Domino's Pizza, Pizza Hut, Subway, dry cleaners and nail salons. For a discussion of risks related to the Georgia-Alabama Retail Portfolio Loan, see
"Risk Factors--Risks Related to the Mortgage Loans--Risks Related to Gas
Stations and Related Convenience Stores" and "--Lending on Income-Producing
Real Properties Entails Environmental Risk" in the accompanying prospectus supplement.

The portfolio is currently 95.2% occupied by 103 tenants. Each property is independently operated by a third party operator. No tenant makes up more than
2.46% of the total gross income.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-8
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                        GEORGIA-ALABAMA RETAIL PORTFOLIO PROPERTIES

                                                                         YEAR
                PROPERTY                         CITY             STATE  BUILT      RENT
-------------------------------------------------------------------------------------------

Annistown Center                            Snellville             GA     2004   $  176,400
Arnold Mill Center                          Woodstock              GA     2003      159,000
Atlanta Road Center                         Marietta               GA     2003      212,400
Big A Center                                Douglasville           GA     2002      141,960
Bouldercrest & 285                          Atlanta                GA     2003      171,000
Burnt Hickory Center                        Douglasville           GA     2003      171,426
Crystal Creek Center                        Douglasville           GA     2003      132,000
Elbert Center                               Elberton               GA     2004      168,000
Excell In 03                                Kennesaw               GA     1989      123,600
Excell In 04                                Decatur                GA     1989      120,000
Excell In 05                                College Park           GA     1996      150,000
Excell In 07                                Atlanta                GA     1986      136,988
Excell In 08                                Atlanta                GA     1986       81,000
Excell In 09                                Atlanta                GA     1982      112,000
Excell In 10                                Marietta               GA     1986       77,250
Excell In 11                                Atlanta                GA     1988      238,200
Excell In 12                                Atlanta                GA     1985      120,000
Excell In 13                                Atlanta                GA     1968       85,488
Excell In 14                                Atlanta                GA     1985      170,149
Excell In 15                                Marietta               GA     1971      135,159
Excell In 16                                Atlanta                GA     1986      144,000
Excell Out Town Properties - Dublin         Dublin                 GA     1999      111,240
Excell Out Town Properties-Main Street      Dothan                 AL     2000      150,000
Excell Out Town Properties-Clark Circle     Dothan                 AL     2001      150,000
Excell Out Town Properties-Milledgeville    Milledgeville          GA     2000      150,000
Flat Shoals Convenience Center              Union City             GA     2003      182,220
Hall Creek Center                           Flowery Branch         GA     2003      165,000
Highway 120 Center                          Dallas                 GA     2003      162,720
Highway 369 Center                          Cumming                GA     2003      144,000
Hill Street Center                          Atlanta                GA     2003      152,400
Irwin Bridge Center                         Conyers                GA     2003      168,240
Jefferson Street Center                     Austell                GA     1969       75,600
Killian Hill Center                         Snellville             GA     2003      165,000
Lakeridge Village Center                    Riverdale              GA     2002      145,908
Lenora Center                               Snellville             GA     2002      176,233
Locust Grove Center                         Locust Grove           GA     2001      123,600
Metro Atlanta Comm Prop 0518                Atlanta                GA     1969       90,000
Metro Atlanta Comm Prop 8102                Chamblee               GA     1967       96,000
Metro Atlanta Comm Prop 8115                Atlanta                GA     1967      216,000
Metro Atlanta Comm Prop 8159                East Point             GA     1972      180,000
Metro Atlanta Comm Prop 8165                Marietta               GA     1988      102,000
Mount Vernon                                Gainesville            GA     2003      123,600
Mount Zion & Highway 138                    Stockbridge            GA     2003      190,500
Noah's Ark                                  Jonesboro              GA     2003      132,000
North Georgia Comm Prop 0022                Ball Ground            GA     1984      127,308
North Georgia Comm Prop 0029                Woodstock              GA     1988      111,458
North Georgia Comm Prop 0039                Canton                 GA     1988      127,308
North Georgia Comm Prop 0040                Cumming                GA     1988      127,308
North Georgia Comm Prop 0042                Dawsonville            GA     1990      127,308
Northwest Georgia Comm Prop 0051            Adairsville            GA     1994       57,000
Northwest Georgia Comm Prop 0058            White                  GA     1994       66,000
Northwest Georgia Comm Prop 8754            Rome                   GA     1996       90,000
Northwest Georgia Comm Prop 8769            Ringgold               GA     1993      102,000
Northwest Georgia Comm Prop 8785            Lafayette              GA     1988       48,000
Six Flags Center                            Austell                GA     2003      186,176
Skyview Center                              Lithia Springs         GA     2003      192,900
Snapfinger Center                           Decatur                GA     2005      162,000
South Atlanta Center                        College Park           GA     2003      186,120
South Peachtree Center                      Norcross               GA     2003      171,600
Stone Mill Center                           Cartersville           GA     2003      166,500
Sylvan Property                             East Point             GA     2005      189,300
Wesley Chapel Center                        Decatur                GA     1998      156,000
-------------------------------------------------------------------------------------------
TOTAL                                                                            $8,772,567
-------------------------------------------------------------------------------------------

                                               % OF
                                              TOTAL     # OF                             APPRAISED
              PROPERTY                        RENT    TENANTS    OCCUPANCY     FLAG        VALUE
----------------------------------------------------------------------------------------------------

Annistown Center                               2.0%       3        100.0%       Shell   $  2,000,000
Arnold Mill Center                             1.8        2         68.0        Mobil      2,180,000
Atlanta Road Center                            2.4        4        100.0      Chevron      2,430,000
Big A Center                                   1.6        2        100.0        Exxon      1,610,000
Bouldercrest & 285                             1.9        2        100.0        Exxon      2,210,000
Burnt Hickory Center                           2.0        3        100.0        Exxon      1,990,000
Crystal Creek Center                           1.5        1        100.0        Shell      1,500,000
Elbert Center                                  1.9        2        100.0        Shell      1,910,000
Excell In 03                                   1.4        1        100.0        Exxon      1,410,000
Excell In 04                                   1.4        1        100.0        Exxon      1,390,000
Excell In 05                                   1.7        1        100.0        Exxon      1,710,000
Excell In 07                                   1.6        1        100.0        Exxon      1,550,000
Excell In 08                                   0.9        1        100.0        Exxon        910,000
Excell In 09                                   1.3        1        100.0        Exxon      1,140,000
Excell In 10                                   0.9        1        100.0        Exxon        880,000
Excell In 11                                   2.7        2        100.0        Exxon      2,030,000
Excell In 12                                   1.4        1        100.0        Exxon      1,530,000
Excell In 13                                   1.0        1        100.0        Exxon        970,000
Excell In 14                                   1.9        1        100.0        Exxon      1,890,000
Excell In 15                                   1.5        1        100.0        Exxon      1,530,000
Excell In 16                                   1.6        1        100.0        Exxon      1,770,000
Excell Out Town Properties - Dublin            1.3        1        100.0       Hop In      1,260,000
Excell Out Town Properties-Main Street         1.7        1        100.0       Hop In      1,700,000
Excell Out Town Properties-Clark Circle        1.7        1        100.0       Hop In      1,700,000
Excell Out Town Properties-Milledgeville       1.7        1        100.0       Hop In      1,690,000
Flat Shoals Convenience Center                 2.1        3        100.0        Mobil      2,110,000
Hall Creek Center                              1.9        4         83.3        Exxon      2,030,000
Highway 120 Center                             1.9        2        100.0        Exxon      1,850,000
Highway 369 Center                             1.6        1        100.0        Mobil      1,610,000
Hill Street Center                             1.7        2        100.0        Shell      1,760,000
Irwin Bridge Center                            1.9        4        100.0        Mobil      1,880,000
Jefferson Street Center                        0.9        1        100.0       Texaco        860,000
Killian Hill Center                            1.9        2        100.0        Exxon      1,710,000
Lakeridge Village Center                       1.7        2        100.0        Shell      1,650,000
Lenora Center                                  2.0        3        100.0        Exxon      2,000,000
Locust Grove Center                            1.4        1         50.0       Texaco      1,630,000
Metro Atlanta Comm Prop 0518                   1.0        1        100.0        CITGO      1,040,000
Metro Atlanta Comm Prop 8102                   1.1        1        100.0        Mobil      1,090,000
Metro Atlanta Comm Prop 8115                   2.5        1        100.0       Texaco      2,440,000
Metro Atlanta Comm Prop 8159                   2.1        1        100.0       Texaco      2,090,000
Metro Atlanta Comm Prop 8165                   1.2        1        100.0       Texaco      1,150,000
Mount Vernon                                   1.4        1        100.0       Texaco      1,390,000
Mount Zion & Highway 138                       2.2        4        100.0        Mobil      2,100,000
Noah's Ark                                     1.5        1        100.0        Shell      1,510,000
North Georgia Comm Prop 0022                   1.5        1        100.0      Chevron      1,440,000
North Georgia Comm Prop 0029                   1.3        1        100.0        CITGO      1,290,000
North Georgia Comm Prop 0039                   1.5        1        100.0        CITGO      1,450,000
North Georgia Comm Prop 0040                   1.5        1        100.0      Chevron      1,470,000
North Georgia Comm Prop 0042                   1.5        1        100.0      Chevron      1,470,000
Northwest Georgia Comm Prop 0051               0.6        1        100.0      Chevron        630,000
Northwest Georgia Comm Prop 0058               0.8        1        100.0           BP        730,000
Northwest Georgia Comm Prop 8754               1.0        1        100.0       Texaco      1,000,000
Northwest Georgia Comm Prop 8769               1.2        1        100.0           BP      1,180,000
Northwest Georgia Comm Prop 8785               0.5        1        100.0      Chevron        530,000
Six Flags Center                               2.1        3        100.0        Shell      2,140,000
Skyview Center                                 2.2        5        100.0        Mobil      2,150,000
Snapfinger Center                              1.8        2        100.0        Shell      1,760,000
South Atlanta Center                           2.1        2        100.0        Exxon      2,110,000
South Peachtree Center                         2.0        3         75.0        Shell      2,190,000
Stone Mill Center                              1.9        2         56.7        Exxon      2,370,000
Sylvan Property                                2.2        2        100.0        Shell      2,140,000
Wesley Chapel Center                           1.8        1        100.0        Mobil      1,810,000
----------------------------------------------------------------------------------------------------
TOTAL                                        100.0%      103        95.2%               $100,650,000
----------------------------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

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--------------------------------------------------------------------------------

The following tables present certain information regarding the Georgia-Alabama
Retail Portfolio Properties.

--------------------------------------------------------------------------------
                                  PROPERTY AGE

                   NUMBER OF         % OF                          PERCENTAGE
  YEAR BUILT      PROPERTIES      PROPERTIES       BASE RENT      OF BASE RENT
--------------------------------------------------------------------------------
Before 1985            9              14.5%       $1,117,555           12.7%
 1985-1989            14              22.6         1,727,261           19.7
 1990-1994             4               6.5           352,308            4.0
 1995-1999             4               6.5           507,240            5.8
 2000-2005            31              50.0         5,068,203           57.8
--------------------------------------------------------------------------------
   TOTAL              62             100.0%       $8,772,567          100.0%
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                           RENT INFORMATION BY FRANCHISE(1)

                   NUMBER OF                   BASE RENT FROM     % OF BASE RENT
                PROPERTIES BY    % OF TOTAL     CONVENIENCE     FROM CONVENIENCE    BASE RENT FROM     % OF BASE RENT
    FRANCHISE     FRANCHISE      PROPERTIES      STORES(2)           STORES         OTHER TENANTS    FROM OTHER TENANTS
-----------------------------------------------------------------------------------------------------------------------

Exxon                 22            35.5%        $2,867,782            35.9%           $332,011             42.9%
Shell                 10            16.1          1,417,308            17.7             198,476             25.7
Mobil                  8            12.9          1,096,320            13.7             192,540             24.9
Texaco                 7            11.3            910,800            11.4                   0              0.0
Chevron                6             9.7            648,924             8.1              50,400              6.5
Hop In                 4             6.5            561,240             7.0                   0              0.0
Citgo                  3             4.8            328,766             4.1                   0              0.0
BP                     2             3.2            168,000             2.1                   0              0.0
-----------------------------------------------------------------------------------------------------------------------
TOTAL                 62           100.0%        $7,999,140           100.0%           $773,427            100.0%
-----------------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the Georgia-Alabama Retail Portfolio
      Borrower's rent roll dated November 13, 2006. The franchise companies listed here are not tenants at the Georgia-Alabama Retail Portfolio
      Properties. These companies, through contracts with the Sponsors of the
      Georgia-Alabama Retail Portfolio Loan, supply the third party operators at each property with petroleum and other products related to the gas station business. The tenant at each Georgia-Alabama Retail Portfolio Property is a third party operator or retail tenant, unaffiliated with the
      Georgia-Alabama Retail Portfolio Borrower or any of the petroleum companies listed here.

(2)   "Base Rent from Convenience Stores" means the amount of rent due by the operator of the convenience store and gas station. The franchisor listed under the heading "Franchise" is not responsible for this rent. The aggregate convenience store rent for the Georgia-Alabama Retail Portfolio
      Properties represents 91.2% of the total rent for the Georgia-Alabama
      Retail Portfolio Properties based on the November 13, 2006 rent roll.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                    LEASE ROLLOVER SCHEDULE(1),(2)
                                                                                       CUMULATIVE
                                                          % OF         CUMULATIVE         % OF
                      NUMBER OF          BASE RENT     BASE RENT       BASE RENT       BASE RENT
       YEAR        LEASES EXPIRING       EXPIRING       EXPIRING       EXPIRING         EXPIRING
--------------------------------------------------------------------------------------------------

  Vacant                7              $        0          0.0%       $        0           0.0%
   MTM                 16                 701,996          8.0           701,996           8.0
   2007                 2                  37,800          0.4           739,796           8.4
   2008                10                 436,020          5.0         1,175,816          13.4
   2009                 9                 399,213          4.6         1,575,029          18.0
   2010                 8                 799,500          9.1         2,374,529          27.1
   2011                 2                  26,400          0.3         2,400,929          27.4
   2012                 1                  20,226          0.2         2,421,155          27.6
   2013                 9                 720,776          8.2         3,141,931          35.8
   2014                 2                  33,600          0.4         3,175,531          36.2
   2015                 1                  24,000          0.3         3,199,531          36.5
   2016                 3                 271,200          3.1         3,470,731          39.6
   2017                13               1,688,946         19.3         5,159,677          58.8
   2018                11               1,466,690         16.7         6,626,367          75.5
   2019                 6                 888,000         10.1         7,514,367          85.7
Thereafter             10               1,258,200         14.3         8,772,567         100.0
--------------------------------------------------------------------------------------------------
  TOTAL               103              $8,772,567        100.0%
--------------------------------------------------------------------------------------------------

(1)   The leases referred to in this chart reflect the leases with the third party operator/tenants at each Georgia-Alabama Retail Portfolio Property as well as leases for 41 other retail tenants at certain of the
      Georgia-Alabama Retail Portfolio Properties.

(2)   The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKET.(1) The Georgia-Alabama Retail Portfolio Properties are concentrated in the southeastern United States with 60 properties located in Georgia and 2 properties located in Dothan, Alabama. The majority of the properties are located in Atlanta, Georgia or in the Atlanta metro area, including the
Eastern, Western, Northwestern and Northeastern areas. Other properties within the portfolio are located in counties closer to the central portion of Georgia, including Baldwin County located 75 miles southeast of Atlanta, Elbert County, which is 96 miles northeast of Atlanta, and Laurens County, which is 140 miles southeast of Atlanta. In addition, there are two properties located in Dothan,
Alabama. Dothan, the largest city in Houston County, is located in the southeast corner of Alabama, approximately 105 miles southeast of Montgomery,
96 miles northwest of Tallahassee, and 205 miles east of Mobile.

THE BORROWER. The borrower, Georgia-Alabama Commercial Investments, LLC (the
"Georgia-Alabama Retail Portfolio Borrower") is a single purpose Delaware limited liability company. The Georgia-Alabama Retail Portfolio Borrower is
100% directly owned by Georgia-Alabama Commercial Management, LLC, an entity managed by Marvin Hewatt ("Hewatt") and indirectly owned by Hewatt and Barron
Jefferson Russell ("Russell," and together with Hewatt, the "Sponsors"). The
Georgia-Alabama Retail Portfolio Loan is full recourse to the Sponsors.

According to Mr. Russell, he joined Mr. Hewatt as a partner in 1998 and formed
Majors Management, LLC (an entity wholly owned by the Sponsors) to oversee the development, leasing and management of their real estate portfolio and other investments. According to Mr. Russell, he has over 40 years in petroleum sales/distribution experience with industry leaders such as Exxon, Mobil and
Texaco.

According to the Sponsors, they have invested over $120 million in various real estate opportunities since 1998. In 2002, the Sponsors purchased 19 properties from Exxon in the metropolitan Atlanta area and in 2003, they purchased 75 properties in southeastern states. Through their ownership of Majors Management
LLC and other wholly owned entities, the Sponsors own, and supply petroleum products to, over 200 convenience store/gas stations in Georgia, Florida,
Alabama, Mississippi and Louisiana. The Sponsors acquire, develop, lease and manage convenience store/gas station centers, and in-line retail centers, for long term appreciation and yield.

PROPERTY MANAGEMENT. Each of the Georgia-Alabama Retail Portfolio Properties is
self managed by the Georgia-Alabama Retail Portfolio Borrower.

LOCKBOX. The Georgia-Alabama Retail Portfolio Loan documents require a springing hard lockbox and springing cash management. In the event the debt service coverage ratio is less than 1.15x as of the last day of any calendar quarter or any other Cash Sweep Event (as defined below) occurs, the
Georgia-Alabama Retail Portfolio Borrower is required, within 15 business days, to establish a lender controlled lockbox account and to direct all tenants to send rents and other payments due to the Georgia-Alabama Retail Portfolio
Borrower to the lender controlled lockbox account.

____________________

(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to The Georgia-Alabama Retail Portfolio Loan.

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES

TYPE                                                  INITIAL         MONTHLY
--------------------------------------------------------------------------------
Reconstruction Reserve(1)                           $1,350,444         $   0
Remediation Reserve(2)                              $   56,250         $   0
PLL Insurance Reserve(3)                            $  224,090         $   0
Insurance Reserve(4)                                $        0         $   0
--------------------------------------------------------------------------------

___________________

(1)   For the completion of improvements at the Georgia-Alabama Retail Portfolio
      Property located at 5084 Old National Highway, College Park, GA.

(2)   For the required remediation at the Georgia-Alabama Retail Portfolio
      Property located at 6741 Bellsferry Road, Woodstock, GA.

(3)   Countrywide Commercial Real Estate Finance, Inc. ("CRF") deposited
      $224,090 in this reserve to be used for the payment of renewal premiums due under the pollution legal liability insurance policy (the "PLL
      Insurance Policy"). The reserve funds may only be used to pay the renewal premium and are not collateral for the Georgia-Alabama Retail Portfolio
      Loan in the event of a default. The reserve funds are to be returned to
      CRF (i) at the time the lender is given notice that the PLL Insurance
      Policy will not be renewed or has been cancelled or (ii) on the maturity date.

(4)   In the event the PLL Insurance Policy is cancelled or not renewed, the
      Georgia-Alabama Retail Portfolio Borrower will be required to deposit 150%
      of the estimated annual remediation cost amount for all of the
      Georgia-Alabama Retail Portfolio Properties for the remaining term of the
      Georgia-Alabama Retail Portfolio Loan, as determined by reference to the
      5-year historic cost of remediation for all such properties. In addition, in the event the PLL Insurance Policy carrier (a) drops or otherwise excludes an individual property from its coverage or (b) a release has occurred at a Georgia-Alabama Retail Portfolio Property and 90 days has elapsed since the Georgia-Alabama Retail Portfolio Borrower first learned of it (or should have learned of it) and the related insurance provider
      (i) has not accepted a claim for coverage or has denied coverage with respect to such claim or (ii) has determined that the required remediation is not covered by the policy, then , (x) if the cause relates to (a)
      above, the Georgia-Alabama Retail Portfolio Borrower will be required to deliver to lender an amount equal to 150% of the estimated annual remediation cost for all such properties that caused the event described in (a) above for the remaining term of the Georgia-Alabama Retail
      Portfolio Loan (as determined by reference to the 5-year historical cost of remediation for all such individual properties) or (y) if the cause relates to (b) above, the Georgia-Alabama Retail Portfolio Borrower will be required to deliver to lender an amount equal to 150% of the amount required for remediation of any individual property that caused the event described in (b) to be triggered (as determined by a report prepared by an environmental consultant or engineer acceptable to lender).

CASH FLOW SWEEP. During a Cash Sweep Event, any excess amounts in the lender controlled account will be retained by the lender and held as additional collateral until the termination of such Cash Sweep Event. A "Cash Sweep Event"
occurs if (i) more than six properties cease to operate for more than 30 consecutive days (other than due to casualty or condemnation), (ii) the debt service coverage ratio for any trailing 12 month period declines below 1.10x or
(iii) an event of default under the Georgia-Alabama Retail Portfolio Loan documents occurs. A Cash Sweep Event will terminate if (a) with respect to the matter described in clause (i) of the definition of the term Cash Sweep Event above, the lender has determined that fewer than six properties ceased to operate for more than 30 consecutive days (other than due to casualty or condemnation), (b) with respect to the matter described in clause (ii) of the definition of the term Cash Sweep Event above, the debt service coverage ratio for any two consecutive calendar quarters is at least 1.20x, (c) with respect to the matter described in clause (iii) of the definition of the term Cash
Sweep Event above, an event of default under the Georgia-Alabama Retail
Portfolio Loan documents no longer exists, or (d) the lender otherwise elects, in its sole discretion, to terminate the Cash Sweep Event.

MEZZANINE DEBT. The Georgia-Alabama Retail Portfolio Loan documents do not permit mezzanine debt.

RELEASE PROVISIONS. Up to seven individual Georgia-Alabama Retail Portfolio
Properties may be released during the term of the Georgia-Alabama Retail
Portfolio Loan from the lien of the related mortgage upon defeasance of a principal amount equal to 125% of the allocated loan amount of the
Georgia-Alabama Retail Portfolio Property to be defeased.

PROPERTY SUBSTITUTION. Commencing twelve months following the Georgia-Alabama
Retail Portfolio Loan origination date, the Georgia-Alabama Retail Portfolio
Borrower may substitute up to seven individual Georgia-Alabama Retail Portfolio
Properties during the term of the Georgia-Alabama Retail Portfolio Loan with a qualified substitute property provided that several conditions are satisfied, including among other conditions that: (i) the market value of any proposed qualified substitute property is equal to or exceeds the greater of (a) the initial appraised value of the individual property proposed to be replaced and
(b) the then current market value of such individual property immediately prior to the substitution, (ii) after giving effect to the substitution, the aggregate debt service coverage ratio, as determined by lender, for the aggregate of all individual properties securing the Georgia-Alabama Retail
Portfolio Loan will be no less than the greater of (a) the debt service coverage ratio as of the closing date and (b) the debt service coverage ratio immediately prior to such substitution and (iii) no individual property may be replaced with more than one qualified substitute property.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

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--------------------------------------------------------------------------------

DOUGLAS CORPORATE CENTER I & II

                 [2 PHOTOS OF DOUGLAS CORPORATE CENTER I & II]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                             Roseville, CA
Property Type                                                            Office
Size (Square Feet)                                                      213,379
Percentage Physical Occupancy as of April 27, 2007                        83.8%
Year Built                                                         1990/2003(1)
Year Renovated                                                              NAP
Appraisal Value                                                     $67,750,000
# of Tenant Leases                                                        43(2)
Average Rent Per Square Foot                                          $27.70(2)
Underwritten Economic Occupancy                                           83.8%
Underwritten Revenues                                                $5,248,686
Underwritten Total Expenses                                          $2,119,756
Underwritten Net Operating Income (NOI)                              $3,128,930
Underwritten Net Cash Flow (NCF)                                     $2,749,044
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                    KeyBank
Loan Group                                                                    1
Origination Date                                                   May 31, 2007
Cut-off Date Principal Balance                                      $36,000,000
Cut-off Date Loan Balance Per SF/Unit                                      $169
Percentage of Initial Mortgage Pool Balance                                1.5%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.4270%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           84
Original Term to Maturity/ARD (Months)                                       84
Original Amortization Term (Months)                                           0
Original Call Protection                                LO(26),DeforYM(51),O(7)
Lockbox                                                                    None
Cut-off Date LTV Ratio                                                    53.1%
LTV Ratio at Maturity or ARD                                              53.1%
Underwritten DSCR on NOI                                                  1.58x
Underwritten DSCR on NCF                                                  1.38x
--------------------------------------------------------------------------------

(1)   Douglas Corporate Center building I was built in 1990 and Douglas
      Corporate Center building II was built in 2003.

(2)   Information based on the Douglas Corporate Center I & II Borrower's April
      27, 2007 rent roll.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                    [MAP OF DOUGLAS CORPORATE CENTER I & II]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       61

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Douglas Corporate Center I & II Loan") is evidenced by a single promissory note and is secured by a fee simple first mortgage encumbering two Class A office buildings (the "Douglas Corporate
Center I & II Property") located in Roseville, California. The Douglas
Corporate Center I & II Loan represents approximately 1.5% of the initial mortgage pool balance and approximately 2.6% of the initial loan group 1 balance.

The Douglas Corporate Center I & II Loan was originated on May 31, 2007, and has a principal balance as of the cut-off date of $36,000,000. The Douglas
Corporate Center I & II Loan has a remaining term of 82 months and a scheduled maturity date of June 1, 2014. The Douglas Corporate Center I & II Loan may not
be prepaid in whole or part except as follows: (i) at any time after the earlier to occur of (a) December 1, 2009, or (b) the date that is two years following the "startup date". The Douglas Corporate Center I and II Borrower may prepay the loan on any date (provided that if such date is not a scheduled payment date, the Douglas Corporate Center I and II borrower will be required to also pay any interest shortfall) provided that the Douglas Corporate Center
I and II borrower either pays a yield maintenance premium or purchases defeasance collateral in accordance with the loan documents; (ii) the Douglas
Corporate Center I and II borrower may openly prepay the Douglas Corporate
Center I and II loan, with no prepayment penalty or obligation to purchase defeasance collateral at any time after the date that is six months prior to the Maturity Date (provided that if such date is not a scheduled payment date, the Douglas Corporate Center I and II borrower shall also pay any interest shortfall); and (iii) any prepayment in connection with a casualty or condemnation will not incur a prepayment penalty.

THE PROPERTY. The Douglas Corporate Center I & II Property is comprised of two
3-story, Class A office buildings totaling 213,379 net rentable square feet, as well as surface parking consisting of 865 spaces, located in Roseville, Placer
County, California. Douglas Corporate Center I was built in 1990 and Douglas
Corporate Center II was built in 2003.

The property is 83.8% occupied by 31 tenants. New York Life Insurance ("NYL"), the largest tenant, utilizes its space at the property for sales and administrative staff. NYL sells life insurance, annuities, mutual funds, long-term care insurance and group policies, as well as provides investment management services for institutional clients. Other major tenants include
Countrywide Home Loans, Pacific Health Advantage, and EMC Corporation.
Countrywide engages in mortgage lending and other finance-related operations, within five segments comprised of mortgage banking, banking, capital markets, insurance, and global operations. Pacific Health Advantage, which is a non-profit organization founded in 1989 by Pacific Business Group on Health, provides affordable combinations of health insurance plans to small businesses based in California with 2 to 50 employees. EMC Corporation engages in the development, delivery, and support of information infrastructure technologies and solutions worldwide, which includes storage systems, platform-based software, consulting, implementation, operations management, training, maintenance, and support.

The following table presents certain information relating to the major tenants at the Douglas Corporate Center I & II Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                      TENANT INFORMATION

                                                                 CREDIT RATINGS    SQUARE      % OF     BASE RENT       LEASE
TENANT NAME                           PARENT COMPANY              (FITCH/S&P)       FEET       GLA         PSF       EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

New York Life Insurance                    NAP                      AA+/AA+       22,771      10.7%     $ 24.60       August 2011
Countrywide Home Loans      Countrywide Financial Corporation         A/A         18,629       8.7%     $ 28.88(1)     Various(2)
Pacific Health Advantage                   NAP                         NR         18,093       8.5%     $ 27.74(3)     Various(4)
EMC Corporation                            NAP                      NR/BBB+       14,100       6.6%     $ 27.84       March 2011
---------------------------------------------------------------------------------------------------------------------------------
Total/Wtd. Avg.                                                                   73,593      34.5%     $ 27.08
---------------------------------------------------------------------------------------------------------------------------------

(1)   Countrywide Home Loans pays $28.80/sf for 13,117 sf of space, $28.20/sf for 1,521 sf of space, and $29.40/sf for 3,991 sf of space.

(2)   Lease expirations are: 1,521 sf expiring October 2007, 3,991 sf expiring
      June 2010, 8,539 sf expiring November 2010, 4,578 sf expiring September
      2008.

(3)   Pacific Health Advantage pays $27.60/sf for 16,026 sf of space and
      $28.80/sf for 2,067 sf of space.

(4)   The lease for 16,026 sf expires July 2011 and the lease for 2,067 sf expires September 2011.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       62

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--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Douglas Corporate Center I & II Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE(1)

                 NUMBER     SQUARE      % OF                   % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE   CUMULATIVE %
               OF LEASES     FEET        GLA      BASE RENT      RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
YEAR            EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

MTM                 2        5,138       2.4%    $  138,323       2.8%         5,138          2.4%     $  138,323         2.4%
2007                2        2,401       1.1         60,316       1.2          7,539          3.5         198,639         4.0
2008                9       30,354      14.2        856,061      17.3         37,893         17.8       1,054,700        21.3
2009                9       29,930      14.0        853,380      17.2         67,823         31.8       1,908,081        38.6
2010                5       19,153       9.0        548,046      11.2         86,976         40.8       2,456,126        49.6
2011               13       86,919      40.7      2,346,429      47.4        173,895         81.5       4,802,555        97.0
2012                2        4,431       2.1        124,802       2.5        178,326         83.6       4,927,358        99.5
2013               --           --       0.0              0       0.0        178,326         83.6       4,927,358        99.5
2014               --           --       0.0              0       0.0        178,326         83.6       4,927,358        99.5
2015               --           --       0.0              0       0.0        178,326         83.6       4,927,358        99.5
2016                1          400       0.2         23,892       0.5        178,726         83.8       4,951,250       100.0
2017               --           --       0.0              0       0.0        178,726         83.8       4,951,250       100.0
Thereafter         --           --       0.0              0       0.0        178,726         83.8       4,951,250       100.0
Vacant            NAP       34,653      16.2              0       0.0        213,379        100.0       4,951,250       100.0
----------------------------------------------------------------------------------------------------------------------------------
TOTAL              43      213,379       100%    $4,951,250       100%       213,379         100%      $4,951,250         100%
----------------------------------------------------------------------------------------------------------------------------------

THE MARKET(2). The Douglas Corporate Center I & II Property is located on the northeast corner of Douglas Boulevard and East Roseville Parkway, in Roseville
approximately 1.75 miles from Interstate 80 and 19 miles northeast of downtown
Sacramento. The neighborhood consists of commercial developments, residential developments, and community services. Commercial developments consist of office buildings in the immediate area, and retailers, such as Wal-Mart, Safeway,
Target, Raley's, Home Depot, and Staples, which are located within a few miles of the subject. Residential development includes single-family homes, apartment complexes, and condominiums. Community services, such as fire stations, hospitals, police stations, and schools are readily available in the surrounding area, as well as public transportation, parks, golf courses, and other recreational facilities. The area is anticipated to experience significant growth in the foreseeable future.

Douglas Corporate Center I & II is within the Sacramento Office Market and the
Roseville/Rocklin Office Submarket. The Sacramento Office Market Class A sector consisted of 190 buildings containing 23,409,365 square feet for the second quarter 2007. Class A office property occupancy for the second quarter 2007 was
88%. Average quoted rates in the Sacramento Office Market Class A sector for available space were $27.26/sf, trending up from $26.87/sf in the first quarter
2007, and average quoted rates in the Roseville/Rocklin Submarket Class A sector were $28.52/sf. Average in-place rents at the subject are $27.70/sf.

Sacramento, California's state capital since 1869, is strategically located at the nucleus of several major freeways, including US Highway 50, State Highway
99, and Interstates 5 and 80. These freeways provide access to the San
Francisco Bay Area to the west, Southern California to the south, Oregon and
Washington to the north, and Nevada to the east. The rate of population growth in the Sacramento Primary Metropolitan Statistical Area ("PMSA") has been robust over the past 16 years, growing 2.2% per year from 1990 to 2000. From
2000 to 2005, the population increased by an average of 2.7% per year.
According to the demographic Research Unit of the California Department of
Finance, the Sacramento PMSA population is projected to increase 2.0% per year, and reach approximately 2.04 million people by 2010. According to CoStar 2Q07
Sacramento Office Report, the cumulative growth in office jobs over the past 5 years in Sacramento has been 10.60%, which equates to 2.12% per year. Major employers include Intel Corporation, Kaiser Permanente, Raley's Inc., SBC, Bank
of America, Wells Fargo, and Target Corporation.

THE BORROWER. Hines Douglas Corporate Center LP, a Delaware limited partnership
(the "Douglas Corporate Center I & II Borrower") is a special purpose, bankruptcy remote entity. The Douglas Corporate Center I & II Borrower is made up of a 0.1% general partnership interest held by Hines Douglas Corporate
Center GP, LLC (the "SPE Component Entity") and a 99.9% limited partnership interest held by Hines CF Sacramento Partners LP (the "Sacramento LP") which entity also owns 100% of the membership interest in the SPE Component Entity.
The SPE Component Entity is a single member Delaware limited liability company which is a special purpose entity and bankruptcy remote, and which has an independent manager. The Sacramento LP has 91% of its general partnership interest held by Hines-Sumisei U.S. Core Office Trust (the "Hines U.S. Trust")
in which Hines-Sumisei U.S. Core Office Fund L.P. owns a 40% interest and a group of General Motors parties owns a 57% interest. The non-recourse carveouts contained in the Douglas Corporate Center I & II loan agreement, along with the environmental indemnity, were given by the Douglas Corporate Center I & II
Borrower.
__________________

(1)   Information obtained from the Douglas Corporate Center I & II Borrower's rent roll dated April 27, 2007.

(2)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       63

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--------------------------------------------------------------------------------

Hines, founded over 50 years ago, is a privately owned real estate firm involved in real estate investment, development, and property management worldwide. The Hines portfolio of projects underway, completed, acquired and managed for third parties includes more than 950 properties representing approximately 380 million square feet of office, residential, mixed-use, industrial, hotel, medical, retail and sports facilities, as well as large, master-planned communities and land developments. Hines has offices in 16 countries, with regional offices in Houston (U.S. headquarters), London
(European headquarters), New York, Chicago, Atlanta and San Francisco, as well as 62 other cities. Currently, the firm controls assets valued at approximately
$16 billion. In addition, since 1991, Hines has created 26 investment funds with over $12 billion of equity capital entrusted to Hines by partners including major public and private pension funds, foreign governments and investment authorities, foundations, endowments, high net-worth individuals and individual investors.

PROPERTY MANAGEMENT. The Douglas Corporate Center I & II Property is managed by
Hines Interests Limited Partnership ("Hines"), a Delaware limited partnership
(the "Douglas Property Manager"), and affiliate of the Douglas Corporate Center
I & II Borrower. Currently, Hines manages 161 properties, which total approximately 104 million square feet.

LOCKBOX. None.

PERMITTED MEZZANINE DEBT. Future mezzanine financing secured by a pledge of the mezzanine borrower's direct or indirect equity interest in the Douglas
Corporate Center I & II Borrower and/or the SPE component entity is permitted, subject to certain standard criteria, including without limitation: (i) an aggregate LTV equal or less than 75%, (ii) such mezzanine financing is from a qualified mezzanine lender, (iii) delivery of an intercreditor agreement acceptable to the rating agencies, and (iv) a confirmation by the rating agencies that the incurrence of such mezzanine financing will not cause a qualification downgrade or withdrawal of the then-current ratings on the certificates.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Douglas Corporate Center I & II Loan:

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES

TYPE:                                              INITIAL         MONTHLY
--------------------------------------------------------------------------------
Taxes                                                $ 0          Springing(1)
Insurance                                            $ 0          Springing(1)
Replacement Reserve                                  $ 0          Springing(2)
Leasing Reserve                                      $ 0          Springing(3)
--------------------------------------------------------------------------------

(1)   Upon the occurrence of an event of default, lender may require borrower to establish a tax and insurance reserve to be funded monthly, provided that if insurance is obtained through a blanket insurance policy which is acceptable to lender, then no insurance escrow will be required.

(2)   The Replacement Reserve monthly reserve deposits of $3,556.33 are not required to be made by the Douglas Corporate Center I & II Borrower except during the occurrence of an event of default under the Douglas Corporate
      Center I & II Loan.

(3)   The Leasing Reserve monthly reserve deposits of $38,882.08 are not required to be made by the Douglas Corporate Center I & II Borrower except during the occurrence of an event of default under the Douglas Corporate
      Center I & II Loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       64

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       65

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--------------------------------------------------------------------------------

GRAY APARTMENT PORTFOLIO

                     [2 PHOTOS Of GRAY APARTMENT PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           2
Location (City/State)                                               Houston, TX
Property Type                                                       Multifamily
Size (Units)                                                                789
Percentage Occupancy as of May 2007                                       91.1%
Year Built                                                         1972/1974(1)
Year Renovated                                                             2003
Appraisal Value                                                     $41,980,000
Average Monthly Rent Per Unit                                              $752
Underwritten Occupancy                                                    82.1%
Underwritten Revenues                                                $6,101,820
Underwritten Total Expenses                                          $3,081,928
Underwritten Net Operating Income (NOI)                              $3,019,892
Underwritten Net Cash Flow (NCF)                                     $2,822,642
5/31/2007 TTM NOI                                                    $3,200,327
2006 NOI                                                             $3,591,975
2005 NOI                                                             $1,604,614
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    2
Origination Date                                               November 1, 2006
Cut-off Date Principal Balance                                      $31,500,000
Cut-off Date Loan Balance Per SF/Unit                                   $39,924
Percentage of Initial Mortgage Pool Balance                                1.3%
Number of Mortgage Loans                                                      2
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8700%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           24
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Call Protection                                             LO(33),Def(83),O(4)
Lockbox                                                                    Soft
Cut-off Date LTV Ratio                                                    75.0%
LTV Ratio at Maturity or ARD                                              66.3%
Underwritten DSCR on NOI                                               1.35x(2)
Underwritten DSCR on NCF                                               1.26x(3)
--------------------------------------------------------------------------------

(1)   The Evergreen Pointe apartment complex was constructed in 1972 and the
      Park at Lakeside apartment complex was constructed in 1974.

(2)   The Underwritten DSCR on NOI during the interest only period is 1.61x.

(3)   The Underwritten DSCR on NCF during the interest only period is 1.50x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       66

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                        [MAP OF GRAY APARTMENT PORTFOLIO]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       67

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan is comprised of two cross-collateralized and cross-defaulted loans (collectively, the "Gray Apartment Portfolio Loan") each evidenced by a promissory note and secured by a mortgage encumbering two adjacent apartment complexes consisting in the aggregate of 789 units located in Houston, Texas (collectively, the "Gray Apartment Portfolio Properties").
The Gray Apartment Portfolio Loan represents approximately 1.3% of the initial mortgage pool balance and approximately 3.0% of the initial loan group 2 balance.

The Gray Apartment Portfolio Loan was originated on November 1, 2006, and has a principal balance as of the cut-off date of $31,500,000. The Gray Apartment
Portfolio Loan has a remaining term of 111 months and a scheduled maturity date of November 8, 2016. The Gray Apartment Portfolio Loan permits defeasance of the entire loan (or partial defeasance as described below under "Release
Provisions") with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Gray Apartment Portfolio Loan is permitted on or after August 8, 2016, without penalty.

THE PROPERTIES. The Gray Apartment Portfolio Loan is secured by the fee interest in two adjacent apartment complexes, Park at Lakeside and Evergreen
Pointe, consisting in the aggregate of 789 units located in Houston, Texas.

Park at Lakeside. The 592-unit Park at Lakeside apartment complex was constructed in 1974. It comprises (based on number of apartment units) 75% of the Gray Apartment Portfolio Loan. The property has been well maintained, with a significant renovation in 2003 that totaled $4,175,000 ($7,052/unit).
Community amenities include: indoor racquetball court, three pools, heated spa, fitness center, picnic areas, covered parking, and child care center. Unit amenities include: large floor plans, all electric kitchens, large walk-in closets, and patios/balconies. The property is located along Lakeside Estates
Drive at Lynbrook Drive and just north of Briar Forest Drive, which is a primary neighborhood artery in the city of Houston. The Sam Houston Parkway, which is one-half mile east of the property, provides freeway access through the neighborhood. The promissory note evidencing the Park at Lakeside loan has a cut-off date principal balance of $23,500,000.

---------------------------------------------------------------------------------------------
                        UNIT BREAKDOWN AND OCCUPANCY AS OF MAY 30, 2007

    1-BEDROOM UNITS/        2-BEDROOM UNITS/        3-BEDROOM UNITS/        4-BEDROOM UNITS/
      OCCUPANCY               OCCUPANCY               OCCUPANCY               OCCUPANCY
---------------------------------------------------------------------------------------------

    112 units/98.2%         216 units/91.7%         208 units/88.5%          56 units/76.8%
---------------------------------------------------------------------------------------------

Evergreen Pointe. The 197-unit Evergreen Pointe apartment complex was constructed in 1972. It comprises (based on number of apartment units) 25% of the Gray Apartment Portfolio Loan. The property has been well maintained, with an exterior renovation in 2003 that totaled $820,000 ($4,160/unit). Community amenities include: swimming pool and heated spa. Unit amenities include: large floor plans, kitchen pantries, large walk-in closets, and patios/balconies. The property is located between Lakeside Estates Drive and Wilcrest Drive and just north of Briar Forest Drive, which is a primary neighborhood artery in the city of Houston. The Sam Houston Parkway, which is one-half mile east of the property, provides freeway access through the neighborhood. The promissory note evidencing the Evergreen Pointe loan has a cut-off date principal balance of
$8,000,000.

------------------------------------------------------------------------------------------------------------
                               UNIT BREAKDOWN AND OCCUPANCY AS OF MAY 23, 2007

   STUDIO UNITS/      1-BEDROOM UNITS/       2-BEDROOM UNITS/       3-BEDROOM UNITS/       4-BEDROOM UNITS/
    OCCUPANCY            OCCUPANCY              OCCUPANCY              OCCUPANCY              OCCUPANCY
------------------------------------------------------------------------------------------------------------

    2 units/50%      57 units/98.2%         82 units/96.3%         40 units/97.5%          16 units/98.8%
------------------------------------------------------------------------------------------------------------

The following tables present certain information regarding the Gray Apartment
Portfolio Properties on a combined basis.

--------------------------------------------------------------------------------
                           MULTIFAMILY INFORMATION(1)

                                                    WEIGHTED
                                                 AVERAGE UNIT          NET
    UNIT MIX                NO. OF UNITS          SQUARE FEET      RENTABLE SF
--------------------------------------------------------------------------------

Studio                           2                   297                 297
1 BR                           169                   660             109,545
2 BR                           298                   982             272,414
3 BR                           248                 1,260             279,846
4 BR                            72                 1,453              86,528
--------------------------------------------------------------------------------
Total/Weighted Average         789                 1,042             748,630
--------------------------------------------------------------------------------

                               % OF           WEIGHTED AVERAGE          WEIGHTED AVERAGE MONTHLY
    UNIT MIX               TOTAL UNITS   MONTHLY ASKING RENT/UNIT(1)       MARKET RENT/UNIT(2)
-------------------------------------------------------------------------------------------------

Studio                        0.3%                $395                          $ 395
1 BR                         21.4%                $548                          $ 561
2 BR                         37.8%                $712                          $ 734
3 BR                         31.4%                $895                          $ 937
4 BR                          9.1%                $979                          $1018
-------------------------------------------------------------------------------------------------
Total/Weighted Average      100.0%                $758                          $ 786
-------------------------------------------------------------------------------------------------

(1)   Information obtained from the Gray Apartment Portfolio Borrower's rent roll dated May 2007.

(2)   Information obtained from appraisal dated May 25, 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       68

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

THE MARKET(1). Both Park at Lakeside and Evergreen Pointe are located in the
Briar Forest submarket. According to REIS, the submarket at the end of the first quarter of 2007 consisted of 41,661 units at 144 properties with a reported vacancy of 6.6%. Net absorption for the quarter was a positive 166 units. Vacancy rates in the submarket have stabilized in recent years, fluctuating slightly between 5% and 7% since the third quarter of 2005.
Concessions in the submarket vary from 15 days to one month of free rent.
Concessions at the Park at Lakeside and Evergreen Pointe Properties have averaged 6% and 5%, respectively, over the past 12 months.

The population within a one- and three-mile radius of the Gray Portfolio
Properties is 16,936 and 143,846, respectively; the median household income is
$29,707 and $34,034, respectively.

THE BORROWER. The borrower, Wentwood Lakeside I, LP (the "Gray Apartment
Portfolio Borrower") is a single purpose Texas Limited Partnership. The Gray
Apartment Portfolio Borrower is owned by: (i) limited partner GRAOCH Associates
#110, LP (with a 19.49% interest), (ii) limited partner GRAOCH Associates #36,
LP (with a 39.65% interest), (iii) limited partner GRAOCH Associates #92, LP
(with a 39.86% interest), and (iv) by the general partner Everpark GP, LP.
(with a 1% interst). Everpark GP, LP is owned 100% by Gary Gray and all of the limited partnerships are controlled by Gary Gray, who is the non-recourse carve-out guarantor.

GRAOCH Associates ("GRAOCH"), originally formed in 1991, is a Vancouver,
British Columbia based real estate investment firm, whose sole business is the acquisition, financing, ownership, operation, asset management and disposition of rental apartment communities located throughout the United States. Gary M.
Gray is the 100% general partner and a substantial limited partner in GRAOCH.
According to GRAOCH, since its inception in 1991, entities controlled and co-owned by GRAOCH have acquired 107 separate apartment communities, located in
20 separate sates containing a total of 23,299 individual apartment units.  In addition, according to GRAOCH, as of February 2006, a total of 52 apartment communities containing a total of 11,940 individual apartment units have been sold.

PROPERTY MANAGEMENT. The property manager for the Gray Apartment Portfolio
Properties is Pinnacle Realty Management ("Pinnacle"), an entity that is not affiliated with the Gray Apartment Portfolio Borrower. Pinnacle is a full-service real estate management and brokerage firm headquartered in
Seattle, Washington. Pinnacle oversees a portfolio of apartment, office, industrial and retail assets valued at more than $12.3 billion. Pinnacle currently has 140,000 multifamily housing units under management.

LOCKBOX. The Gray Apartment Portfolio Loan documents require a soft lockbox and springing cash management. During a Cash Management Period, all rents are required to be swept into an account designated by the lender. Funds in the lender controlled account are required to be allocated towards the payment of taxes and insurance, debt service, capital expenditures, borrower operating expenses, extra-ordinary expenses and to the net cash flow reserve account (as described under "Cash Flow Sweep" below). A "Cash Management Period" means any period commencing upon (a) the occurrence of any event of default; or (b) the debt service coverage ratio as of the last day of any calendar quarter
(beginning with the four quarters ending December 31, 2006) being less than
1.10x. A Cash Management Period will terminate if (i) with respect to the matter described in clause (a) of the definition of the term Cash Management
Period above, such event of default no longer exists or (ii) with respect to the matter described in clause (b) of the definition of the term Cash
Management Period above, the debt service coverage ratio is at least 1.10x.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Gray Apartment Portfolio Loan.

--------------------------------------------------------------------------------
                                ESCROWS / RESERVES

TYPE:                                                   INITIAL       MONTHLY
--------------------------------------------------------------------------------
Taxes                                                  $565,000       $56,037
Insurance                                              $      0       $29,265
Capital Expenditure Reserve                            $      0       $16,438
Deferred Maintenance                                   $256,194       $     0
--------------------------------------------------------------------------------

CASH FLOW SWEEP. During a Cash Management Period (as defined above) any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses and extra-ordinary expenses will be swept into the excess cash collateral account and held as additional collateral until the Cash
Management Period is terminated.

ADDITIONAL DEBT. Other than permitted trade payables paid in the ordinary course of business, the Gray Apartment Portfolio Borrower is not permitted to incur additional debt.

RELEASE PROVISIONS. The mortgage loan documents permit the Gray Apartment
Portfolio Borrower to obtain a release of an individual property from the lien of the mortgage loan documents provided that: (a) no event of default exists;
(b) the Gray Apartment Portfolio Borrower shall have fully

____________________

(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       69

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

defeased the loan relating to the release property in an amount equal to 100%
of the outstanding principal balance of the related note; (c) the release property is conveyed to an entity unaffiliated with the Gray Apartment
Portfolio Borrower; (d) the debt service coverage ratio for the remaining property is no less than 1.20x if the remaining loan property is Evergreen
Pointe and 1.25x if the remaining loan property is Park at Lakeside. If the underwritten net cash flow of the property that will remain, subject to the liens of the Gray Apartment Portfolio Loan documents, would not be sufficient to satisfy such debt service coverage ratio requirement given the then-current principal balance of the remaining loan, then the Gray Apartment Portfolio
Borrower may post as additional collateral treasuries in an aggregate amount such that after such partial defeasance the debt service coverage ratio requirement is satisfied.

The Gray Apartment Portfolio Loan documents permit a release of the cross-collateralization arrangement upon the defeasance of either property. In addition, the Gray Apartment Portfolio Loan documents permit a release of the cross if either Gray Apartment Portfolio Property is sold to an entity unaffiliated with the Gray Apartment Portfolio Borrower and the loan is assumed in accordance with the terms of the Gray Apartment Portfolio Loan documents.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       70

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       71

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

HAVERLY PARK APARTMENTS

                     [2 PHOTOS OF HAVERLY PARK APARTMENTS]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                                Dallas, TX
Property Type                                                       Multifamily
Size (Units)                                                                636
Percentage Occupancy as of April 13 2007                                  97.6%
Year Built                                                                 1984
Appraisal Value                                                     $42,520,000
Average Monthly Rent Per Unit                                              $747
Underwritten Occupancy                                                    92.5%
Underwritten Revenues                                                $4,998,821
Underwritten Total Expenses                                          $2,585,934
Underwritten Net Operating Income (NOI)                              $2,412,887
Underwritten Net Cash Flow (NCF)                                     $2,285,687
2/28/2007 TTM NOI                                                    $2,295,519
2006 NOI                                                             $2,265,287
2005 NOI                                                             $2,163,104
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    2
Origination Date                                                 April 30, 2007
Cut-off Date Principal Balance                                      $30,000,000
Cut-off Date Loan Balance Per SF/Unit                                   $47,170
Percentage of Initial Mortgage Pool Balance                                1.2%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                        5.1100%(1)
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           36
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         420
Call Protection                                           LO(27), Def(89), O(4)
Lockbox                                                                    Soft
Cut-off Date LTV Ratio                                                    70.6%
LTV Ratio at Maturity or ARD                                              65.7%
Underwritten DSCR on NOI                                               1.21x(2)
Underwritten DSCR on NCF                                               1.14x(3)
--------------------------------------------------------------------------------

(1)   The interest rate is 5.11% through and including the payment date in May
      2010 and will increase to 5.77% commencing on the payment date in June
      2010. The DSCR shown here and used throughout the accompanying offering prospectus is calculated based on the 5.77% interest rate.

(2)   The Underwritten DSCR on NOI during the initial interest only period is
      1.55x.

(3)   The Underwritten DSCR on NCF during the initial interest only period is
      1.47x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       72

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--------------------------------------------------------------------------------

                        [MAP OF HAVERLY PARK APARTMENTS]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       73

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Haverly Park Apartments Loan") is evidenced by a promissory note and is secured by a first mortgage encumbering two directly adjacent class B apartment complexes consisting in the aggregate of
636 units located in Dallas, Texas (collectively, the "Haverly Park Apartments
Property"). The Haverly Park Apartments Loan represents approximately 1.2% of the initial mortgage pool balance and approximately 2.9% of the initial loan group 2 balance.

The Haverly Park Apartments Loan was originated on April 30, 2007, and has a principal balance as of the cut-off date of $30,000,000. The Haverly Park
Apartments Loan has a remaining term of 117 months and a scheduled maturity date of May 8, 2017. The Haverly Park Apartments Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Haverly Park Apartments Loan is permitted on or after February 8, 2017, without penalty.

THE PROPERTY. The Haverly Park Apartments Loan is secured by the fee interest in two directly adjacent class B apartment complexes consisting in the aggregate of 636 units, located in Dallas, Texas. The Haverly Park Apartments
Property was constructed between 1983 and 1984. Community amenities include four swimming pools, two hot tubs, a 24-hour fitness club and five on-site laundry facilities.  All units feature 9-foot ceilings, patios/balconies with extra storage, and are pre-wired for cable.  Upgraded units also have vaulted ceilings, fireplaces, built-in bookshelves, dry bars, kitchen pantries and washer/dryer connections.  There are 248 covered parking spaces.

The Haverly Park Apartments Borrower plans to implement a $2,249,759
($3,537/unit) capital plan over the next 28 months to upgrade all units.  The renovation will include kitchen appliance replacement, new cabinet doors and countertops, upgrades for kitchen flooring and carpet, and bath vinyl replacement.  There are also plans to upgrade the fitness center, leasing office, and party room. See "Escrows/Reserves" below.

The Haverly Park Apartments Property is built on 26.5 acres, and is located 17 miles north of the Dallas central business district, in the Plano area.
Located off of the North Dallas Tollway, just north of the intersection with the LBJ Freeway and just south of the George Bush Turnpike, the Haverly Park
Apartments Property is located in an infill area with a limited amount of multifamily-zoned land.

--------------------------------------------------------------------------------
                UNIT BREAKDOWN AND OCCUPANCY AS OF APRIL 13, 2007

  1-BEDROOM UNITS/OCCUPANCY                    2-BEDROOM UNITS/OCCUPANCY
--------------------------------------------------------------------------------
        232 units/97.4%                           404 units/97.7%
--------------------------------------------------------------------------------

The following tables present certain information regarding the Haverly Park
Apartments Property.

---------------------------------------------------------------------------------------------------------------------------------
                                                   MULTIFAMILY INFORMATION(1)

                                       WEIGHTED
                                    AVERAGE UNIT      NET           % OF         WEIGHTED AVERAGE        WEIGHTED AVERAGE MONTHLY
    UNIT MIX         NO. OF UNITS    SQUARE FEET   RENTABLE SF   TOTAL UNITS   MONTHLY ASKING RENT(1)       MARKET RENT/UNIT(2)
---------------------------------------------------------------------------------------------------------------------------------

1 BR                    232             621         140,323        36.5%              $632                        $653
2 BR                    404             921         363,999        63.5%              $813                        $846
---------------------------------------------------------------------------------------------------------------------------------
Total/Wtd. Avg.         636             812         504,322       100.0%              $747                        $776
---------------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the Haverly Park Apartments Borrower's rent roll dated April 13, 2007.

(2)   Information obtained from appraisal dated April 2, 2007.

THE MARKET(1). The Haverly Park Apartments Property is located at the intersection of Haverwood Lane and Pear Ridge Drive. The Dallas apartment market has a total of 394,465 units, of which 93.1% were occupied as of January
2007.  Occupancy has increased 3.2% since the first quarter of 2005.
Historically, the property has had average occupancies of 94% in 2006, 96% in
2005, and 93% in 2004.

Rental rates in the market have remained steady over the past two years increasing from $0.84/square foot at the beginning of 2005 to $0.85/ square foot at the end of 2006. The Far North Dallas submarket has a total of 28,629 units, of which 94.1% were occupied as of January 2007. Occupancy has increased
1.5% since the first quarter of 2005. Rental rates in the submarket have increased slightly over the past two years from $0.86/ square foot at the beginning of 2005 to $0.88/SF at the end of 2006.

The population within a one and three mile radius of the subject property is
23,020 and 126,074, respectively; while the average household income is $83,390 and $97,391, respectively.  There has been rapid population growth since 2000 in both the one-mile (17.56%) and three-mile (10.69%) radius.

THE BORROWER. The borrower consists of 29 tenant-in-common borrowers (the
"Haverly Park Apartments Borrower"), each of which is a single purpose Delaware limited liability company. The Haverly Park Apartments Borrower is indirectly wholly-owned by Eliason, Inc., which, together with its affiliates, operate real estate projects in the Midwestern and Southeastern U.S.  David J. Eliason
and Brian E. Eliason are the non-recourse carve-out guarantors. In addition, with respect to the non-recourse carve-outs that relate to an individual borrower, each tenant-in-common borrower has an individual guarantor.

____________________

(1)   Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

David J. Eliason is the President and Co-Founder of Eliason, Inc. His
responsibilities include overseeing the acquisition of new properties and securing financing from multiple sources. In the past three years, David
Eliason has structured in excess of $150 million in real estate transactions and the corresponding debt financing for such transactions.

Brian E. Eliason is Chief Executive Officer and Co-Founder of Eliason, Inc. Mr.
Eliason is responsible for analyzing and structuring transactions. During Mr.
Eliason's tenure as CEO, Eliason, Inc. and its affiliates have acquired more than 750 multi-family units and 280,000 square feet of retail space.

PROPERTY MANAGEMENT. The property manager for the Haverly Park Apartments
Property is Lincoln Property Company. According to the Lincoln Property
Company, it is one of the largest diversified real estate companies in the
United States. According to Lincoln Property Company, it began by developing apartment buildings in the Dallas area and then expanded into commercial and retail projects. It owns, leases and manages approximately 250 residential communities throughout the United States. Its commercial division provides management, development and brokerage services for industrial, office, retail and mixed-use real estate.

LOCKBOX. The Haverly Park Apartments Loan documents require a soft lockbox and springing cash management. During the occurrence of a Cash Management Period, all rents are required to be swept into an account designated by the lender.
Funds in the lender controlled account are required to be allocated towards the payment of taxes and insurance, debt service, capital expenditures, borrower operating expenses, extra-ordinary expenses and, if a Cash Sweep Event then exists, funds will be distributed to the excess cash flow reserve account (as described under "Cash Flow Sweep" below). A "Cash Management Period" means any period commencing upon (a) the occurrence of any event of default; or (b) a
Cash Sweep Event. A "Cash Sweep Event" means, the aggregate debt service coverage ratio is less than 1.05x for any trailing 12 month period. A Cash
Sweep Event will terminate when the aggregate debt service coverage ratio has been at least 1.15x for at least two consecutive calendar quarters. A Cash
Management Period will terminate if (i) with respect to the matter described in clause (a) of the definition of the term Cash Management Period above, such event of default no longer exists, (ii) with respect to the matter described in clause (b) of the definition of the term Cash Management Period above, the Cash
Sweep Event has terminated, or (iii) the lender otherwise elects, in its sole discretion, to terminate the Cash Management Period.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Haverly Park Apartments Loan.

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES

TYPE:                                                INITIAL      MONTHLY
--------------------------------------------------------------------------------
Taxes                                                $234,667     $58,667
Insurance                                            $      0     $ 8,073
Capital Expenditure Reserve                          $      0(1)  $     0(1)
--------------------------------------------------------------------------------

(1)   Beginning on the payment date in July 2010 and on each payment date thereafter, the Haverly Park Apartments Borrower will be required to deposit on a monthly basis into the Capital Expenditure Reserve $10,600 which amount will increase by 2% on each anniversary of the Haverly Park
      Apartments Loan closing date occurring after July 2010. In addition, on the payment date in July 2010 the Haverly Park Apartments Borrower is required to deposit $1,687,500 less any capital expenditure outlays actually made by the Haverly Park Apartments Borrower.

The Haverly Park Apartments Borrower also deposited $1,687,500 with a deposit bank (not a lender controlled account) to be used for the capital plan described under "The Property" above.

CASH FLOW SWEEP. During a Cash Sweep Event (as defined above) any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses, extra-ordinary expenses will be swept into the excess cash collateral account and held as additional collateral until the Cash
Sweep Period is terminated.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-8
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets Inc.,
Banc of America Securities LLC and Bear, Stearns & Co. Inc. (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       76